UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☒	Definitive Proxy Statement

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☐	Soliciting Material under §240.14a-12

HEXCEL CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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2021 Notice of Annual Meeting
of Stockholders

Hexcel Corporation Two Stamford Plaza 281 Tresser Boulevard Stamford, Connecticut 06901-3238

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held on May 10, 2021

The Annual Meeting of Stockholders of Hexcel Corporation will be held on May 10, 2021 at 10:30 a.m., eastern daylight time, for the following purposes:

1.	To elect eight directors to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified;

2.	To vote on a proposal to approve, on an advisory, non-binding basis, the company’s 2020 executive compensation;

3.	To vote on a proposal to ratify the appointment of Ernst & Young LLP as the company’s independent registered public accounting firm for 2021;

4.	To approve the amendment and restatement of the Hexcel Corporation 2016 Employee Stock Purchase Plan to increase the number of shares reserved for issuance under the plan by 300,000 shares of common stock; and

5.	To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

Due to the ongoing effects of the COVID-19 pandemic, this year’s meeting will again be a “virtual meeting” of stockholders. You will be able to attend the meeting, vote, and submit your questions during the meeting via live webcast by visiting www.virtualshareholdermeeting.com/HXL2021. To participate in the annual meeting, you will need the 16-digit number that is printed in the box marked by an arrow included in the Notice of Internet Availability of Proxy Materials, the proxy card or the voting instruction card mailed to you. Online check-in will begin at 10:15 a.m., eastern daylight time. Please allow time for the online check-in procedures.

As permitted by the rules of the Securities and Exchange Commission, we are also pleased to be furnishing our proxy materials to stockholders primarily over the Internet. We believe this process expedites stockholders’ receipt of the materials, lowers the cost of our meeting, and conserves natural resources. On or about March 25, 2021, we will mail to our stockholders (other than those who previously requested electronic delivery or a printed copy of our proxy materials) a Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy materials and vote online. Such notice is not a proxy card and cannot be used to vote your shares. The notice will also include instructions on how you can receive a paper copy of the proxy materials.

The Board of Directors has fixed the close of business on March 15, 2021, as the record date for determination of the stockholders entitled to vote at the meeting or any adjournments or postponements thereof.

By order of the Board of Directors

Gail E. Lehman

Executive Vice President, General Counsel and Secretary

Dated: March 25, 2021

YOUR VOTE IS IMPORTANT. WE ENCOURAGE YOU TO VOTE BY PROXY BY CASTING YOUR VOTE THROUGH THE INTERNET, BY TELEPHONE, OR BY MAIL EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING ONLINE.

IMPORTANT NOTICE REGARDING THE
AVAILABILITY OF PROXY MATERIALS FOR THE
STOCKHOLDER MEETING TO BE HELD ON MAY 10, 2021

The proxy statement, annual report to stockholders and related materials are available at www.proxyvote.com.

This proxy statement is furnished to the holders of common stock of Hexcel Corporation (“Hexcel,” the “company,” “we,” “us” or “our”) in connection with the solicitation of proxies by Hexcel on behalf of the Board of Directors of the company (the “board of directors” or the “board”) for use at the Annual Meeting of Stockholders, or any adjournments or postponements thereof, to be held on May 10, 2021 (the “Annual Meeting”). The proxy materials, including this proxy statement, our annual report to stockholders, and form of proxy card, or the Notice of Internet Availability of Proxy Materials (the “Notice”), are first being distributed or made available to stockholders on or about March 25, 2021.

HEXCEL CORPORATION | 2021 Proxy Statement

2021 PROXY STATEMENT SUMMARY

This summary highlights selected information contained in this proxy statement. Please read the entire proxy statement carefully before voting your shares.

The Meeting

TO BE HELD ON:	May 10, 2021

TIME:	10:30 a.m., eastern daylight time

VIRTUAL ANNUAL MEETING SITE:	www.virtualshareholdermeeting.com/HXL2021

RECORD DATE:	You will be eligible to vote your shares of common stock at the Annual Meeting if you were a stockholder of record at the close of business on March 15, 2021. As of that date, 83,725,385 shares of common stock were issued and outstanding. The holders of 41,862,693 shares will constitute a quorum at the Annual Meeting.

Proposals and Board Recommendations

Proposal No.	Proposal	Board Recommendation	See Page
1	Elect eight directors	FOR all nominees	1
2	Approve, on an advisory, non-binding basis, 2020 executive compensation	FOR	62
3	Ratify the appointment of Ernst & Young LLP as the company’s independent registered public accounting firm for 2021	FOR	66
4	Approve the amendment and restatement of the 2016 Employee Stock Purchase Plan (the “Employee Stock Purchase Plan” or “ESPP”)	FOR	67

HEXCEL CORPORATION | 2021 Proxy Statement	i

2021 PROXY STATEMENT SUMMARY

2021 Director Nominee Highlights

Nick L. Stanage
Age: 62
Director Since: 2013
(Chairman, CEO and President)
Committees: None
Other Public Company Boards: 1

Jeffrey C. Campbell I
Age: 60
Director Since: 2003
(Lead Director since 2018)
Committees: Audit (Chair); NGS
Other Public Company Boards: 1

Cynthia M. Egnotovich I
Age: 63
Director Since: 2015
Committees: Audit; NGS (Chair)
Other Public Company Boards: 1

Thomas A. Gendron I
Age: 60
Director Since: 2010
Committees: C
Other Public Company Boards: 1

Dr. Jeffrey A. Graves I
Age: 59
Director Since: 2007
Committees: C; NGS
Other Public Company Boards: 1*

Guy C. Hachey I
Age: 65
Director Since: 2014
Committees: C (Chair)
Other Public Company Boards: 1

Dr. Marilyn L. Minus I
Age: 43
Director Since: 2020
Committees: NGS
Other Public Company Boards: None

Catherine A. Suever I
Age: 62
Director Since: 2018
Committees: Audit
Other Public Company Boards: None

I = Independent Director   = Gender and/or Racially/Ethnically Diverse   C = Compensation Committee   NGS = Nominating, Governance and Sustainability Committee

Age and Tenure

62.5%
(5 out of 8)
8 years or less

Average Director Age: 59

0-3 years
4-8 years
9+ years

Board Diversity

Gender and/or Racially/ Ethnically* Diverse 37.5%
Other Directors 62.5%

* One female director self-identifies as Asian (Indian)/Scottish and African (Black).

Director Independence

87.5%
(7 out of 8)

Board Skills and Experience

Senior Leadership
100%
(8 out of 8)

Public Company
87.5%
(7 out of 8)

Financial Literacy
87.5%
(7 out of 8)

Industry
75%
(6 out of 8)

Global Business
75%
(6 out of 8)

Manufacturing/ Operations
62.5%
(5 out of 8)

Strategy/ Marketing
62.5%
(5 out of 8)

Technology/ Innovation
37.5%
(3 out of 8)

Sustainability
25%
(2 out of 8)

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2021 PROXY STATEMENT SUMMARY

Corporate Governance Highlights

We believe that our corporate governance practices generally reflect best practices consistent with Hexcel’s and our stockholders’ interests. Key features of our corporate governance practices include:

Board Independence

✓ Seven of eight director nominees are independent

✓ Independent lead director empowered with broad responsibilities and governance duties

✓ CEO is the only management director

✓ All board committees are composed exclusively of independent directors

Board Practices

✓ Annual elections for all directors

✓ Majority voting policy triggering resignation in uncontested elections of directors

✓ Annual board and board committee self-evaluations, and peer review of individual directors every other year

✓ Regular review of committee chair and member rotation

✓ Mandatory retirement age of 70 for directors

✓ Regular executive sessions of board and committees without management present

✓ Director resignation policy for material changes in principal occupation

✓ Limits on director “overboarding”

Other Best Practices

✓ One class of stock with equal voting rights

✓ Comprehensive enterprise risk, succession and business strategy oversight

✓ Policies prohibiting hedging and pledging Hexcel stock by directors

✓ Robust stockholder engagement and outreach to allow for management and the board to understand and consider issues that matter most to stockholders

Stock Ownership

CEO	6X	Annual Base Salary

Executive VPs	3X	Annual Base Salary

Other Executive Officers	2X	Annual Base Salary

Other Officers	1X	Annual Base Salary

Directors	5X	Annual Cash Retainer

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2021 PROXY STATEMENT SUMMARY

Sustainability at Hexcel

At Hexcel, we strive to be an industry leader and a responsible steward of resources—both human and natural. We have embraced our corporate purpose to propel the future of flight, energy generation, transportation and recreation through excellence in advanced material solutions that create a better world for us all.

We are committed to relentlessly pursuing a safe, productive workplace while minimizing our environmental impact on the communities where we operate. By doing so, we gain the confidence and trust of our workforce, and create value for our customers and stockholders. We have also designed stewardship into our products. Our innovation helps our customers and their supply chains reduce energy use, lower lifecycle operational costs and improve lifecycle efficiency.

We continually evaluate our sustainability strategy, which encompasses our approach to environmental, social and related governance issues, against industry best practices and the needs of society to improve our performance and better serve the interests of our stakeholders. In 2019, the board added sustainability oversight to the nominating and corporate governance committee charter responsibilities and, in 2020, changed the name of the committee to the nominating, governance and sustainability committee, to highlight the increased focus by the committee on sustainability issues in the execution of its duties.

Ethical Conduct

■ Strong Ethics and Business Conduct Program guided by the Hexcel Values focused on doing the right thing and regular campaigns to promote “speaking up.”

■ Annual certification by officers, directors and salaried employees to code of conduct compliance.

■ Regular communication and training on relevant ethics and compliance topics.

Environmental

■ Robust policies and processes that incorporate the principles of ISO 14001:2015 environmental management and attained corporate-wide certification in 2019.

■ Decrease in greenhouse gas emissions by nearly 15% and municipal and hazardous waste by nearly 35% over the last five years.

■ Increase in renewable energy sourcing to approximately 25%, and nearly one-third of total waste recycled annually.

Health & Safety

■ Robust policies and processes that incorporate the principles of ISO 45001:2018 occupational health and safety standards management and attained corporate-wide certification in 2019.

■ Reduced recordable injury rate by 48% and lost-time injury rate by 52% over the last five years.

■ Why I Work Safely and Soar to Zero safety initiatives seek to reinforce a spirit of continuous improvement focused on interdependent culture, personal accountability and empowerment, and systems to ensure reliable, sustainable health and safety performance.

Diversity & Inclusion

■ Promotion of diversity and inclusion through recruiting efforts that prioritize diversity, equitable compensation policies, enabling career-development opportunities and educational workshops to promote a positive and collaborative culture.

■ Prioritized selection from a diverse pool of candidates when filling board vacancy in 2020 in response to board self-assessments that identified opportunities to enhance the skillsets and diversity of the board.

Supply Chain Management

■ Suppliers required to comply with all applicable laws and regulations, including laws related to equal opportunity and non-discrimination, and those prohibiting human trafficking and slavery.

■ Supplier code of conduct sets expectations with respect to human rights, labor conditions, workplace health and safety, environmental protection, and other ethical business practices.

Community

■ Donations through local Hexcel sites totaled more than $350,000 in 2019, and more than 1,400 hours in employee volunteer time contributed.

■ Hexcel Foundation grants of $240,000 in the aggregate from 2019-2020 focused on improving education, fighting cancer, and relieving hunger and homelessness worldwide.

■ Matching contributions program that matches employee contributions to certain charities and universities.

■ Donations of medical supplies by several sites globally to assist our communities with COVID-19 response in 2020.

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2021 PROXY STATEMENT SUMMARY

Executive Compensation Highlights

Our compensation philosophy is to deliver pay for performance that is aligned with stockholders’ interests, and we follow a number of compensation practices designed to provide a level of performance that creates sustainable value for our stockholders.

Our Compensation Best Practices

✓ 84% of target CEO pay in 2020 was variable and at risk

✓ Emphasis on performance-based compensation

✓ Non-guaranteed performance-based annual cash bonuses

✓ Challenging performance targets under annual cash bonus plan and long-term stock-based compensation

✓ Multiyear vesting periods for annual stock awards

✓ Limit on maximum incentive payouts

✓ No excise tax gross-up under severance agreements after 2013 or under our Executive Severance Policy

✓ No perquisites to newly hired or appointed executive officers

✓ No repricing of any stock options without stockholder approval

✓ Clawback policy that applies to executive officer incentive-based compensation

✓ Annual say-on-pay stockholder vote

✓ Policies prohibiting hedging and pledging Hexcel stock by executive officers and management

Our operating performance in 2020 was severely impacted by the effects of the COVID-19 pandemic, which included significant production cuts across major aircraft programs during the year that had a material adverse impact on the demand for our products from our largest customers. In response, we took immediate action to align our business with our markets and customers with three key objectives:

■	Keep our employees and their families healthy and safe;

■	Continue to support our customers and deliver on our commitments; and

■	Reduce costs and restructure the business to align with lower demand in the short term while positioning for growth and leverage in the long term.

Our compensation committee and board of directors took swift action to align 2020 executive compensation with the economic environment resulting from the COVID-19 pandemic, including:

■	Reducing the base salary of our CEO and the cash retainers of our non-employee directors by 50% for a 6-month period;

■	Reducing the salaries of our other named executive officers by 30% for a 3-month period;

■	Suspending company matching contributions to our retirement savings plans; and

■	Restructuring management to eliminate three out of eleven senior management roles.

Even though targets under our 2020 incentive plans were largely unattainable due to the impact of the COVID-19 pandemic on our results, the compensation committee did not adjust the targets for awards paid out for 2020 performance, resulting in the following payouts:

Short-Term Cash Incentive	Long-Term Equity Incentive Award
19.3% payout	0% payout
for senior management	under 2018 Performance Share Award

HEXCEL CORPORATION | 2021 Proxy Statement	v

2021 PROXY STATEMENT SUMMARY

QUESTIONS AND ANSWERS

Why is Hexcel holding the Annual Meeting virtually this year?

Due to the ongoing effects of the COVID-19 pandemic and out of an abundance of caution, we will be holding the Annual Meeting live via the Internet.

What is required in order to attend the Annual Meeting?

A summary of the information you need to attend the Annual Meeting online is provided below:

■	Any stockholder on the record date can attend the Annual Meeting via the Internet at www.virtualshareholdermeeting.com/HXL2021
■	Webcast starts at 10:30 a.m., eastern daylight time
■	Online check-in will begin at 10:15 a.m., eastern daylight time
■	Please have the 16-digit number printed in the box marked by an arrow included in the Notice, the proxy card or the voting instruction card delivered to you to access the Annual Meeting
■	Stockholders may vote and submit questions while attending the Annual Meeting on the Internet
■	If you do not have a 16-digit control number, you may still attend the Annual Meeting as a guest in listen-only mode
■	In addition, webcast replay of the Annual Meeting will be available beginning on May 11, 2021 until June 10, 2021 on the Investor Relations section of our website

What if I need technical assistance accessing or participating in the virtual Annual Meeting?

If you encounter any difficulties accessing the virtual Annual Meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual stockholder meeting log-in page. Technical support will be available starting at 10:15 a.m., eastern daylight time, on May 10, 2021.

Can I ask questions at the Annual Meeting?

If you would like to submit a question, you may do so by joining the virtual Annual Meeting at www.virtualshareholdermeeting.com/HXL2021, entering the 16-digit number printed in the box marked by an arrow included in the Notice, the proxy card or the voting instruction card delivered to you, typing your question in the “Ask a Question” box in the Annual Meeting portal, and clicking submit. You may also submit a question in advance of the Annual Meeting at www.proxyvote.com after logging in with your 16-digit control number.

We ask that you limit your remarks to a brief question that is relevant to the Annual Meeting or our business. Questions may be ruled as out of order if they are, among other things, profane, irrelevant to our business, related to pending or threatened litigation, disorderly, or repetitious of statements already made. In addition, questions may be grouped by topic by our management with a representative question read aloud and answered. Stockholders will be limited to one question each unless time otherwise permits. Questions will be addressed in the Q&A portion of the Annual Meeting, and we may also respond to questions on an individual basis or by posting answers on the Investor Relations section of our website after the Annual Meeting.

Who is entitled to vote at the Annual Meeting?

You will be eligible to vote your shares of common stock at the Annual Meeting if you were a holder of our common stock at the close of business on March 15, 2021, the record date for the Annual Meeting. Each share of common stock that you hold will entitle you to cast one vote with respect to each matter that will be voted on at the Annual Meeting.

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2021 PROXY STATEMENT SUMMARY

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

If your shares are registered directly in your name with our transfer agent, American Stock Transfer and Trust Company LLC, you are considered the stockholder of record or a “record holder” with respect to those shares, and you may vote those shares in the manner described in this proxy statement.

Most of our stockholders hold their shares as a beneficial owner through a broker, bank or other nominee rather than directly in their own name. If your shares are held through a broker, bank or other nominee, you are considered the “beneficial owner” of the shares. As the beneficial owner, you generally have the right to direct your broker, bank or other nominee on how to vote your shares. Your broker, bank or other nominee is responsible for providing you with a voting instruction form that you use to give instructions as to how your shares are to be voted.

Why did I receive a “Notice of Internet Availability of Proxy Materials” instead of a paper copy of the proxy materials?

This year, we are taking advantage of the Securities and Exchange Commission’s (the “SEC”) rules that allow us to furnish our proxy materials over the Internet instead of mailing a printed copy to each stockholder of record. If you receive the Notice by mail, you will not receive a printed copy of the proxy materials other than as described in this proxy statement. Instead, the Notice will instruct you as to how you may access and review the proxy materials. The Notice will also instruct you as to how you may submit your proxy over the Internet. If you receive a Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting proxy materials included in the Notice.

On or about March 25, 2021, we will mail the Notice to our stockholders (other than those who previously requested electronic delivery or a printed copy of our proxy materials). The proxy statement and the form of proxy relating to the Annual Meeting will be made available to our stockholders on the date that the Notice is first sent.

Using this method of delivery contributes to our sustainability efforts, expedites receipt of proxy materials by our stockholders and reduces the cost of producing and mailing the full set of proxy materials.

How do I vote?

The process for voting your shares depends on how your shares are held. Generally, as discussed above, you may hold shares as a record holder (that is, in your own name) or as a beneficial owner (that is, through a nominee, such as a broker or bank). You may also hold shares as a participant in one of our employee benefit plans.

Voting by record holders

If you are a record holder, and received your materials by mail, you may vote your shares by completing, signing, and dating the proxy card and mailing it using the enclosed return envelope.

You also may vote prior to the Annual Meeting via the Internet, in the manner described on the proxy card or the Notice, or via telephone, in the manner described on the proxy card.

Finally, you may attend the Annual Meeting (virtually) and vote online during the Annual Meeting. The Annual Meeting can be accessed by visiting www.virtualshareholdermeeting.com/HXL2021 and entering the 16-digit number that is printed in the box marked by an arrow included in the Notice, the proxy card or the voting instruction card mailed to you. Please have your 16-digit number in hand when you access the website and then follow the instructions. Online check-in will begin at 10:15 a.m., eastern daylight time. Please allow time for the online check-in procedures. Even if you plan to virtually attend the Annual Meeting, we recommend that you vote by proxy prior to the Annual Meeting so that your vote will be counted if you later decide not to attend the Annual Meeting.

Voting by beneficial holders

If you are a beneficial owner, you should receive separate instructions from your broker, bank or other nominee describing how to vote.

Voting by participants in an employee benefit plan

If you hold shares through our Employee Stock Purchase Plan or our 401(k) savings plan, you will receive a separate voting instruction form to instruct the custodian or trustee for the applicable plan as to how to vote your shares. With respect to the 401(k) savings plan, all shares of common stock for which the trustee has not received timely instructions will be voted by the trustee in the same proportion as the shares of common stock for which the trustee received timely instructions, unless inconsistent with applicable law. With respect to our Employee Stock Purchase Plan, we consider all shares of common stock for which the

HEXCEL CORPORATION | 2021 Proxy Statement	vii

2021 PROXY STATEMENT SUMMARY

custodian has not received timely instructions not present for quorum purposes, and those shares will not be voted by the custodian.

Our distribution agent, Broadridge Financial Solutions, Inc., provides proxy materials to participants in these plans on behalf of the custodian or trustee. If you are a plan participant and also a record holder, Broadridge may combine the shares registered directly in your name and the shares credited to your applicable plan account onto one proxy card. If Broadridge does not combine your shares, you will receive more than one Notice or set of proxy materials. In that case, you will need to submit a vote for each set of shares. The vote you submit via the Internet, telephone or proxy card will serve as your voting instructions to the custodian or trustee. To allow sufficient time for voting by your custodian or trustee, your voting instructions must be received by 10:30 a.m., eastern daylight time, on May 5, 2021.

What does it mean if I receive more than one Notice, proxy card or voting instruction form?

If your shares are held in more than one account, you will receive a Notice, a proxy card or a voting instruction form for each account. To ensure that all of your shares are voted, please follow the voting submission instructions you receive for each account.

How does the board of directors recommend that I vote?

The board recommends that you vote:

■	FOR the election of the eight director nominees;
■	FOR the approval, on an advisory, non-binding basis, of the company’s 2020 executive compensation;
■	FOR the ratification of Ernst & Young LLP as our independent registered public accounting firm for 2021; and
■	FOR the approval of the amendment and restatement of the Employee Stock Purchase Plan to increase the number of shares reserved for issuance under the ESPP by 300,000 shares of common stock.

What if I return my proxy card or otherwise vote, but do not vote for all of the proposals?

All properly voted shares that we receive prior to the deadlines described herein will be voted at the Annual Meeting. The persons designated on the proxy card as “proxies” (the “proxy holders”) will vote all shares covered by the proxy in accordance with your instructions. If no instructions are given, the proxy holders will vote the shares in accordance with the board’s recommendations.

If any other matter properly comes before the Annual Meeting, the proxy holders will vote the shares in their discretion. If any director nominee becomes unavailable for election for any reason prior to the vote at the Annual Meeting, the board may reduce the number of directors to be elected or substitute another person as nominee, in which case the proxy holders will vote for the substitute nominee.

What is a broker “non-vote”?

A broker non-vote occurs when a broker holding shares for a beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting power with respect to that proposal and has not received voting instructions from the beneficial owner. Under New York Stock Exchange (“NYSE”) rules, brokers are not permitted to vote on the election of directors, the advisory vote on the compensation of our named executive officers, or the proposed amendment and restatement of our ESPP; therefore, if your shares are held by a broker, you must provide voting instructions if you want your broker to vote on these matters.

viii	HEXCEL CORPORATION | 2021 Proxy Statement

2021 PROXY STATEMENT SUMMARY

How do I revoke a proxy?

If you are a record holder and have provided a proxy, you may revoke it at any time prior to the Annual Meeting by:

■	giving written notice of revocation to our Corporate Secretary at Hexcel Corporation, Attention: Corporate Secretary, Two Stamford Plaza, 281 Tresser Boulevard, Stamford, Connecticut 06901, or by email to CorporateSecretary@hexcel.com, with a later date than the date of any proxy you previously provided, so long as the revocation is received by our Corporate Secretary prior to the Annual Meeting;
■	submitting a new, properly completed, subsequently dated proxy (whether by proxy card, online, or telephone), so long as it is received prior to the applicable voting deadline described in the Notice or proxy card; or
■	joining the Annual Meeting and voting online during the meeting.

If you are a beneficial owner, you should contact your broker, bank, or other nominee for instructions on how to revoke your proxy or change your vote. If you are an employee stockholder who holds shares through one of our benefit plans, you should contact the trustee or custodian for instructions on how to revoke your proxy or change your vote.

What are the quorum and vote requirements?

A quorum of stockholders is necessary to hold a valid Annual Meeting. A quorum will exist if a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting are present at the virtual annual meeting online or represented by proxy at the Annual Meeting. As of the record date, March 15, 2021, 83,725,385 shares of common stock were issued and outstanding. The holders of 41,862,693 shares will constitute a quorum at the Annual Meeting.

The following table indicates the vote required for approval of each matter to be presented to the stockholders at the Annual Meeting and the effect of abstentions and broker non-votes.

	Required Vote	Effect of Abstentions and Broker Non-Votes
Proposal 1 — Elect eight directors	Number of votes cast “for” the nominee must exceed the number of votes cast against” that nominee.	Abstentions and broker non-votes will have no effect on the voting for this matter.
Proposal 2 — Approve, on an advisory, non-binding basis, 2020 executive compensation	Affirmative vote of a majority of the shares of common stock present in person (virtually) or represented by proxy and entitled to vote.	Abstentions will have the effect of a vote “against.” Broker non-votes will have no effect on the voting for this matter.
Proposal 3 — Ratify the appointment of Ernst & Young LLP as the company’s independent registered public accounting firm for 2021	Affirmative vote of a majority of the shares of common stock present in person (virtually) or represented by proxy and entitled to vote.	Abstentions will have the effect of a vote “against.” There should be no broker non-votes because brokers are permitted to vote on this proposal, even if they have not received voting instructions from the beneficial owners.
Proposal 4 — Approve the amendment and restatement of the ESPP to increase the number of shares reserved for issuance under the ESPP by 300,000 shares of common stock	Affirmative vote of a majority of the shares of common stock present in person (virtually) or represented by proxy and entitled to vote.	Abstentions will have the effect of a vote “against.” Broker non-votes will have no effect on the voting for this matter.

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2021 PROXY STATEMENT SUMMARY

How may the company solicit my proxy?

We will pay all costs of preparing, assembling, printing and distributing the proxy materials. We have retained MacKenzie Partners, Inc., to assist in soliciting proxies for a fee of approximately $12,000, plus reasonable out-of-pocket expenses. Our employees may solicit proxies on behalf of our board through the mail, in person, by telephone or by other forms of electronic communication, without additional compensation. We will reimburse brokers, banks and other nominees who hold shares of common stock in their names for the expenses of furnishing proxy materials to beneficial owners of the shares.

How will the votes at the Annual Meeting be tabulated?

At the Annual Meeting, Broadridge will tabulate all votes cast online during the Annual Meeting or by proxy. Its officers or employees will serve as inspectors of election.

Where will I find the voting results on the proposals presented at the Annual Meeting?

We intend to announce the preliminary voting results at the Annual Meeting. We will publish the final voting results in a Current Report on Form 8-K that we will file with the SEC, within four business days following the Annual Meeting.

How may I obtain a copy of the Annual Report and proxy materials?

We will provide by mail or by email, without charge, a copy of our Annual Report on Form 10-K for the year ended December 31, 2020 (not including exhibits and documents incorporated by reference), this proxy statement, and the Annual Report and proxy materials for future Annual Meetings (once available) at your request. Please direct all requests to Hexcel Corporation, Attention: Vice President, Investor Relations, Two Stamford Plaza, 281 Tresser Boulevard, Stamford, Connecticut 06901, or by email to InvestorRelations@hexcel.com. These materials also are available, free of charge, on our website at www.hexcel.com. Requests for materials relating to the Annual Meeting must be made by April 26, 2021 to facilitate timely delivery.

Several stockholders live at my address. Why did we receive only one copy of the Notice or one set of proxy materials?

We typically deliver only one copy of the Notice or one set of the proxy materials to multiple stockholders at the same address, unless we have received contrary instructions from one or more of the stockholders. We will, upon written or oral request, promptly deliver a separate copy of the Notice or proxy materials to a stockholder at a shared address to which a single copy was delivered. Record holders who wish to receive a separate copy of the Notice or proxy materials in the future, or record holders sharing an address who wish to receive a single copy of the Notice or proxy materials in the future, should notify our company’s Corporate Secretary at Hexcel Corporation, Attention: Corporate Secretary, Two Stamford Plaza, 281 Tresser Boulevard, Stamford, Connecticut 06901, by email to CorporateSecretary@hexcel.com, or by telephone at (203) 969-0666. Beneficial owners who have the same address and wish to receive a separate copy of the Notice or proxy materials in the future should contact their broker, bank, or other nominee.

x	HEXCEL CORPORATION | 2021 Proxy Statement

PROPOSAL 1–ELECTION OF DIRECTORS

At the Annual Meeting, eight directors will be elected to hold office until the 2022 Annual Meeting of Stockholders and until their successors are duly elected and qualified. All nominees identified in this proxy statement for election to the board are currently serving as directors of the company.

Majority Voting Standard for Election of Directors

Our Bylaws provide for a majority voting standard for the election of directors in uncontested elections. Under this standard, which will apply to the election of directors at the Annual Meeting, a director nominee will be elected only if the number of votes cast “for” that nominee exceeds the number of votes cast “against” that nominee. Broker non-votes and abstentions will have no effect on the outcome of the vote. If a nominee who currently is serving as a director is not elected or reelected, Delaware law provides that the director will continue to serve on the board. However, each incumbent director nominee standing for election or reelection must submit an irrevocable resignation in advance of the stockholder vote regarding the election of directors. The resignation is contingent upon both the director not receiving the required vote for election or reelection and the board’s acceptance of the resignation, which the board, in its discretion and in accordance with the procedures described below, may reject if it deems such rejection to be in the best interests of the company.

Prior to the board’s determination to accept or reject the resignation, the nominating, governance and sustainability committee, composed entirely of independent directors, will make a recommendation to the board with respect to the tendered resignation. The board must take action on the committee’s recommendation within 90 days following the meeting at which the election of directors occurred. An incumbent director whose resignation is the subject of the board’s determination is not permitted to participate in the deliberations or votes of the committee or the board regarding the acceptance of the resignation.

In the case of contested elections (a situation in which the number of nominees exceeds the number of directors to be elected, which is not the case with respect to the election of directors at the Annual Meeting), a plurality voting standard will apply, and the directors with the highest number of “for” votes will be elected.

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PROPOSAL 1—Election of Directors

Information Regarding the Directors

All of our current directors have been nominated for election or reelection to the board. The nominating, governance and sustainability committee considered, among other factors, the following attributes in connection with its determination that our current directors should continue to serve on our board: experience in senior leadership at a large-scale or global operation; familiarity with public company governance; proficiency in financial statements and financial reporting processes; industry expertise and professional relationships; the ability to utilize past experience in manufacturing/operations, financing and mergers and acquisitions, marketing, technology, investor relations, sustainability, risk management and compliance, and other areas to address issues we face on a recurring basis; collegiality and the ability to work together as a group; outstanding integrity and business judgment; and the ability to ask probing questions during board discussions and to carefully scrutinize significant business and other proposals suggested by management. More specifically, for each nominee, the committee considered the key attributes, experience and skills, which we refer to as the “core competencies,” listed below in each director’s biography. The following chart summarizes the core competencies that the board considers valuable to ensure effective oversight of the company and illustrates how the current directors collectively represent these core competencies. These indicators are intended to be a high-level summary of what the board views as the core competencies and are not a comprehensive list of each director’s skills or contributions to the board:

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PROPOSAL 1—Election of Directors

NICK L. STANAGE
Chairman, Chief Executive Officer and President Hexcel Corporation Age: 62 Director Since: 2013

Core Competencies:

■	Extensive experience with management, strategy, financial and operational requirements of a global manufacturing company
■	Substantial knowledge of the company’s industry, technologies, customers and product base
■	In-depth understanding of the company’s operations, growth opportunities and challenges

Career Highlights:

■	Chairman (since January 2014), Chief Executive Officer (since August 2013) and President (since November 2009) of the company; previously its Chief Operating Officer (May 2012-August 2013)
■	Former President of the Heavy Vehicle Products group at Dana Holding Corporation (2005-2009)
■	Prior leadership roles of increasing significance at Honeywell Inc. (formerly Allied Signal) (1986-2005), including Vice President Integrated Supply Chain and Technology for the Consumer Products Group and Vice President and General Manager of the Aerospace Group’s Engine Systems and Accessories Division

Other Current Public Company Directorships:

■	TriMas Corporation, since November 2013 (compensation and corporate governance and nominating committees)

JEFFREY C. CAMPBELL

Executive Vice President and Chief Financial Officer

American Express Company

Age: 60

Director Since: 2003 (Lead Director since 2018)

Committees: Audit (Chair); Nominating, Governance and Sustainability

Core Competencies:

■	Extensive finance and accounting experience; SEC “audit committee financial expert”
■	Significant experience in compliance, risk management, financing, systems solutions, investor relations, and sustainability strategy
■	Senior leadership and management positions in the commercial aviation industry
■	In-depth knowledge of the company’s operations, customers and product base

Career Highlights:

■	Executive Vice President and Chief Financial Officer of the American Express Company, a global services company (since August 2013)
■	Former Executive Vice President and Chief Financial Officer of McKesson Corporation (2004-2013)
■	Positions of increasing significance at American Airlines (1990-2003), including Senior Vice President and Chief Financial Officer of AMR Corp., the parent company of American Airlines, and Vice President at American Airlines

Other Current Public Company Directorships:

■	Aon plc, since March 2018 (audit committee and organization and compensation committee)

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PROPOSAL 1—Election of Directors

CYNTHIA M. EGNOTOVICH
Retired President, Aerospace Systems Customer Service United Technologies Corporation Age: 63 Director Since: 2015 Committees: Audit; Nominating, Governance and Sustainability (Chair)

Core Competencies:

■	Extensive senior leadership and management experience in the aerospace industry
■	Significant experience overseeing and assessing the performance of companies, as well as their accountants
■	In-depth global manufacturing and public company governance experience

Career Highlights:

■	Former President, Aerospace Systems Customer Service of United Technologies Corporation (July 2012-November 2013)
■	Prior leadership roles of increasing significance at Goodrich Corporation (1986-2012, when acquired by United Technologies Corporation), including Segment President, Nacelles and Interior Systems, Segment President of Engine Systems, Segment President of Electronic Systems and Segment President of Engine & Safety Systems

Other Current Public Company Directorships:

■	Welbilt, Inc., since February 2016 (chairperson and governance committee chair)

Former Public Company Directorships:

■	The Manitowoc Company (2008-2016)

THOMAS A. GENDRON
Chairman, Chief Executive Officer and President Woodward, Inc. Age: 60 Director Since: 2010 Committees: Compensation

Core Competencies:

■	Extensive manufacturing, operations, strategy and marketing experience in the aerospace and industrial industries
■	Significant knowledge and experience in executive leadership, and operational and management issues relevant to global manufacturing environments
■	In-depth experience overseeing executive compensation

Career Highlights:

■	Chairman (since January 2008) and Chief Executive Officer and President of Woodward, Inc. (“Woodward”), a designer, manufacturer and service provider of energy control and optimization solutions used in global infrastructure equipment, serving the aerospace, power generation and distribution and transportation markets (since July 2005)
■	Prior leadership roles of increasing significance at Woodward, including Chief Operating Officer and President (2002-2005), Vice President and General Manager of Industrial Controls (2001-2002), Vice President of Industrial Controls (2000-2001), and Director of Global Marketing and Industrial Controls’ Business Development (1999-2000)

Other Current Public Company Directorships:

■	Woodward, since January 2005 (Chairman)

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PROPOSAL 1—Election of Directors

DR. JEFFREY A. GRAVES
Chief Executive Officer and President 3D Systems Corporation Age: 59 Director Since: 2007 Committees: Compensation; Nominating, Governance and Sustainability

Core Competencies:

■	Extensive experience in executive and management roles with companies heavily engaged in manufacturing and research and development
■	Significant experience in energy storage facilities and international market development
■	Ph.D. in Materials Science, with expertise in aerospace airframes, propulsion systems and energy fields
■	In-depth knowledge of the company’s product base and research and technology strategy

Career Highlights:

■	Chief Executive Officer, President (since May 2020) and a director of 3D Systems Corporation, an additive manufacturing solutions partner (since June 2020)
■	Former Chief Executive Officer, President and a director of MTS Systems Corporation, a leading global supplier of test systems and sensors (May 2012-May 2020)
■	Former President, Chief Executive Officer and director of C&D Technologies, Inc. (2005-2012)
■	Prior leadership roles of increasing significance at Kemet Corporation (2001-2005)
■	Variety of management and research and technology positions at the General Electric Company (1994-2001)

Other Current Public Company Directorships:

■	3D Systems Corporation, since June 2020

Former Public Company Directorships:

■	FARO Technologies, Inc. (2017-May 28, 2021)*
■	Teleflex Incorporated (2007-2017)
■	C&D Technologies, Inc. (2005-2012)

*	In nominating Dr. Graves for reelection at the Annual Meeting, the nominating, governance and sustainability committee considered his commitment to reduce his number of public company boards by not standing for reelection when his term with the FARO Technologies, Inc. board of directors ends on May 28, 2021. Once Dr. Graves departs from the FARO Technologies, Inc. board in May 2021, he will be on one public company board besides Hexcel.

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PROPOSAL 1—Election of Directors

GUY C. HACHEY
Retired President and Chief Operating Officer Bombardier Aerospace, Inc. Age: 65 Director Since: 2014 Committees: Compensation (Chair)

Core Competencies:

■	Extensive manufacturing, operations, strategy and marketing experience in the aerospace and automotive industries
■	Significant knowledge and experience in executive leadership, and operational and management issues relevant to global manufacturing environments
■	In-depth experience overseeing executive compensation

Career Highlights:

■	Former President and Chief Operating Officer of Bombardier Aerospace, Inc. (May 2008-July 2014)
■	Prior leadership roles of increasing significance at Delphi Corporation, including Vice President, Delphi Corporation and President, Delphi Europe, Middle East and Africa, and Executive Champion for Delphi’s global manufacturing operations
■	Variety of manufacturing and engineering leadership positions at General Motors Corporation

Other Current Public Company Directorships:

■	Meggitt plc, since January 2019 (audit, remuneration and nominations committees)

DR. MARILYN L. MINUS
Chair of the Department of Mechanical and Industrial Engineering Northeastern University Age: 43 Director Since: 2020 Committees: Nominating, Governance and Sustainability

Core Competencies:

■	Extensive senior leadership experience in higher education
■	Ph.D. in Polymer, Textile and Fiber Engineering, with expertise in sustainability, including the production of energy-efficient lightweight polymer-matrix nano-composite materials
■	Substantial experience developing initiatives and programs that enhance cultural, racial, and socioeconomic diversity in engineering

Career Highlights:

■	Professor (since July 2018) and Chair (since May 2020) of the Department of Mechanical and Industrial Engineering at Northeastern University
■	Director of the Macromolecular Innovation in Nano-materials Utilizing Systems Laboratory (since January 2010)
■	Prior roles of increasing significance at Northeastern University, including Assistant Professor (2010-2015), Associate Professor (July 2015-July 2018), and the Associate Chair for Graduate and Research Affairs, Department of Mechanical and Industrial Engineering (July 2018-April 2020)
■	Member of the American Society for Mechanical Engineers, American Chemical Society, Materials Research Society, Institute of Industrial and Systems Engineers, and Society for the Advancement of Material and Process Engineering

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PROPOSAL 1—Election of Directors

CATHERINE A. SUEVER
Retired Executive Vice President – Finance and Administration and Chief Financial Officer Parker Hannifin Corporation Age: 62 Director Since: 2018 Committees: Audit

Core Competencies:

■	Extensive experience in finance and accounting; SEC “audit committee financial expert”
■	Significant experience in compliance, risk management, financing, systems solutions and investor relations
■	Senior leadership and management role in industrial industry

Career Highlights:

■	Former Executive Vice President—Finance and Administration and Chief Financial Officer of Parker Hannifin Corporation, a leading worldwide manufacturer of motion and control technologies and systems (April 2017-December 2020)
■	Prior leadership roles of increasing significance at Parker Hannifin Corporation, including Vice President and Corporate Controller (2010-2017), Vice President and Controller, Climate & Industrial Controls Group (2008-2010), Assistant Treasurer (2007-2008), Director, Finance and Investor Relations Support (2006-2007), Manager of External Reporting and a Division Controller and Business Unit Manager for the Gas Turbine Fuel Systems Division
■	Member of the American Institute of Certified Public Accountants

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR.

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PROPOSAL 1—Election of Directors

Independence of Directors

Our board has affirmatively determined that each current member of our board of directors, as well as Lynn Brubaker and Joel S. Beckman, who each served on our board during the year ended December 31, 2020, is or was independent within the meaning of the listing standards of the NYSE, other than Mr. Stanage, our Chairman of the Board, Chief Executive Officer and President. In addition, the board has determined that the members of the audit committee, compensation committee and nominating, governance and sustainability committee are, and were during the year ended December 31, 2020, independent within the meaning of the NYSE listing standards, and that members of the audit and compensation committees currently meet and, during the year ended December 31, 2020, met, the additional independence requirements of the NYSE applicable to audit committee and compensation committee members. In making its independence determinations, the board considered the following: Dr. Graves is a non-employee director of a company that is our supplier; Mr. Campbell is a non-employee director of a company that provides consulting services to us; and Mr. Hachey is a non-employee director of a company that is both a customer and a supplier of ours. After considering, among other things, purchases by each company that is a customer as a percentage of our total sales, our purchases of goods or services from each company that is a supplier or service provider as a percentage of such company’s total sales (or projected sales for 2020), and that Dr. Graves, Mr. Campbell and Mr. Hachey were not employed by the companies referenced above, the board concluded that our relationships with these companies do not impair Dr. Graves’, Mr. Campbell’s or Mr. Hachey’s independence. In making the independence determination with respect to Dr. Graves and Ms. Suever, the board considered that they were, during the year ended December 31, 2020, executive officers of companies that are either a supplier or a customer of Hexcel. After considering, among other things, the de minimis amount of the transactions with these companies, the board concluded that our relationships with these companies do not impair Dr. Graves’ or Ms. Suever’s independence.

On January 12, 2020, we announced that we had entered into an agreement and plan of merger (the “Merger Agreement”) with Woodward and Genesis Merger Sub, Inc., a wholly owned subsidiary of Woodward (“Merger Sub”), which provided that, upon the terms and subject to the conditions set forth therein, Merger Sub would merge with and into Hexcel, with Hexcel surviving the merger as a wholly owned subsidiary of Woodward (the “Merger”). Mr. Gendron, the Chairman of the Board, Chief Executive Officer and President of Woodward, is a member of our board of directors. In February 2020, during our annual review of the independence of our directors, the board determined that the execution of the Merger Agreement created a material relationship between Mr. Gendron and the company, and that Mr. Gendron could not be considered independent while the Merger was pending. As a result, Mr. Gendron was removed from the compensation committee. On April 5, 2020, Hexcel and Woodward entered into an agreement to terminate the Merger Agreement (the “Termination Agreement”). In light of the termination of the Merger, and the limited continuing obligations between Hexcel and Woodward, on April 16, 2020, the board determined that Mr. Gendron met the independence requirements of the NYSE listing standards, and Mr. Gendron was reappointed to the compensation committee of the board upon his reelection at the 2020 Annual Meeting of Stockholders. In February 2021, during its annual review of the independence of our directors, the board considered amounts paid by the company to Woodward in 2020 to cover the company’s share of terminated Merger expenses, and determined that such payments did not impair Mr. Gendron’s independence.

Board Service

Director Tenure

The company has a majority voting standard for the election of directors, as described above under “Majority Voting Standard for Election of Directors.”

Our corporate governance guidelines also provide that the nominating, governance and sustainability committee is required to consider the previously tendered resignation of any non-employee director who retires, changes his or her employer or experiences a significant reduction in his or her professional or employment responsibilities, and recommend to the board whether to accept such resignation. During 2020, upon the recommendation of the nominating, governance and sustainability committee, and after considering factors relevant to their continued service on the board, the board rejected each of Dr. Graves’ and Ms. Suever’s previously tendered resignation pursuant to this policy.

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PROPOSAL 1—Election of Directors

Our corporate governance guidelines also require employee directors to resign from the board at the time when they are no longer employed by the company. In addition, it is the general policy of the company that no director having attained the age of 70 years shall be nominated for reelection or reappointment to the board.

Director Overboarding Policy

Pursuant to our corporate governance guidelines, directors may not serve on a total of more than four public company boards, and no director who serves as chief executive officer of a public company may serve on a total of more than three public company boards (including the board of the company of which such director is the chief executive officer). All of our current directors comply with our overboarding policy. However, we are aware that some of our stockholders have their own board membership policies that are more restrictive than our policy. When a director joins our board and during the peer evaluation process, which last took place in 2019 and will take place again in 2021, we ensure that each director has sufficient time to be a productive member of our board and has exhibited as much through his or her contributions to board discussions and decision-making. Our board believes that the above policy strikes the right balance by allowing for the experience gained through membership on other boards and the time commitment needed for engaged board service.

Meetings and Standing Committees of the Board of Directors

General

During 2020, there were 20 meetings of the board, and 16 meetings in the aggregate of the three standing committees of the board. Each of the incumbent directors attended or participated in at least 75% of the aggregate number of board meetings and applicable committee meetings held during 2020, except for Mr. Gendron and Ms. Suever who, due to each of their recusals in connection with the potential Merger, attended 54% and 56% of the aggregate board meetings and applicable committee meetings, respectively, but attended all of the board and committee meetings for which he or she was not recused. A director is expected to regularly attend and participate in meetings of the board and of committees on which the director serves, and to attend the annual meeting of stockholders, pursuant to the company’s corporate governance guidelines. Each of the then-serving directors virtually attended the last annual meeting of stockholders.

During 2020, the board had the following standing committees: audit committee; compensation committee; and nominating, governance and sustainability committee. The board may establish other special or standing committees from time to time. Members of committees serve at the discretion of the board. Each of the three standing committees operates under a charter which is reviewed at least annually by the relevant committee and approved by the board. The charter for each committee requires that all members be independent, as required by NYSE listing standards. Our board has also adopted corporate governance guidelines. All committee charters and the corporate governance guidelines are available through the Investor Relations section of our website, www.hexcel.com, under “Governance.” You may obtain a copy of any of these documents, free of charge, by directing your request to Hexcel Corporation, Attention: Vice President, Investor Relations, Two Stamford Plaza, 281 Tresser Boulevard, Stamford, Connecticut 06901, or by email to InvestorRelations@Hexcel.com.

HEXCEL CORPORATION | 2021 Proxy Statement	9

PROPOSAL 1—Election of Directors

The following table provides information regarding the current membership of each standing board committee and the number of meetings held during fiscal year 2020:

Name	Audit(1)	Compensation(2)	Nominating, Governance and Sustainability(3)(4)
Jeffrey C. Campbell	Chair		■
Cynthia M. Egnotovich	■		Chair
Thomas A. Gendron		■
Dr. Jeffrey A. Graves		■	■
Guy C. Hachey		Chair
Dr. Marilyn L. Minus			■
Catherine A. Suever	■
Number of Meetings	8	5	3
Actions by Written Consent	—	1	—
(1)	Ms. Brubaker served on the audit committee until her term on the board ended, effective June 1, 2020.
(2)	Mr. Gendron was appointed to the compensation committee effective June 1, 2020.
(3)	Ms. Brubaker served as chair of the nominating and corporate governance committee until her term on the board ended, effective June 1, 2020. Mr. Beckman served on the nominating, governance and sustainability committee during 2020, until his retirement from the board effective January 1, 2021. Ms. Egnotovich was appointed as chair, and Dr. Graves was appointed as a member, of the nominating, governance and sustainability committee effective June 1, 2020. Dr. Minus was appointed to the nominating, governance and sustainability committee upon her appointment to the board, effective December 3, 2020.
(4)	This committee was previously named the nominating and corporate governance committee. The committee was renamed effective December 3, 2020 to recognize its increased focus related to oversight of the company’s sustainability strategy.

Audit Committee

The audit committee assists the board in its oversight of the integrity of our financial statements, our compliance with legal and regulatory requirements, our independent registered public accounting firm’s qualifications, independence and performance, and our internal audit function. Additional information regarding the audit committee, including additional detail about the functions performed by the audit committee, is set forth in the Audit Committee Report included on page 65 of this proxy statement.

All members of our audit committee meet the financial literacy requirements of the NYSE. In addition, our board has determined that Jeffrey C. Campbell and Catherine A. Suever are each an “audit committee financial expert” under SEC rules.

The audit committee has adopted procedures for the receipt, retention and handling of complaints regarding accounting, internal controls and auditing matters by employees, stockholders or other persons. Any person with such a complaint should report it to the board as set forth under “Contacting the Board” on page 15. The audit committee has also adopted procedures for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

Nominating, Governance and Sustainability Committee

The nominating, governance and sustainability committee of the board identifies and recommends to the board individuals qualified to serve as directors and on committees of the board; advises the board with respect to board and committee procedures; develops and recommends to the board, and reviews periodically, our corporate governance principles; oversees the evaluation of the board, the committees of the board and management; and assists the board in fulfilling its oversight responsibilities relating to the company’s sustainability strategy.

The nominating, governance and sustainability committee evaluates the board’s and each committee’s performance at least annually. In addition, the nominating, governance and sustainability committee, in collaboration with the lead director, conducts a peer review of individual directors every other year. The board evaluation process is more fully described on page 13 below.

The nominating, governance and sustainability committee also reviews, at least on an annual basis, and reports to the board regarding trends and changes with respect to corporate governance law, regulation, and practice and with respect to the company’s sustainability initiatives and policies relating to environmental stewardship, corporate social responsibility and corporate culture. The committee also considers any other corporate governance and

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PROPOSAL 1—Election of Directors

sustainability issues that arise from time to time and develops related recommendations for the board to consider. Effective December 3, 2020, in recognition of the increased focus of the committee related to oversight of the company’s sustainability strategy, the board of directors updated the committee’s name from the nominating and corporate governance committee, to the nominating, governance and sustainability committee.

Director Candidate Process

Under the charter of the nominating, governance and sustainability committee and our corporate governance guidelines, the nominating, governance and sustainability committee is responsible for assessing the appropriate balance of criteria required of board members and, in considering potential director candidates, will consider, among other things, the background and qualifications of the potential director candidate, including knowledge, experience, diversity (such as race, gender and national origin), personal and professional integrity, business judgment, time availability in light of other commitments, potential conflicts of interest and such other factors that the nominating, governance and sustainability committee considers appropriate in the context of the needs or stated requirements of the board. The nominating, governance and sustainability committee has independent authority to select and retain a search firm to assist it in identifying qualified candidates for board membership and has the sole authority to approve the search firm’s fees and terms of engagement. The committee engaged an external search firm to identify candidates for appointment to the board of directors in 2020. The search firm identified multiple candidates for consideration, including Dr. Minus, who was appointed to the board in December 2020 upon the recommendation of the nominating, governance and sustainability committee, based on its evaluation of Dr. Minus (including, without limitation, through her interviews with directors, completion of a questionnaire and related procedures).

While we do not have a formal policy with regard to consideration of diversity in identifying director nominees, both the charter of the nominating, governance and sustainability committee and our corporate governance guidelines list diversity (such as race, gender and national origin) as one of many attributes and criteria that the committee will consider when identifying and recruiting candidates to fill positions on the board. The committee considers a broad range of diversity, including diversity with respect to experience, skill set, areas of expertise and professional background, in addition to race, gender and national origin. Based on board self-assessments that identified opportunities to enhance the skillsets and diversity of the board, the committee explicitly requested that the external search firm engaged to identify candidates for appointment to the board of directors in 2020 include racially and ethnically diverse candidates in the slate for consideration.

The nominating, governance and sustainability committee will consider director candidates recommended by stockholders, as well as by other sources, including our non-management directors, our chief executive officer, and other executive officers. In considering candidates submitted by stockholders, the committee will take into consideration the needs of the board and the qualifications of the candidate, according to the criteria set forth above. To have a candidate considered by the committee, a stockholder must submit the recommendation in writing to the Corporate Secretary at the address listed below under “Contacting the Board” so that it is received at least 120 days prior to the anniversary date of our prior year’s annual meeting of stockholders. The stockholder must supply the following with his or her recommendation, as well as certain other information, as described in our Bylaws:

■	The name and record address of the stockholder and evidence of the stockholder’s ownership of Hexcel stock; and

■	The name, age, business address and residence address of the candidate, a listing of the candidate’s qualifications to be a director, and the candidate’s consent to be named as a director if selected by the committee and nominated by the board.

In connection with its evaluation, the nominating, governance and sustainability committee may request additional information from the candidate or the recommending stockholder. The committee’s evaluation process does not vary based on whether or not a candidate is recommended by a stockholder.

Compensation Committee

The compensation committee articulates our compensation policy and principles, reviews and approves our compensation programs, including director compensation, and oversees our benefit plans. In this regard, the compensation committee oversees the administration of our incentive plans and may make grants, for example, of non-qualified stock options (“NQOs”), restricted stock units (“RSUs”) and performance-based share awards

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PROPOSAL 1—Election of Directors

(“PSAs”) to executive officers, other key employees, directors and consultants; any such grants to Mr. Stanage are subject to board approval by our independent directors. The compensation committee may delegate its authority to a subcommittee of its members.

Additional information regarding the compensation committee, including additional detail about the policies and principles regarding our compensation program, and information concerning the compensation consultant retained by the compensation committee (including a description of services provided by the consultant), is set forth under “Compensation Discussion and Analysis” beginning on page 22 of this proxy statement.

Board Leadership Structure

As stated in our corporate governance guidelines, we do not require separation of the offices of the Chairman of the Board and Chief Executive Officer. The board believes that it is appropriate for Mr. Stanage to hold both offices because the combined role enables decisive leadership and clear accountability and enhances our ability to communicate our strategy clearly and consistently to stockholders and other key constituencies, such as our employees and key customers and suppliers. We also believe our board structure and board and committee oversight function to facilitate our maintenance of a high standard of corporate governance and effective accountability of the CEO to the board, including the following:

■	Each of the other directors on the board is independent;

■	The board has named a highly qualified lead director, whose responsibilities are described below;

■	Mr. Stanage’s performance and compensation is reviewed, and his compensation is recommended, by the compensation committee, subject to approval by the independent directors as a group;

■	The independent directors meet regularly in executive sessions without management; and

■	The board regularly reviews performance, management development and succession plans for executive positions.

Our Bylaws dictate that if the Chairman of the Board is not independent, as is the case with Mr. Stanage, then the independent directors are required to designate an independent board member to serve as lead director. The independent directors have designated Mr. Campbell to serve as lead director. In addition to his authority to call a meeting of the independent directors, Mr. Campbell has the responsibilities listed below:

■	Oversees the flow of information to the board;

■	Determines the annual master agenda for board meetings with input from management and other directors;

■	Collaborates with the CEO to set meeting agendas and ensure that information and materials that are important to the board’s understanding of agenda items are sufficient in scope;

■	Oversees the board’s performance evaluations of the CEO and provides feedback directly to the CEO;

■	Collaborates with the nominating, governance and sustainability committee to conduct peer reviews of individual directors as part of the board’s evaluation process;

■	Chairs executive sessions of the board and meets with the CEO to discuss matters of board concern; and

■	Collaborates with the nominating, governance and sustainability committee in monitoring the composition and structure of the board.

Under our corporate governance guidelines, the independent directors are required to meet in executive session, without management, at each regularly scheduled, in-person board meeting, but no less than two times a year.

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PROPOSAL 1—Election of Directors

Board Evaluation Process

Board and committee evaluations play a critical role in ensuring the effective functioning of the board of directors. Our corporate governance guidelines assign responsibility for overseeing the annual board and committee evaluation process to the nominating, governance and sustainability committee. The evaluation process is adopted by the board upon recommendation of the nominating, governance and sustainability committee. The current board and committee evaluation process involves two steps. First, every year each director completes a questionnaire evaluating the board of directors as a whole and each standing committee of the board on which he or she serves, including feedback on board and committee effectiveness, size, composition and frequency of meetings, director access to management and the sufficiency and timeliness of information and materials provided by management, and the sufficiency of processes for risk oversight, as well as the overall mix of director skills, experience and backgrounds. The results of the survey are aggregated, summarized by the General Counsel, and presented to the nominating, governance and sustainability committee, which then provides a report, with recommendations of governance changes, if any, to the board and each committee. Second, every other year, a peer review is conducted, to provide feedback on the experience, background, skills, overall commitment and contribution to the effectiveness of the board of each director, with the last peer review being conducted in 2019 and the next one scheduled for later this year. The lead director interviews each of the other directors to obtain an evaluation of all of the other directors, except the lead director. The chair of the nominating, governance and sustainability committee conducts a similar interview of each other director evaluating the lead director. Each director then receives feedback from the lead director, and the lead director receives feedback from the chair of the nominating, governance and sustainability committee; the evaluations by each director remain anonymous to the extent reasonable. If the lead director or the chair of the nominating, governance and sustainability committee believes that significant issues arise from the peer evaluations, he or she presents those concerns to the board.

Risk Oversight

The board is actively involved in overseeing our risk management. The board, and each committee, regularly consider potential risks. In addition, we have an active enterprise risk management program, which is designed to measure, manage and aggregate risks on an enterprise-wide basis, and provide a systematic approach to risk assessment and mitigation. Under the enterprise risk management program, management identifies various risks facing the company and assesses such risks, taking into account the likelihood of occurrence and potential impact. Management is responsible for developing an action plan to eliminate, mitigate or monitor such risks. Management makes regular presentations to the board, no fewer than two times per year (and more frequently if circumstances warrant), regarding material risks facing the company, including internal risks related to our operations, strategy, financial condition, and employees, and external risks related to our markets, geographic locations, cybersecurity, regulatory environment, sustainability and macroeconomic outlook. At these meetings, the board discusses and reviews these risks, helps management define key risk and business continuity indicators, and determines what, if any, additional actions should be taken to mitigate these risks. With respect to cybersecurity, the board also devotes time on its agenda at least once per year for a report from and discussion with the company’s Chief Information Officer, who oversees the identification of cybersecurity risks and the measures implemented to mitigate such risks. Additionally, during the first two quarters of 2020, the board met frequently to consider and discuss updates on the company’s management of the impact of the COVID-19 pandemic, including with regard to the company’s operations, financial position and liquidity, communications strategy, personnel management and government affairs engagement, among other items. The board continues to receive updates at regularly scheduled meetings on the continued impact of the COVID-19 pandemic and the company’s ongoing response. Each board committee is also responsible for overseeing specific types of risk. The audit committee periodically reviews our currency exchange and hedging policies, insurance coverage, tax exposures and processes to ensure compliance with laws and regulations, and also reviews reports from our anonymous hotline that employees and third parties can use to report suspected violations of our Code of Business Conduct. The audit committee also regularly meets in executive session without management present with our outsourced internal audit firm and our independent registered public accounting firm to discuss areas of concern. Our compensation committee establishes compensation policies and programs that are designed to prevent incentivizing executives and employees to take on an inappropriate level of risk, and that attract and retain key talent necessary to the company’s long-term strategy. The nominating, governance and sustainability committee is responsible for making recommendations to the board regarding succession planning for senior leadership positions, as well as the company’s corporate

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PROPOSAL 1—Election of Directors

governance practices and initiatives and policies relating to the company’s sustainability strategy, including environmental stewardship, corporate social responsibility and corporate culture. Each of our board committees delivers a report to the board, no later than the next scheduled board meeting, regarding matters considered at committee meetings that have taken place since the previous board meeting.

Stockholder Rights Plan

On April 6, 2020, the board declared a dividend of one preferred share purchase right (a “right”) for each outstanding share of the company’s common stock and adopted a stockholder rights plan, as set forth in the rights agreement entered into as of April 6, 2020, by and between the company and American Stock Transfer & Trust Company, LLC, as rights agent, which we refer to as the “rights agreement.” The dividend was payable on April 16, 2020 to stockholders of record of the company’s common stock as of the close of business on April 16, 2020. The stockholder rights plan was adopted in response to the extraordinary business and market dislocations resulting from the COVID-19 pandemic and the actions taken to contain it, as well as the termination of the company’s previously announced Merger with Woodward, as described on page 8 and page 71. The stockholder rights plan was not adopted in response to any specific takeover bid or other proposal to acquire control of the company. In general, the rights agreement works by imposing a significant penalty upon any person or group which acquires 15% or more of the company’s outstanding common stock without the approval of the board. The rights agreement is intended to deter any person or group from triggering the rights without such acquisition first being approved by the board. If triggered by an acquiring person, the provisions of the rights agreement, among other things, will substantially dilute the equity and voting interests of any potential acquiring person unless the board approves the acquisition. If the rights become exercisable, each right will allow its holder to purchase from the company one one-hundredth of a share of Series A Junior Participating Preferred Stock (a “preferred share”) for $150.00. This portion of a preferred share will give the stockholder approximately the same dividend, voting and liquidation rights as would one share of common stock. The rights will not be exercisable until ten days after the public announcement that a person or group has become an “acquiring person” (as defined in the rights agreement) by obtaining beneficial ownership of 15% or more of the company’s outstanding common stock. Prior to exercise, the right does not give its holder any dividend, voting, or liquidation rights. The rights will expire on April 6, 2021, prior to the Annual Meeting.

Succession Planning

At least annually, the board engages in a review of management development and succession planning to assess organizational and leadership effectiveness, and conducts in-depth discussions regarding specific succession and contingency planning for all key senior leadership positions.

Stockholder Engagement

The company welcomes and seeks stockholder engagement throughout the year and management will be available to answer questions from stockholders at the Annual Meeting. In addition, management of the company conducts stockholder outreach throughout the year to ensure management understands and considers the issues that matter most to our stockholders. Management regularly apprises the board of directors of relevant and topical investor feedback. We provide regular updates regarding the company’s performance and strategic actions to the investor community, and we participate in numerous investor conferences, one-on-one meetings, earnings calls that include a question and answer period for analysts, investor days, and educational investor and analyst conversations. We have maintained investor dialogue and outreach during the pandemic through virtual meetings and participating in virtual investor conferences. We also communicate with stockholders and other stakeholders through a variety of methods including our annual report, proxy statement and other filings with the SEC, news releases, social media, webcasts and the Hexcel website. We believe ongoing stockholder engagement allows us to communicate our strategy, as well as understand and effectively respond to any stockholder concerns.

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PROPOSAL 1—Election of Directors

Contacting the Board

Stockholders and other interested parties may contact the non-management members of the board or the lead director by sending their concerns to: Board of Directors, c/o Corporate Secretary, Hexcel Corporation, Two Stamford Plaza, 281 Tresser Boulevard, Stamford, Connecticut 06901, or by email to CorporateSecretary@hexcel.com. The Corporate Secretary will review all communications and forward them to the lead director. The Corporate Secretary may, however, filter out communications that do not relate to our business activities, operations or our public disclosures, but will maintain a record of these communications and make them available to the lead director. Any communications received by the lead director regarding concerns relating to accounting, internal controls or auditing matters will promptly be brought to the attention of the audit committee and will be handled in accordance with the procedures established by the audit committee to address these matters.

Code of Business Conduct

It is our policy that all of our directors, officers and employees worldwide conduct our business in an honest and ethical manner and in compliance with all applicable laws and regulations. Our board has adopted the Hexcel Code of Business Conduct, which applies to all of our directors, officers and employees worldwide, and addresses in detail our expectations with regard to conduct that fulfills our policy. The Code can be viewed on the Investor Relations section of our website, www.hexcel.com, under “Governance.” In addition, you may obtain a free copy of the Code by directing your request to Hexcel Corporation, Attention: Vice President, Investor Relations, Two Stamford Plaza, 281 Tresser Boulevard, Stamford, Connecticut 06901, or by email to InvestorRelations@Hexcel.com. Any amendment to the Code of Business Conduct (other than technical, administrative or non-substantive amendments), or any waiver of a provision of the Code that applies to our directors or executive officers, will be promptly disclosed on the Investor Relations section of our website under “Governance.”

Director Compensation in 2020

The company’s director compensation program is designed to enhance its ability to attract and retain highly qualified directors and to align their interests with the long-term interests of our stockholders. The program includes a cash component, which is designed to compensate non-employee directors for their service on the board, and an equity component, which is designed to align the interests of non-employee directors and stockholders. The company also provides certain other benefits to non-employee directors, which are described below. Directors who are employees of the company receive no additional compensation for their service on the board.

The compensation committee annually reviews compensation paid to our non-employee directors and makes recommendations for adjustments, as appropriate, to the full board. As part of this annual review, the compensation committee considers the significant time commitment and skill level required by each non-employee director in serving on the board and its various committees. The compensation committee seeks to maintain a market competitive director compensation program and, with the assistance of its independent compensation consultant, benchmarks our director compensation program against the peer group we use to evaluate our executive compensation program.

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PROPOSAL 1—Election of Directors

Annual non-employee director cash compensation consists of a retainer of $73,000 plus:

■	$25,000 for the lead director;

■	$10,000 for each member of the audit committee;

■	$7,500 for each member of the compensation committee; and

■	$5,000 for each member of the nominating, governance and sustainability committee.

Each committee chair receives the following additional annual compensation:

■	$12,500 for the audit committee chair;

■	$7,500 for the compensation committee chair; and

■	$5,000 for the nominating, governance and sustainability committee chair.

Under our non-employee director compensation program, each non-employee director is permitted to elect to receive RSUs in lieu of his or her annual cash retainer (“Retainer RSUs”). In addition, upon initial election to the board and each reelection thereafter, each non-employee director receives a grant of RSUs (“Annual RSUs”) in an amount determined by the compensation committee following its receipt of the advice of its independent compensation consultant and its consideration of other relevant factors. The grant date value of Annual RSUs issued to directors in 2020 was $120,000. Non-employee director RSUs vest daily over the twelve months following the date of grant and convert into an equivalent number of shares of our common stock on the first anniversary of grant unless the director elects to defer conversion and delivery of the shares underlying the RSUs until termination of service as a director. Vesting of Retainer RSUs is accelerated upon any termination of service as a director. If and when cash dividends are declared on shares of our common stock, we provide dividend equivalents for each RSU then held by the non-employee director equal to the cash dividend that we pay to holders of our common stock which vest at the same time as the underlying RSUs to which they relate and are paid in cash.

In addition to the annual compensation described above, if a special committee is designated by the board, each non-employee director who serves on the special committee receives $1,000 for each meeting attended.

In light of the significant financial impact of the COVID-19 pandemic on the company, the board, upon recommendation of the compensation committee, reduced the cash retainer fees (excluding committee fees) of the non-employee directors of the company, including the value of any Retainer RSUs, by 50%, effective for the second and third quarters of 2020. Non-employee director compensation was reinstated to previous levels beginning with the fourth quarter of 2020.

Our stock ownership guidelines, which are described on page 42, apply to non-employee directors, as well as executive officers. All of our non-employee directors, except Ms. Suever, who was elected as a director in May 2018, and Dr. Minus, who was appointed as a director in December 2020, are in compliance with the guidelines.

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PROPOSAL 1—Election of Directors

The table below summarizes the compensation paid by the company to non-employee directors for the fiscal year ended December 31, 2020:

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)(3)	Total ($)
Joel S. Beckman(4)	59,638	119,976	179,614
Lynn Brubaker(5)	37,375	—	37,375
Jeffrey C. Campbell	107,250	119,976	227,226
Cynthia M. Egnotovich	72,981	119,976	192,957
Thomas A. Gendron	60,565	119,976	180,541
Dr. Jeffrey A. Graves	65,049	119,976	185,025
Guy C. Hachey	69,026	119,976	189,002
Dr. Marilyn L. Minus(6)	6,197	119,952	126,149
Catherine A. Suever	64,638	119,976	184,614
(1)	The amounts in this column represent the fees that were earned or paid in cash plus the grant date fair value of Retainer RSUs granted to Mr. Beckman, Dr. Graves and Ms. Suever, who each elected to receive Retainer RSUs in lieu of their annual cash retainer for 2020. On January 17, 2020, April 15, 2020, July 10, 2020, and October 9, 2020, Mr. Beckman, Dr. Graves and Ms. Suever were each issued 234, 294, 212 and 492 Retainer RSUs in lieu of their quarterly annual retainer payment, respectively, having a grant date fair value per Retainer RSU granted of $77.75, $31.03, $42.96 and $37.02, respectively. The foregoing grant date fair values were computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, “Compensation – Stock Compensation” (“FASB ASC Topic 718”). The amounts do not correspond to the actual value that will be realized by a director. For additional information regarding the assumptions made in calculating these amounts, see Note 12, “Stock-Based Compensation,” to the consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2020.
(2)	The grant date fair value of each Annual RSU granted to directors on June 1, 2020 was $36.78, computed in accordance with FASB ASC Topic 718.
(3)	As of December 31, 2020, each of our non-employee directors, other than Dr. Minus, held 3,262 Annual RSUs that were not yet eligible for conversion, which excludes (a) Retainer RSUs that a director elected to receive in lieu of the director’s annual cash retainer as disclosed in footnote 1 above and (b) RSUs for which a director has elected to defer conversion and delivery until termination of his or her service with the board. All RSUs granted prior to the 2020 Annual Meeting of Stockholders have either been converted into common stock or are subject to a director election to defer conversion. Each director (other than Ms. Suever) elected to defer conversion and delivery of common stock underlying the RSUs granted in 2020 until termination of his or her service as a director.
Dr. Minus received a grant of 2,142 RSUs on December 3, 2020 in connection with her initial election to the board. The grant date fair value of each RSU granted to Dr. Minus on December 3, 2020 was $56.00, computed in accordance with FASB ASC Topic 718.
(4)	Mr. Beckman resigned from the board effective as of January 1, 2021.
(5)	Ms. Brubaker did not stand for reelection at the 2020 Annual Meeting of Stockholders, held on June 1, 2020.
(6)	Dr. Minus was appointed to the board effective December 3, 2020.

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EXECUTIVE OFFICERS

Set forth below is certain information concerning each of our current executive officers as of the date of this proxy statement. For additional information concerning Mr. Stanage, see “PROPOSAL 1—ELECTION OF DIRECTORS—Information Regarding the Directors” on page 3.

		Executive
		Officer
Name	Age	Since	Position(s) With Hexcel
Nick L. Stanage	62	2009	Chairman of the Board; Chief Executive Officer; President; Director
Patrick J. Winterlich	51	2017	Executive Vice President; Chief Financial Officer
Robert G. Hennemuth	65	2006	Executive Vice President; Human Resources and Communications
Gail E. Lehman	61	2017	Executive Vice President; General Counsel; Secretary
Thierry Merlot	61	2016	President – Aerospace, Europe, Middle East, Africa and Asia Pacific and Industrial
Colleen Pritchett	47	2018	President – Aerospace, Americas and Fibers

PATRICK J. WINTERLICH was appointed our Executive Vice President and Chief Financial Officer in September 2017. Mr. Winterlich joined Hexcel in 1998 and has served in roles of increasing responsibility in Operations, Finance and Information Technology, serving most recently as Senior Vice President—Tax, Systems and Enterprise Reporting from March 2016 to August 2017. Prior to joining Hexcel, Mr. Winterlich served in several financial capacities at Courtaulds plc, a U.K. international chemicals group. He has a degree in accounting and financial analysis from Warwick University and is a member of the Chartered Institute of Management Accountants.

ROBERT G. HENNEMUTH was appointed our Executive Vice President, Human Resources and Communications in May 2016. Mr. Hennemuth joined Hexcel in March 2006 as Senior Vice President, Human Resources. Prior to joining Hexcel, Mr. Hennemuth served as Vice President—Human Resources of Jacuzzi Brands, Inc. from July 2003 to September 2005. Previously, he was employed by Honeywell International Inc. and, prior to the acquisition of Honeywell by AlliedSignal Inc. in 1999, by AlliedSignal where he served as Vice President of Human Resources & Communications for various businesses from December 1996 to June 2003, including the Honeywell Consumer Products Group.

GAIL E. LEHMAN was appointed our Executive Vice President, General Counsel and Secretary in January 2017. Prior to joining Hexcel, she was Chief Administrative Officer, General Counsel & Corporate Secretary at Noranda Aluminum Holding Corporation from March 2012 to December 2016; its Vice President of Human Resources, General Counsel and Corporate Secretary from February 2011 to March 2012; and its Vice President, General Counsel and Secretary from January 2010 to February 2011. On February 8, 2016, Noranda filed for bankruptcy protection under the U.S. Bankruptcy Code. Ms. Lehman was Vice President, General Counsel and Corporate Secretary at both Hawker Beechcraft Corporation (July 2007-August 2009) and Covalence Specialty Materials Corporation (April 2006-May 2007). From November 2001 through April 2006, she was Assistant General Counsel, Treasury and Finance, and Assistant Secretary of Honeywell International Inc. From 1993 to November 2001, Ms. Lehman held various position of increasing responsibility in the Law Department of Honeywell.

THIERRY MERLOT became our President, Aerospace, Europe, Middle East, Africa and Asia Pacific and Industrial in May 2020, having previously served as our President, Aerospace, Europe, Middle East, Africa and Asia Pacific since May 2016. From 2010 to May 2016, he was Vice President and General Manager—Aerospace, Europe, Middle East, Africa and Asia Pacific. Mr. Merlot joined Ciba-Geigy in 1988, and became an employee of Hexcel upon the merger between Hexcel and Ciba-Geigy’s Composites business in 1996. Over the years, he has held several sales and marketing positions in Europe and Asia Pacific for the company. Mr. Merlot began his career in 1983 with Dassault Aviation as an R&D process engineer and Quality Manager for composite materials.

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EXECUTIVE OFFICERS

COLLEEN PRITCHETT became our President, Aerospace, Americas and Fibers in May 2020, having previously served as our President, Aerospace, Americas since November 2018. Prior to joining Hexcel, Ms. Pritchett served in a number of capacities for E.I. du Pont de Nemours and Company from June 1996 until November 2018, including most recently as Global Business Director and President of the Electronics & Imaging Advanced Printing business from January 2016 until November 2018; Global Business Director and President of the Electronics & Communications Microcircuit Materials business in Taiwan from May 2015 until December 2015; and Asia Pacific Director of the Performance Polymers business in Shanghai, China from July 2013 until May 2015. Prior to that, Ms. Pritchett held various positions of increasing responsibility at du Pont, such as Global Business Director of the Performance Polymers Kalrez® and Vespel® business; Strategic Planning Manager for the DuPont Company; Strategic Planning Manager for the Performance Coatings business; Americas Business Manager; North America Sales and Distribution Manager; and National Accounts Team Sales Manager, as well as roles in Engineering, Finance and Sales.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Stock Beneficially Owned by Principal Stockholders

The following table sets forth certain information as of December 31, 2020 with respect to the ownership by any person known to us to be the beneficial owner of more than five percent of the issued and outstanding shares of Hexcel common stock (the number of shares held by each listed stockholder may have changed subsequent to December 31, 2020):

	Number of
	Shares of	Percent of
Name and Address	Common Stock	Common Stock(1)
BlackRock, Inc.(2) 55 East 52nd Street New York, NY 10055	7,628,922	9.11%
Eaton Vance Management(3) 2 International Place Boston, MA 02110	7,618,071	9.10%
The Vanguard Group, Inc.(4) 100 Vanguard Boulevard Malvern, PA 19355	7,285,825	8.70%

(1)	Based on 83,725,385 shares of common stock outstanding as of March 15, 2021.
(2)	BlackRock, Inc. is the parent of several subsidiaries that hold the shares listed in the table, of which BlackRock Fund Advisors beneficially owns more than 5% of the company’s common stock. Of the shares listed, BlackRock has sole voting power with respect to 7,281,733 shares and sole dispositive power with respect to 7,628,922 shares. BlackRock’s business address is 55 East 52nd Street, New York, NY 10055. The number of shares listed in the table and the information in this footnote are derived from an Amendment to Schedule 13G filed by BlackRock with the SEC on January 29, 2021.
(3)	Eaton Vance Management has sole voting power with respect to 7,618,071 shares and has sole dispositive power with respect to 7,618,071 shares. Eaton Vance Management’s business address is 2 International Place, Boston, MA 02110. The number of shares listed in the table and the information in this footnote are derived from an Amendment to Schedule 13G filed by Eaton Vance Management with the SEC on February 12, 2021.
(4)	The Vanguard Group, Inc. is the parent of several subsidiaries that hold the shares listed in the table, none of which individually holds more than 5% of the company’s common stock. The Vanguard Group, Inc. has shared voting power with respect to 54,077 shares, sole dispositive power with respect to 7,168,360 shares and shared dispositive power with respect to 117,465 shares. The Vanguard Group’s business address is 100 Vanguard Boulevard, Malvern, PA 19355. The number of shares listed in the table and the information in this footnote are derived from an Amendment to Schedule 13G filed by The Vanguard Group with the SEC on February 10, 2021.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Stock Beneficially Owned by Directors and Officers

The following table contains information regarding the beneficial ownership of shares of Hexcel common stock as of March 15, 2021 by our current directors and the executive officers listed in the Summary Compensation Table and by all current directors and executive officers as a group. Except as otherwise indicated in the footnotes to the table, we have been informed that each person listed had sole voting power and sole investment power over the shares of common stock shown opposite his or her name.

	Number of Shares	Percent of
Name	of Common Stock(1)(2)	Common Stock(3)(4)
Nick L. Stanage	705,896	*
Jeffrey C. Campbell	52,223	*
Cynthia M. Egnotovich	15,852	*
Thomas A. Gendron(5)	51,454	*
Dr. Jeffrey A. Graves	45,572	*
Guy C. Hachey	16,022	*
Dr. Marilyn L. Minus	1,015	*
Catherine A. Suever	7,907	*
Patrick J. Winterlich	48,521	*
Robert G. Hennemuth	125,527	*
Gail E. Lehman	25,024	*
Colleen Pritchett	7,825	*
Brett Schneider(6)	9,797	*
All current executive officers and directors as a group (13 persons)	1,175,910	1.39%

(1)	Beneficial ownership is determined in accordance with SEC regulations. Therefore, the table lists all shares as to which the person listed has or shares the power to vote or to direct disposition, including (a) shares underlying vested RSUs, (b) shares underlying RSUs that will vest within 60 days following March 15, 2021, (c) shares underlying Retainer RSUs granted to Dr. Graves, Mr. Campbell and Ms. Suever as a result of such person’s election to receive his or her annual cash retainer in RSUs, and (d) NQOs exercisable as of March 15, 2021 or within 60 days thereafter. Shares underlying these RSUs and NQOs are considered outstanding and beneficially owned for the purpose of computing the holder’s percentage of beneficial ownership, but not considered outstanding for the purpose of computing the percentage of beneficial ownership of any other person. The aggregate number of shares underlying such RSUs and NQOs were as follows: Mr. Stanage 422,611; Mr. Campbell 44,420; Ms. Egnotovich 15,852; Mr. Gendron 29,454; Dr. Graves 42,572; Mr. Hachey 16,022; Dr. Minus 1,015; Ms. Suever 4,566; Mr. Winterlich 35,309; Mr. Hennemuth 69,503; Ms. Lehman 19,409; Ms. Pritchett 5,649; Mr. Schneider 3,147; and all current executive officers and directors as a group 746,996.
(2)	None of our directors or current executive officers has pledged any of our common stock.
(3)	Based on 83,725,385 shares of common stock outstanding as of March 15, 2021.
(4)	An asterisk represents beneficial ownership of less than 1%.
(5)	Amount includes (a) 220 shares held by TEAGII LLP, a limited partnership, as Mr. Gendron has shared investment and voting control over such shares with his wife, (b) 10,890 shares held by The 2020 Gendron Legacy Trust, a family trust of which Mr. Gendron’s wife is the trustee and Mr. Gendron’s wife and children are among the beneficiaries, and (c) 10,890 shares held by The Gendron Descendants Trust, a family trust of which Mr. Gendron is the trustee and the children of Mr. Gendron are among the beneficiaries. The information in this footnote was derived from a Form 5 filed by Mr. Gendron with the SEC on January 29, 2021.
(6)	Mr. Schneider, a former executive officer who is listed in the Summary Compensation Table, previously served as President, Industrial and Global Fibers, until May 1, 2020. The number of shares is based on information disclosed in a Form 4/A filed by Mr. Schneider on February 12, 2020, as well as the number of exercisable NQOs held by Mr. Schneider as of March 15, 2021, according to the company’s records. Mr. Schneider is no longer required to report his holdings in the company’s securities pursuant to Section 16 of the Securities Act of 1933, as amended.

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COMPENSATION DISCUSSION AND ANALYSIS

In this Compensation Discussion and Analysis (“CD&A”), we address the compensation paid or awarded to the following executive officers of the company, who are listed in the Summary Compensation Table that follows this discussion, and whom we refer to as our “named executive officers” or “NEOs.”

■	Nick L. Stanage, our Chairman, Chief Executive Officer and President

■	Patrick J. Winterlich, our Executive Vice President and Chief Financial Officer

■	Robert G. Hennemuth, our Executive Vice President, Human Resources and Communications

■	Gail E. Lehman, our Executive Vice President, General Counsel and Secretary

■	Colleen Pritchett, our President – Aerospace, Americas and Fibers

■	Brett Schneider, our former President – Industrial and Global Fibers, who served in such role until May 1, 2020

Executive Summary

COVID-19 Pandemic – Impact on Business

Our operating performance in 2020 was severely impacted by the effects of the COVID-19 pandemic, which included significant production cuts across major aircraft programs during the year that had a material adverse impact on the demand for our products from our largest customers:

■	Sales were $1.502 billion in 2020, a decrease of 36.3% in constant currency compared to 2019.

■	Diluted net income per common share was $0.38 in 2020, compared to $3.57 in 2019.

■	Adjusted diluted earnings per share was $0.25 in 2020, as compared to $3.54 in 2019. Adjusted diluted earnings per share is a non-GAAP financial measure. See Annex A to this proxy statement for a reconciliation of adjusted diluted earnings per share to GAAP diluted earnings per share.

■	Net cash provided by operating activities was $264.3 million in 2020, compared to $491.1 million in 2019. Free cash flow, a non-GAAP financial measure, was $213.7 million in 2020, compared to $287.0 million in 2019. Free cash flow equals our net cash provided by operating activities minus capital expenditures, which were $50.6 million in 2020 and $204.1 million in 2019.

Hexcel’s Pandemic Response

In response to the impacts of the COVID-19 pandemic, we terminated the previously announced Merger with Woodward in April 2020 and took immediate action to align our business with our markets and customers with three key objectives:

■	Keep our employees and their families healthy and safe;

■	Continue to support our customers and deliver on our commitments; and

■	Reduce costs and restructure the business to align with lower demand in the short term while positioning for growth and leverage in the long term.

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COMPENSATION DISCUSSION AND ANALYSIS

In pursuit of our corporate purpose, we focused on achieving excellence in three areas in 2020: Customers, People and Operations. To this end, our key accomplishments include:

Customer Excellence

✓    Kept necessary plants operational and scaled to meet quickly changing demands; orchestrated plant operations to meet customer commitments in a rapidly changing environment

✓    Stayed constantly connected with customers to help them prioritize and find solutions

✓    Strengthened relations with customers through virtual webinars/tech days – sustaining focus on new growth pursuits

✓    Positioned ourselves to scale quickly once demand recovers

People Excellence	Operational Excellence

✓    Maintained relentless focus on keeping our employees safe during the pandemic with record safety performance in 2020

✓    Focused on long-term retention of key talent below the senior management level, including through the use of one-time equity grants

✓    Employed additional virtual tools for constant and transparent communication with our employees, including an enhanced mass notification system

✓    Demonstrated flexibility and agility pivoting from the terminated Merger with Woodward to pandemic response, keeping focus on continuous on-time delivery improvement of safety, quality, and

✓    Rapidly leveraged technology to support remote working

✓    Reorganized senior management structure, streamlining decision-making and simplifying our leadership organization to drive accountability and meet business objectives

Recognizing that maintaining ample liquidity is key to withstanding the pandemic and emerging in a position of strength, we also took a number of actions to align our costs with lower sales and optimize our cash position:

■	Rightsized the business with an approximately 35% reduction in workforce and significantly reduced other labor costs throughout the year

■	Suspended dividend payments and stock repurchases

■	Curtailed discretionary spending and eliminated non-essential capital expenditures

■	Revisited our geographical footprint and closed our facility in Windsor, Colorado

■	Reduced inventory and partnered with vendors to secure pricing reductions

■	Negotiated amendments to our revolving credit facility agreement to provide covenant relief

Through disciplined cash management, Hexcel delivered approximately $214.0 million of free cash flow for 2020, ensuring that our liquidity position remains robust.

We believe the actions being taken, coupled with our industry-leading technology and strong customer relationships, will ensure that the company emerges from the pandemic with a more efficient cost base and well-positioned for growth to support the future of aerodynamics and sustainability in aerospace and industrial markets.

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COMPENSATION DISCUSSION AND ANALYSIS

COVID-19 Pandemic – Impact on Executive Compensation

Consistent with company-wide cost cutting actions to address the impact of the COVID-19 pandemic on our business and financial results, our compensation committee and board of directors took swift action to align 2020 executive compensation with the economic environment, including:

■	Reducing the base salary of our CEO and the cash retainers of our non-employee directors by 50% for a 6-month period;

■	Reducing the salaries of our other named executive officers by 30% for a 3-month period;

■	Suspending company matching contributions to our retirement savings plans; and

■	Restructuring management to eliminate three out of eleven senior management roles, including Mr. Schneider’s, effective May 1, 2020

Our Compensation Philosophy and Principles

Our traditional compensation philosophy is based upon pay for performance to create sustainable value for our stockholders. To further our compensation philosophy, our compensation committee has articulated several compensation principles relating to, among other things, structuring performance-based compensation, discouraging excessive risk taking and preventing and remedying executive misconduct. Our compensation committee adopted additional guiding principles in light of the impacts of the COVID-19 pandemic. See “Executive Compensation Overview – Our Compensation Philosophy and Principles,” below.

Consistent with our compensation philosophy and principles, even though 2020 incentive targets were largely unattainable due to the impact of the pandemic on our results, the compensation committee did not adjust 2020 targets, resulting in a 19.3% payout under our 2020 cash incentive plan for senior management and a 0% payout on the PSAs with a performance period ending December 31, 2020.

Structure of Our Compensation

Our pay for performance philosophy is demonstrated by the way we have structured the elements of our compensation, which provide a significant level of variability depending on our performance. These elements consist of salary, annual cash incentive awards under our Management Incentive Compensation Plan (“MICP”) and long-term equity awards in the form of NQOs, PSAs and, for all executive officers other than Mr. Stanage, RSUs.

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COMPENSATION DISCUSSION AND ANALYSIS

Executive Compensation—Key Elements

Short-Term Cash Incentives	Long-Term Equity Incentive Award

Base Cash Salary

Base salaries are reviewed annually and are increased based on performance, peer benchmarking or at the time of a change in position or assumption of new responsibilities.

Annual Cash Incentive Award

Stockholder-approved program with payouts based on accomplishing specific financial performance measures. For 2020:

(1)   Adjusted EBIT

(2)   Adjusted Diluted Earnings Per Share (EPS)

(3)   Cash from Operating Activities

Annual incentive targets for our NEOs range from 50% to 105% of base salary at target level performance.

Actual payouts may range from zero to two times target based on performance compared to our three performance measures.

PSAs

Performance-based vesting at the end of a three-year period; based on two performance measures in 2020:

(1)   Return On Invested Capital (ROIC) performance against an absolute internal goal as determined by the compensation committee.

(2)   Relative EPS Growth relative to the performance of the Standard & Poor’s (S&P) MidCap 400 Index companies.

Stock Options

Time-based vesting; 12, 24 and 36 months from the grant date in three equal installments.

RSUs

Time-based vesting; 12, 24 and 36 months from the grant date in three equal installments.

As demonstrated by the following chart, a significant amount of target compensation for our named executive officers constitutes variable compensation tied to our financial performance. This is particularly the case for Mr. Stanage, as he does not receive RSUs, but rather a greater percentage of PSAs.

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COMPENSATION DISCUSSION AND ANALYSIS

In addition to health and welfare and retirement plans made available to our U.S.-based employees, we provide our named executive officers with some or all of the following benefits: a non-qualified deferred compensation plan, supplemental retirement benefits and severance arrangements with respect to specified termination of employment events. See “Ongoing and Post-Employment Arrangements,” below for additional information. We do not provide personal benefits to our named executive officers (including Mr. Stanage) hired or appointed during the past several years, and only limited legacy personal benefits to Mr. Hennemuth, as described below under “2020 Compensation – Personal Benefits.”

2020 Compensation

Salaries

■	For our named executive officers, except for Mr. Stanage, Mr. Winterlich and Mr. Schneider, salaries were increased in the range of 3.0% to 4.0%.

■	Mr. Stanage received no salary increase in 2020.

■	Mr. Winterlich received a salary increase of 10.0% to continue to reflect his September 2017 promotion to his current role and to bring his compensation in line with market median over time.

■	Mr. Schneider received a salary increase at the start of 2020 of 5.0% for his role as President, Global Fibers based on the relative position of his compensation compared to the survey data considered by the compensation committee (as described below). Effective March 16, 2020, prior to the onset of the impact of the COVID-19 pandemic on the company, Mr. Schneider was appointed President, Industrial and Global Fibers. His salary was increased by 14.0% in light of his additional responsibilities, bringing him slightly below market median for such position based on survey data. Due to the impact of the COVID-19 pandemic on the company’s outlook, Mr. Schneider’s role was eliminated in connection with a management restructuring, effective May 1, 2020.

■	In April 2020, as part of workforce cost reduction efforts to mitigate the impact on the company of the COVID-19 pandemic, the 2020 base salaries of our NEOs were temporarily decreased.

MICP – Achievement with regard to the three equally-weighted financial measures under our MICP:

■	Adjusted EBIT — $452.2 million target; $73.3 million actual performance; 0% award

■	Adjusted Diluted Earnings Per Share — $3.74 target; $0.25 actual performance; 0% award

■	Cash from Operating Activities — $574.7 million target; $478.1 million actual performance; 19.3% award

Based on the aggregate results with respect to these financial measures, the total award payable to each named executive officer was equal to 19.3% of the executive’s target award opportunity (the target award opportunity for the named executive officers ranged from 50% to 105% of the named executive officers’ salaries). For Mr. Stanage, target award opportunity was increased from 100% in 2019 to 105% of base salary in 2020 in recognition of his strong performance and relative position compared to the survey data considered by the compensation committee (as described below).

For further information, including how we calculated the financial measures, see “2020 Compensation – Management Incentive Compensation Plan,” below.

Equity Awards – In 2020, we provided three types of equity awards for each named executive officer other than Mr. Stanage, having an aggregate value equal to the named executive officer’s target award opportunity (which ranged from 75% to 170% of such named executive officers’ salaries, with percentage point increases from 2019 of 5% for Ms. Lehman, Ms. Pritchett and Mr. Schneider and 15% for Mr. Winterlich), as follows:

■	NQOs — 37.5% of the target award opportunity

■	RSUs — 25% of the target award opportunity

■	PSAs — 37.5% of the target award opportunity

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COMPENSATION DISCUSSION AND ANALYSIS

To further increase the pay for performance focus of Mr. Stanage’s compensation, we provided equity awards having the following percentages of his target award opportunity (which was 435% of his salary in 2020, increased from 394% of his salary in 2019):

■	NQOs — 37.5%

■	PSAs — 62.5%

The number of shares that ultimately will be provided under the PSAs will be based upon our performance with respect to the following two financial measures:

■	ROIC (return on invested capital) (67% weighting) from January 1, 2020 through December 31, 2022

■	Relative EPS Growth (33% weighting) from October 1, 2019 through September 30, 2022

Relative EPS Growth is computed based on our performance relative to the companies in the S&P MidCap 400 Index.

To address retention concerns prior to the onset of the impact of the COVID-19 pandemic on the company, in February 2020, we granted each of Ms. Pritchett and Mr. Schneider a one-time RSU award, which was not part of our regular compensation program.

See “2020 Compensation — Equity Awards” for additional information.

Performance Shares for 2018-2020 Period – No Payout

The NEOs received equity awards in January 2018 (other than Ms. Pritchett, who joined the company in November 2018), including PSAs providing for awards of our common stock based on our performance during the 2018-2020 period with regard to the following financial measures:

■	ROIC (67% weighting)

■	Relative EPS Growth (33% weighting)

Achievement with regard to these financial measures for the 2018-2020 performance period was as follows:

■	ROIC — 14.5% target; 10.2% actual performance; 0% award

■	Relative EPS Growth — 55% target performance percentile; 13% actual performance percentile; 0% award

Based on our performance with regard to these financial measures during the 2018-2020 period, the named executive officers received no shares of common stock under such PSA awards.

See “2020 Compensation — PSAs Granted in 2018 – No Payout” for further information.

Stockholder Advisory Vote on Executive Compensation

At our 2020 Annual Meeting of Stockholders, our stockholders approved, on an advisory basis, the compensation of our named executive officers. The stockholder vote in favor of our named executive officer compensation totaled approximately 92% of the votes cast, including abstentions. After consideration of the results of the advisory vote, we determined that no revisions to our executive compensation program were necessary in response to the vote.

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COMPENSATION DISCUSSION AND ANALYSIS

Our Compensation Best Practices

We follow a number of compensation practices consistent with our stockholders’ interests and best practices:

What We Do	What We Don’t Do

✓    Structure pay so that a considerable portion is variable and performance-based

✓    Maintain stock ownership guidelines for all executive officers and directors

✓    Maintain a clawback policy that applies to executive officer incentive-based compensation

✓    Maintain an independent compensation committee and independent compensation consultant

✓    Limit maximum incentive payouts

✓    Require compensation committee oversight of annual compensation review and risk assessment

X     No excise tax gross-up under severance agreements (subsequent to 2013) or under our Executive Severance Policy

X     No pledging, hedging or short selling by our directors or by any Hexcel employee, including executive officers

X     No repricing of any stock options, including underwater stock options, without stockholder approval

Executive Compensation Overview

Our Compensation Philosophy and Principles

Our philosophy is to deliver pay for performance. We seek to provide a level of performance that creates sustainable value for our stockholders by generating short-term results while also making investments designed to increase profitability over the long-term.

Our compensation principles, as articulated by the compensation committee, are to:

■	Attract, retain and motivate a high caliber of executive talent

■	Ensure that a significant portion of total target compensation is variable compensation based on the company’s performance

■	Encourage long-term focus while recognizing the importance of short-term performance

■	Determine compensation based on forward looking considerations and not solely on the basis of past compensation or results

■	Align executives’ and stockholders’ interests by requiring executive officers to meet ownership guidelines and prohibiting them from pledging our stock or engaging in short sales or any hedging or monetization transactions involving our stock

■	Establish goals for performance-based compensation that are challenging yet attainable

■	Discourage excessive risk taking by structuring pay to consist of both fixed and variable elements, using a mix of short- and long-term company performance-based metrics and setting maximum total payouts

■	Prevent and remedy executive misconduct, and impose appropriate discipline on individuals who engage in misconduct

We believe that the structure of our compensation program, which is explained in detail below, is consistent with these principles.

In November 2020, our compensation committee adopted certain additional guiding principles in light of the impact of the COVID-19 pandemic on the company’s results of operations, which include, as it relates to NEO compensation, the following:

■	Make compensation decisions that are equitable and shared by all employees based on one of the company’s values, “One Hexcel”

■	Encourage retention and motivation of our talent, which is even more critical as we work through our recovery and on returning to growth; incentivize key talent to focus on overcoming challenges with fewer resources to deliver results

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COMPENSATION DISCUSSION AND ANALYSIS

■	Consider an enhanced long-term incentive plan award to provide equity incentives to restore stock price/retention

■	Reevaluate the use of relative and absolute metrics in future grants to ensure that targets are challenging yet attainable

■	Continue to align executive compensation with the interests of our stockholders by ensuring stockholder value through stock price appreciation and stockholder returns

■	Consider key strategic measures (financial and non-financial) in incentive design

Role of Compensation Committee, Compensation Consultant, Human Resources Department and Chief Executive Officer

Role of the Compensation Committee – The compensation committee is responsible for oversight of our compensation and benefit plans and programs. The compensation committee approves the compensation of our executive officers other than Mr. Stanage, and determines Mr. Stanage’s compensation, including goals and target award opportunities, subject to ratification by our independent directors.

In addition, the compensation committee annually reviews our compensation policies, practices and programs to determine whether they could result in financial, operational, legal or reputational risk to the company. As a result of its most recent review, the compensation committee concluded that risks arising from our compensation policies, practices and programs are not reasonably likely to have a material adverse effect on the company. In reaching its conclusion, the compensation committee considered, among other factors, that we use a number of approaches to mitigate excessive risk taking in designing our compensation programs, including maximum award levels, the use of multiple financial measures with respect to the MICP and PSAs, multi-year vesting of equity awards, stock ownership guidelines, and our clawback policy.

Role of Compensation Consultant – The compensation committee directly engaged Semler Brossy Consulting Group LLC (“Semler Brossy”) to provide advice with respect to its compensation decisions. From time to time, including in 2020, the compensation committee seeks the views of Semler Brossy on items such as incentive program design and market practices. In response, Semler Brossy provides data analyses and market assessments, and prepares related reports. The compensation committee assessed the independence of Semler Brossy in accordance with NYSE listing standards and concluded that no conflicts of interest were raised in connection with Semler Brossy’s service as an independent consultant to the compensation committee. In reaching its conclusion, the compensation committee noted that Semler Brossy does not provide any other services to us.

Role of our Human Resources Department – Our Human Resources Department provides statistical and other data to the compensation committee to assist it in reviewing compensation we provide to our executives.

Role of our Chief Executive Officer – Mr. Stanage provides recommendations to the compensation committee as to the components of our executive officers’ compensation based on his evaluation of their performance. However, he does not make recommendations regarding his own compensation and is not present during compensation committee discussions regarding determination of his compensation. While the compensation committee considers Mr. Stanage’s compensation recommendations for our other executive officers, the ultimate determinations regarding executive compensation are made by the compensation committee, subject, in the case of Mr. Stanage, to ratification by our independent directors.

Competitive Assessment of Our Compensation

In making its compensation determinations for 2020, the compensation committee took into account several forms of comparative data to gain insight into compensation paid by other companies to executives serving in similar capacities to our named executive officers.

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COMPENSATION DISCUSSION AND ANALYSIS

Peer Group

The principal source of comparative data with respect to our named executive officers, to the extent available, was proxy statement data for fourteen peer group companies, which was supplemented with survey data as described below. Our primary objective in constructing our peer group was to identify a group of similarly sized peers that represent a blend of companies producing products similar to ours or companies that are suppliers to the aerospace industry, with a preference for companies that fit within both categories. To meet this objective as best as reasonably possible, we used the following criteria:

■	Industry Fit — We consider publicly traded United States companies that are:

■	in the same Global Industry Classification Standards (“GICS”) sub-industry as Hexcel (Aerospace and Defense); or

■	in the GICS sub-industries that produce products that are similar to ours.

■	Size — We consider companies that:

■	have revenues in the range of 1/3 to three times our revenues; and

■	have a market capitalization in the range of 1/3 to three times our market capitalization.

■	Other qualitative and quantitative factors that enable us to identify companies with similar talent, business and operational characteristics.

Not every company in our peer group meets all of the peer group screening criteria. For example, five of the peer group companies we referenced with regard to 2020 compensation were below the market capitalization range criterion (though they met the revenue size screening criteria). Nevertheless, we concluded that because those companies satisfied the other criteria used in our selection process and possess meaningful business similarities, their continued inclusion in the peer group was appropriate.

The peer group companies used in connection with the compensation committee’s assessment of competitive compensation in December 2019, which were reassessed but unchanged from the prior year, were the following:

AAR Corp.	Esterline Technologies Corporation
Albemarle Corporation	H.B. Fuller Company
AMETEK, Inc.	ITT Inc.
Barnes Group Inc.	Moog Inc.
Cabot Corporation	Teledyne Technologies Incorporated
Crane Co.	Triumph Group, Inc.
Curtiss-Wright Corporation	Woodward, Inc.

Other Data

The committee also reviewed compensation data from the Equilar Total Compensation Report, an executive compensation survey, which aggregates information from over 5,000 companies in various industries. The Equilar data was used to compare each of our named executive officers with those in the same or similar position in companies with revenues similar to Hexcel. In addition, the compensation committee referenced the Willis Towers Watson 2019 General Industrial Executive Survey, a large compensation survey of hundreds of companies in various industries, as well as a subset consisting of Aerospace & Defense companies within that survey. Due to the breadth of companies in the survey, we size adjust the data based on our revenue for purposes of comparison. The identity of the individual companies comprising the foregoing surveys was not considered by the compensation committee in its evaluation process and, therefore, the compensation committee does not consider the identity of the companies comprising the survey data to be material.

Use of Comparative Data

While we view competitive market information as a helpful reference, this information is not the sole determinant of our executive compensation. In establishing appropriate compensation opportunities for the named executive officers, the committee considers a variety of factors, such as, but not limited to, depth of experience, tenure in position, past performance, internal equity, retention risks and market data. For 2020, target compensation for each named executive officer was positioned within a competitive range of the market median.

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COMPENSATION DISCUSSION AND ANALYSIS

2020 Compensation

Salaries

Salary increases for named executive officers, other than Messrs. Stanage, Winterlich and Schneider, ranged from approximately 3.0% to 4.0%. Mr. Hennemuth, Ms. Lehman and Ms. Pritchett received base salary increases of 3.0%, 3.5% and 4.0%, respectively. Mr. Stanage received no base salary increase for 2020. Messrs. Winterlich and Schneider received base salary increases of approximately 10.0% and 5.0%, respectively. In approving the salary increases for the named executive officers other than Mr. Stanage, the compensation committee considered Mr. Stanage’s recommendations, which were based on performance evaluations he provided to the compensation committee, as well as data indicating how the salaries of the named executive officers compared to salaries indicated by the peer group and survey data. Mr. Winterlich received a salary increase of 10.0% to adjust his compensation to reflect his September 2017 promotion to his current role and to bring his compensation in line with market median over time. Mr. Schneider received a salary increase at the start of 2020 of 5.0% for his role as President, Global Fibers based on relative position compared to the survey data considered by the compensation committee. Effective March 16, 2020, prior to the onset of the impact of the COVID-19 pandemic on the company, Mr. Schneider was appointed President, Industrial and Global Fibers. In connection with this appointment, his base salary was increased by 14.0% as of such date in light of his added responsibility for the company’s Industrial business, bringing him slightly below market median for similar positions based on survey data.

To help mitigate the unexpected financial impact of the COVID-19 pandemic on the company in 2020, upon the recommendation of the compensation committee, the board of directors approved a 50% reduction in base salary for Mr. Stanage and a 30% reduction in base salary for the remaining NEOs, commencing on April 20, 2020, for an initial period of three months. The board also determined that any other compensation, such as MICP and equity incentive compensation, or severance payments using base salary as a reference would be calculated based on each executive officer’s base salary as in effect immediately prior to the foregoing reductions. Salaries for our named executive officers, except for Mr. Stanage, were restored to pre-reduction levels in July 2020. Mr. Stanage’s base salary reduction was subsequently extended for an additional 3-month period and restored to its pre-reduction level in October 2020.

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COMPENSATION DISCUSSION AND ANALYSIS

Management Incentive Compensation Plan

The MICP is designed to provide an incentive for eligible participants to help us advance our annual business objectives. Participants, including the named executive officers, are given the opportunity to obtain cash payouts based on our achievement with respect to specified financial measures.

Target Award Opportunity

We provide target award opportunities for our named executive officers based on a percentage of their salary. For those named executive officers on our executive committee (Messrs. Stanage, Hennemuth and Winterlich, and Ms. Lehman), the actual amount received was based entirely upon our performance with regard to the financial measures. For Ms. Pritchett and Mr. Schneider, 70% of the target award was based on our performance with regard to the financial measures and 30% was based on achievement of individual goals and objectives. Because of the strong interdependency among our leadership team members for performance of their individual objectives, variations from target award payouts with respect to individual objectives are limited to specific superior or subpar individual performance. However, our overall award pool for MICP awards is based solely on our achievement with respect to the financial metrics. While individual performance can increase or decrease an award, the overall award pool does not increase or decrease as a result. The following table shows the target award opportunities for each of our named executive officers with respect to our 2020 MICP:

Name	Salary	Percentage of Salary(1)	Target Award Opportunity
Nick L. Stanage	$1,016,236	105%	$1,067,048
Patrick J. Winterlich	$546,975	70%	$382,883
Robert G. Hennemuth	$452,829	60%	$271,697
Gail E. Lehman	$455,137	60%	$273,082
Colleen Pritchett	$390,000	50%	$195,000
Brett Schneider	$370,000	50%	$185,000
(1)	For Mr. Stanage, target award opportunity was increased from 100% of his base salary in 2019. Mr. Stanage received an increase to his target award opportunity in recognition of his strong performance and relative position compared to the survey data considered by the compensation committee.

Financial Measures Used in the MICP

In 2020, we used three financial measures in connection with the MICP: Adjusted EBIT (earnings before interest and taxes), Adjusted Diluted Earnings Per Share (“Adjusted Diluted EPS”) and Cash from Operating Activities. We used the same measures in our MICP for 2019 and, as was the case in 2019, we weighted the measures equally. We believe the financial measures and weighting of those measures have effectively incentivized strong financial performance.

How Did We Calculate the Financial Measures?

Adjusted EBIT

■	Adjusted EBIT is operating income from continuing operations of the company and its subsidiaries plus expenses attributable to merger and acquisition (“M&A”) activities (including expenses with respect to M&A activities that are abandoned), plus business consolidation and restructuring expense, plus severance costs and plus (minus) other expense (income), net, as reported in our consolidated statement of operations.

Adjusted Diluted EPS

■	Adjusted Diluted EPS is Adjusted EBIT, as defined above, minus interest expense (except as noted below), minus the provision for income taxes, plus (minus) equity in earnings (losses) from our interests in affiliated companies and partnerships, the sum of which is divided by the weighted average number of diluted common shares reported in the prior fourth quarter earnings release. We make further adjustments to the income tax provision to exclude any one-time tax adjustments that relate to prior years or changes in the tax law, the tax effects of the adjustments we made in calculating Adjusted EBIT, as defined above (and identified in our earnings releases), and the after-tax effect of interest expense related to borrowings we made to repurchase our shares during the year.

Cash from Operating Activities

■	Cash from Operating Activities is net cash provided from operating activities of continuing operations for the period from October 1, 2019 through December 31, 2020.

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COMPENSATION DISCUSSION AND ANALYSIS

■	We use a 15-month measurement period because we believe it enhances period-to-period comparability for this particular financial measure. By beginning the period in the fourth quarter of the prior year, we avoid the impact of year-end adjustments, such as adjustments to payables and receivables, which might otherwise result in variability that does not reflect management’s performance.

Why Do We Use These Financial Measures?

■	We believe Adjusted EBIT provides an appropriate focus on our operating income while excluding factors (interest and taxes) that generally do not reflect the day-to-day management of our operations. In addition, Adjusted EBIT provides a good indication of the extent to which sales increases in a challenging sales and pricing environment affect our operating income. We make additional adjustments to this measure to exclude items that do not relate to the performance of our executive officers, such as acquisition- and divestiture-related costs, restructuring costs and costs associated with reductions-in-force. These adjustments enable our management to focus on long-term benefits in making certain decisions that may have a short-term impact on cost.

■	We believe Adjusted Diluted EPS provides a good indication of the overall performance of our enterprise. We also believe that Adjusted Diluted EPS is a key financial measure used by investors, and by including it within the MICP, we better align our performance with investor expectations. We eliminate the after-tax effect of interest expense related to borrowings we made to repurchase our shares because we base our calculation of Adjusted Diluted EPS on the weighted average number of diluted common shares reported in the prior fourth quarter earnings release. Because our subsequent repurchases of common stock do not affect the weighted average number of diluted shares we use for purposes of the calculation, we believe that it is not appropriate to reflect the after-tax effect of interest expense incurred with respect to those repurchases.

■	We believe Cash from Operating Activities addresses a key metric for our stockholders and an important performance element of our operations, namely our ability to fund capital expenditures, including expenditures to facilitate our expansion to meet forecasted customer requirements, fund research and technology expenditures and broaden our core product portfolio.

MICP Targets and Awards

With regard to each of the MICP financial measures described above, an executive can receive an award only if a specified threshold level of performance is achieved; no award will be provided with respect to the financial measure if performance is below the threshold level. Once the threshold level of performance is achieved, the award can range from a minimum (threshold) of 50% to a maximum of 200% of the target award.

For 2020, the target established for each performance measure and the performance, expressed as a dollar amount and as a percentage of target performance, that would entitle a participant to a threshold or maximum award with respect to each measure were as follows:

Performance Required (Dollar Amount and Percentage of Target Performance) for
	Target	Threshold Award	Maximum Award
Performance Measure	Performance	(50% of Target Award)	(200% of Target Award)
Adjusted EBIT	$452.2 million	$407.0 million 90%	$497.4 million 110%
Adjusted Diluted EPS	$3.74	$3.37 90%	$4.11 110%
Cash from Operating Activities(1)	$574.7 million	$459.8 million 80%	$698.6 million 120%

(1)	Covers the performance period from October 1, 2019 through December 31, 2020.

The target and actual performance with respect to each financial measure, and the actual MICP award as a percentage of the target award with respect to each measure, is shown on the following table:

			Actual Award as a
			Percentage of Target
	Target	Actual	Award Opportunity for
Performance Measure	Performance	Performance	the Performance Measure
Adjusted EBIT	$452.2 million	$73.3 million	0%
Adjusted Diluted EPS	$3.74	$0.25	0%
Cash from Operating Activities	$574.7 million	$478.1 million	19.3%

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COMPENSATION DISCUSSION AND ANALYSIS

Each measure is weighted equally. Since threshold was not met for Adjusted EBIT or Adjusted Diluted EPS, the MICP award provided to each named executive officer was equal to 19.3% of the target award based on achievement of Cash from Operating Activities. As a result, aggregate payments to the named executive officers were as follows:

	Target Award	Actual
Name	Opportunity	Award(2)
Nick L. Stanage	$1,067,048	$205,940
Patrick J. Winterlich	$382,883	$73,896
Robert G. Hennemuth	$271,697	$52,438
Gail E. Lehman	$273,082	$52,705
Colleen Pritchett	$195,000	$37,635
Brett Schneider(1)	$185,000	$11,934
(1)	As MICP awards are calculated based on salary in effect as of the last day worked by the officer in the applicable plan year, Mr. Schneider’s target award opportunity is based on his salary in effect as of April 30, 2020. Mr. Schneider’s award was prorated to reflect his separation date of May 1, 2020.
(2)	Given overall company performance and general economic conditions in 2020, neither the performance of Ms. Pritchett nor Mr. Schneider with respect to individual goals and objectives operated to increase or decrease such officer’s award.

The actual award payments to our named executive officers are reflected in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table, which appears below under “Executive Compensation.”

Equity Awards

Our equity awards are designed to promote achievement of longer-term corporate goals, align the interests of our named executive officers with those of our stockholders and serve as an important element in our provision of compensation opportunities that are competitive with other companies seeking comparable executive talent.

Equity Incentive Award Opportunity

Similar to the process we use in determining the target award opportunity under the MICP, we base the named executive officers’ equity incentive compensation opportunity on a percentage of their salary, as indicated on the following table:

		Percentage of	Equity Incentive
Name	Salary	Salary(1)	Compensation Opportunity
Nick L. Stanage	$1,016,236	435%	$4,420,627
Patrick J. Winterlich	$546,975	170%	$929,858
Robert G. Hennemuth	$452,829	145%	$656,601
Gail E. Lehman	$455,137	150%	$682,706
Colleen Pritchett	$390,000	95%	$370,500
Brett Schneider(2)	$324,750	75%	$243,563
(1)	The equity incentive compensation opportunity for Messrs. Stanage and Winterlich, and Ms. Lehman was increased in 2020 from 394%, 155% and 145% of base salary, respectively, in 2019. The equity incentive compensation opportunity for Ms. Pritchett and Mr. Schneider was increased in 2020 from 90% and 70%, respectively, in 2019. The increases were based on overall performance and relative position of each NEO compared to the survey data considered by the compensation committee.
(2)	As equity incentive compensation awards are calculated based on salary in effect as of the grant date, Mr. Schneider’s equity incentive compensation opportunity is based on his salary and percentage equity incentive award opportunity in effect as of February 6, 2020.

Equity Awards Provided

Our equity incentive compensation for 2020 consisted of NQOs, RSUs and PSAs. For all named executive officers other than Mr. Stanage, the percentage of the equity incentive compensation opportunity allocated to each type of equity award was:

■	NQOs — 37.5%

■	RSUs — 25%

■	PSAs — 37.5%

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COMPENSATION DISCUSSION AND ANALYSIS

To further increase the proportion of pay for performance elements within Mr. Stanage’s compensation, we do not provide RSUs to Mr. Stanage. In lieu of RSUs, Mr. Stanage receives PSAs. PSAs constituted 62.5% of his equity incentive compensation opportunity; the remaining 37.5% was allocated to NQOs. As a result, 100% of Mr. Stanage’s long-term incentive compensation is tied to our performance or share price appreciation.

Non-Qualified Stock Options

In accordance with the equity award allocations described above, we granted NQOs to each of our named executive officers in 2020 based upon 37.5% of their respective total equity incentive compensation opportunities. Using a Black-Scholes methodology, we valued the stock options, which were granted on February 6, 2020, at $23.58 per share. As a result of this valuation, the named executive officers received NQOs for the respective numbers of underlying shares set forth below:

Number of Shares
Name	Underlying NQOs
Nick L. Stanage	70,293
Patrick J. Winterlich	14,785
Robert G. Hennemuth	10,440
Gail E. Lehman	10,855
Colleen Pritchett	5,891
Brett Schneider(1)	3,872
(1)	Mr. Schneider’s award was forfeited due to his separation from the company on May 1, 2020.

The options have an exercise price per share of $74.74 (the closing price per share of our common stock, as reported by the NYSE, on the date of grant) and vest as to one-third of the underlying shares on each of the first three anniversaries of the date of grant.

The Summary Compensation Table reflects the aggregate grant date fair value of each named executive officer’s NQOs in the “Option Awards” column. See notes 2 and 3 to the Summary Compensation Table for further information.

Restricted Stock Units

We granted RSUs to each of the named executive officers other than Mr. Stanage. As noted above, RSUs were granted based upon 25% of the participating named executive officers’ total equity incentive compensation opportunity. We valued the RSUs in accordance with FASB ASC Topic 718, based upon the closing price per share of our common stock, as reported by the NYSE on the date of grant, February 6, 2020, which was $74.74 per share.

Based upon this valuation, we granted to the named executive officers the respective numbers of RSUs set forth below:

Number of
Name	RSUs
Nick L. Stanage	—
Patrick J. Winterlich	3,110
Robert G. Hennemuth	2,196
Gail E. Lehman	2,283
Colleen Pritchett	1,239
Brett Schneider(1)	814
(1)	Mr. Schneider’s award was forfeited due to his separation from the company on May 1, 2020.

One-third of the RSUs vest and are converted into an equivalent number of shares of our common stock on each of the first three anniversaries of the date of grant. If and when cash dividends are declared on shares of our common stock, we provide dividend equivalents for each RSU then held by the grantee equal to the cash dividend that we pay to holders of our common stock which vest at the same time as the underlying RSUs to which they relate and are paid in cash.

One-Time Retention RSU Awards

In light of their strategic influence within the company and their relationships to certain key customers of the company, effective February 6, 2020, the compensation committee approved a one-time retention award for each of Ms. Pritchett and Mr. Schneider. These awards were granted in an effort to ensure retention based on the strategic outlook of the company at the time and the pending Merger with Woodward, and prior to the onset of the impact of

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COMPENSATION DISCUSSION AND ANALYSIS

COVID-19 on the company. Each award was granted in the form of 12,500 RSUs, which vests 50% on the third anniversary of the grant date, with the remaining 50% of the RSUs vesting ratably on each of the fourth, fifth and sixth anniversaries of the grant date. The compensation committee designed the supplemental retention grants, which are not part of our regular compensation program, for Ms. Pritchett and Mr. Schneider to address retention concerns. As such, and unlike RSUs granted as part of our annual equity incentive compensation, the award does not provide for continued vesting upon eligible retirement, and provides for continued vesting in the event of an involuntary termination other than for cause, and accelerated vesting only upon a qualifying termination of employment within two years following a change in control. Subsequent to such grants, and as a result of the unforeseen impact of the COVID-19 pandemic on our outlook and results of operations, the Merger with Woodward was terminated, effective April 5, 2020, and the board restructured our management team to align our operations with the decrease in customer demand. In connection with this restructuring, Mr. Schneider’s position was eliminated under circumstances that the board determined constituted an involuntary termination. As a result, Mr. Schneider’s retention RSUs continue to vest in accordance with their terms.

The Summary Compensation Table reflects the aggregate grant date fair value of each named executive officer’s RSUs, determined in accordance with FASB ASC Topic 718, in the “Stock Awards” column. See notes 1 and 2 to the Summary Compensation Table for further information.

Performance Share Awards

PSAs are designed to focus our executives’ efforts on specific long-term goals. Unlike our other equity awards, the actual number of shares, if any, ultimately awarded to a named executive officer is dependent upon our performance with respect to specified financial performance measures. If and when cash dividends are declared on shares of our common stock, we provide dividend equivalents for PSAs then held by the grantee equal to the cash dividend that we pay to holders of our common stock which vest at the same time as the underlying PSAs to which they relate and are paid in cash.

As noted above, we allocated 37.5% of the equity incentive opportunity for each named executive officer other than Mr. Stanage to PSAs; we allocated 62.5% of Mr. Stanage’s equity incentive award opportunity to PSAs.

We determined the number of PSAs to be awarded assuming target performance and valued the PSAs based upon the closing price per share of our common stock, as reported by the NYSE on the date of grant, February 6, 2020, which was $74.74 per share. The per share price was equivalent to the fair value of the PSAs on the date of grant, determined in accordance with FASB ASC Topic 718.

Based upon this valuation, the target amount of shares underlying PSAs received by each of the named executive officers is set forth below:

Number of Shares
Name	Underlying PSAs at Target Performance
Nick L. Stanage	36,966
Patrick J. Winterlich	4,665
Robert G. Hennemuth	3,294
Gail E. Lehman	3,425
Colleen Pritchett	1,858
Brett Schneider(1)	1,222
(1)	Mr. Schneider’s award is subject to continued vesting on a pro-rata basis based on his separation date from the company of May 1, 2020.

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COMPENSATION DISCUSSION AND ANALYSIS

Financial Measures Used in Connection with the PSAs

We used two long-term financial measures in connection with the PSAs granted in 2020: ROIC (return on invested capital), weighted at 67% of the total target award opportunity under the PSAs, and Relative EPS Growth, weighted at 33% of the total target award opportunity under the PSAs. We used the same financial measures (subject to an adjustment to the comparison period described below with respect to Relative EPS Growth) and weightings in 2020 as we used for PSAs granted in 2019.

How Do We Calculate the Financial Measures?

ROIC

■	ROIC is designed to measure the three-year average return on invested capital, calculated in accordance with the following formula:

Average (EBIT x (1-tax rate) + equity in earnings of equity method investees in 2020, 2021 and 2022)

Average (debt (current & long-term) + equity - cash and cash equivalents at December 31, 2019, 2020, 2021 and 2022)

~~■~~	We adjust EBIT to exclude expenses attributable to M&A activities (including expenses with respect to M&A activities that are abandoned), business consolidation and restructuring expense, severance costs and other expense (income), as reported in our consolidated statement of operations.

■	For purposes of the calculation, we adjust the tax rate to exclude certain items, consistent with the calculation of adjusted net income in our earnings releases.

■	We exclude from the denominator with respect to the relevant year the effect of our investment in third parties during that year and balance sheet effects of adjustments for other one-time events excluded from EBIT.

■	Information with respect to performance targets for the ROIC metric during the pendency of the performance period is not considered material to an understanding of our compensation arrangements and is not addressed in this discussion because it represents confidential business or financial information that we do not otherwise disclose to the public. Disclosing this information could cause significant competitive harm to the company. We believe our performance target for the ROIC measure was set at an appropriate level at the beginning of the performance period to be challenging, but sufficiently realistic to motivate the performance of our executive officers. We disclose information with respect to the ROIC threshold, target and maximum payout opportunities, and the actual number of shares awarded, in our executive compensation disclosures with the SEC in the year following conclusion of the performance period.

Relative EPS Growth

Relative EPS Growth is based on the extent to which the growth rate in our diluted earnings per share from continuing operations, calculated and presented in accordance with GAAP (“GAAP EPS”), during the period from October 1, 2019 through September 30, 2022, exceeds the growth rate in the GAAP EPS of the companies included in the S&P MidCap 400 Index for the same 36-month period (the “2020 PSA comparison period”). At the conclusion of the performance period, the growth rate in GAAP EPS for the company and for each company included in the S&P MidCap 400 Index during the 2020 PSA comparison period, expressed as a percentage, is calculated as follows:

(	GAAP EPS for the 12 months ended September 30, 2022—GAAP EPS for the 12 months ended September 30, 2019)	x 100
GAAP EPS for the 12 months ended September 30, 2019

Award payouts in connection with the Relative EPS Growth performance measure are based on the percentage of S&P MidCap 400 companies whose growth rate in GAAP EPS we exceed (referred to below as the “Performance Percentile”), as follows:

		Award Payout:
		Percentage of
	Performance	Target Award
Award Level	Percentile	Opportunity
Threshold	40%	50%
Target	55%	100%
Maximum	75%	200%

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COMPENSATION DISCUSSION AND ANALYSIS

In 2020, we reverted to the comparison period for the Relative EPS Growth financial measure used for the PSAs granted in 2018. For the PSAs granted in 2019, Relative EPS Growth is based on the degree to which the growth rate in our GAAP EPS during the period from January 1, 2019 through September 30, 2021 exceeds the growth rate in the GAAP EPS of the S&P MidCap 400 companies for the same 33-month period (rather than a 36-month period). We made this change to the comparison period for the PSAs issued in 2019 in order to avoid the potential distortion that would occur if GAAP EPS at the beginning of the performance period for such PSAs granted in 2019 reflected the financial statement impact of the enactment of the Tax Cuts and Jobs Act (the “TCJA”) in the fourth quarter of 2017.

To address possible changes in the composition of the S&P MidCap 400 during the comparison period, we established the following guidelines:

■	If a company has negative earnings per share at the beginning or end of the comparison period, it will be deemed to have performance below those of other companies included in the comparison.

■	If a company is acquired by or merges into another company, it will be removed from the comparison; however, if the acquiring company is also an S&P MidCap 400 company, the acquiring company will remain in the comparison.

■	If an S&P MidCap 400 company consolidates with another company that is not an S&P MidCap 400 company, the consolidated company will not be included in the comparison.

■	If a company becomes subject to bankruptcy proceedings, is delisted or subject to an event having a similar effect on trading in its securities, it will be deemed to have performance below those of other companies included in the comparison.

Why Do We Use These Financial Measures?

■	We use ROIC because it reflects both our operating results and the effectiveness of management’s utilization of our assets. This measure is particularly important in light of continued substantial capital expenditures we expect to make during the performance period to meet forecasted customer requirements, as it underscores the importance of effective management of our ongoing expansions and manufacturing improvements. We adjust the tax rate in the ROIC computation and make adjustments for other items because we believe inclusion of those items could distort results in a manner that inappropriately rewards or penalizes management based on events largely beyond its control and generally not relevant to the year with respect to which the ROIC calculation is made.

■	We use Relative EPS Growth as a financial measure because it introduces a comparative measure that conditions a portion of management’s long-term compensation on performance relative to other companies of similar market capitalization. We believe the relative nature of the Relative EPS Growth measure in the context of our long-term compensation is an important distinguishing element of this financial measure when compared to the Adjusted Diluted EPS measure that we use in connection with the MICP, in addition to the different lengths of time covered by the two measures. Moreover, the focus of the relative measure is on GAAP EPS, which is directly related to management’s overall performance with respect to our enterprise and is a key metric affecting our stock price and, therefore, stockholder value.

PSAs Granted in 2018 – No Payout

In 2018, as part of our long-term incentive plan, we granted PSAs to our named executive officers and other employees for the 2018-2020 performance period. The number of shares issuable upon vesting was based on our performance with respect to the two separate financial measures shown on the following table:

Weighting
Financial Measure	at Target
ROIC	67%
Relative EPS Growth	33%

As described below, we did not achieve threshold with regard to the two financial measures resulting in no shares being issued under the PSAs issued in 2018.

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COMPENSATION DISCUSSION AND ANALYSIS

ROIC – This financial measure generally was calculated in the same manner as described above for PSAs granted in 2020, except that the calculation covered periods and dates relevant to determining the average ROIC during the 2018-2020 period and we made no adjustments to the calculation of this measure.

The threshold award was payable if the average ROIC equaled 13.0%. Due to the impact of the COVID-19 pandemic on our operating results in 2020, the average of our ROIC for the 2018-2020 period was 10.2%, which resulted in an award attributable to ROIC that was equal to 0% of the target award.

Relative EPS Growth – This financial measure generally was calculated in the same manner as described above for PSAs granted in 2020. The Relative EPS Growth was based on the degree to which our GAAP EPS, for the performance period from October 1, 2017 through September 30, 2020 exceeded the GAAP EPS of the S&P MidCap 400 companies, for the same 36-month period. The target award was payable if the percentage of S&P MidCap 400 companies whose growth rate in GAAP EPS we exceeded was 55%. Due to the impact of the COVID-19 pandemic on our results of operations in 2020, we exceeded only 13% of the S&P MidCap 400 companies in GAAP EPS growth. As achievement for Relative EPS Growth was below the threshold Performance Percentile of 40%, 0% of the target award attributable to Relative EPS Growth was attained.

The weighted average award for the two financial measures was 0% of the target award; as a result, no shares underlying the PSAs were issued to our named executive officers.

Equity Grant Practices

In accordance with our equity award policy, equity awards, namely NQOs, RSUs and PSAs, are granted annually on the third full trading day after the financial results for the last completed fiscal year are released. Unless an exception is approved by the compensation committee, off-cycle equity awards are granted on the third full trading day after the financial results are released for a quarter. We value RSUs and PSAs, and fix the exercise price for our NQOs, based on the closing price of our common stock on the date of grant. Our RSUs and NQOs generally vest in equal increments on the first three anniversaries of the date of grant. PSAs vest in the year following the performance period, after certification of performance results by the compensation committee.

We believe that these vesting terms, together with award opportunities under our PSAs, provide our executives with a meaningful incentive for continued employment. Our board of directors has delegated to Mr. Stanage, as sole member of our Equity Grant Committee, authority to grant equity awards on a discretionary basis. Mr. Stanage was provided this authority with respect to 100,000 shares in 2020. These grants may be made only to persons who are not executive officers, and no grant exceeding 10,000 shares may be made to any person in a single year. In 2020, Equity Grant Committee awards were made with respect to an aggregate of 16,825 shares underlying RSUs.

Personal Benefits

We have ceased providing personal benefits to newly hired or appointed named executive officers, but we continued to provide limited personal benefits to Mr. Hennemuth. Mr. Hennemuth receives a $12,000 annual automobile allowance and an additional $5,600, which is intended to be used for club membership dues, financial counseling and tax planning and preparation, and supplemental life insurance beyond the basic life insurance available to our U.S.-based employees. This allowance is provided only if actually used, and no part of the allowance may be used as a reimbursement for taxes due on the income recognized by the named executive officer as a result of receiving these personal benefits.

The compensation committee reviews the personal benefits annually.

Additional information regarding personal benefits for our named executive officers is provided in the “All Other Compensation” column of the Summary Compensation Table and the accompanying footnotes.

Ongoing and Post-Employment Arrangements

We have several plans and agreements addressing compensation for our named executive officers that accrue value as the executive continues to work for us, provide special benefits upon certain types of termination events and provide retirement benefits. These plans and agreements were designed to be a part of a competitive compensation package that encourages our executives to remain employed by us. In some cases, the plans described below are available to other employees as well.

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COMPENSATION DISCUSSION AND ANALYSIS

Hexcel Corporation 401(k) Retirement Savings Plan

Under our 401(k) Retirement Savings Plan (the “401(k) Plan”), substantially all of our U.S. employees may contribute up to 75% of their cash compensation (subject to applicable Internal Revenue Code limits). We match 50% of employee contributions up to 6% of the employee’s cash compensation, and provide an annual fixed contribution equal to 2% of each participant’s cash compensation (4% for U.S. employees who were at least 45 years old and employed by us on December 31, 2000). Due to the impact of the COVID-19 pandemic on the company’s operations, we suspended company matching contributions from April 20, 2020 until January 1, 2021. The 401(k) Plan also provides a profit-sharing feature under which we may make an annual contribution to the account of each U.S. employee based on our performance during the preceding year; for 2020, the contribution was 1.2% of an employee’s cash compensation.

All of our contributions vest incrementally over the first five years of service. Amounts credited to an employee’s account may be invested in a number of funds. Although the 401(k) Plan offers to employees the opportunity to invest our contributions (but not their own) into a Hexcel stock fund, our senior executives, including the named executive officers, are not permitted to invest in the fund.

Amounts that we contribute to the 401(k) Plan accounts of the named executive officers are included in the “All Other Compensation” column of the Summary Compensation Table.

Non-Qualified Deferred Compensation Plan

Under our Non-Qualified Deferred Compensation Plan (the “NDCP”), eligible U.S.-based employees, including our named executive officers, may defer amounts of their cash compensation in excess of Internal Revenue Code limits applicable to our 401(k) Plan, referred to below as “excess compensation.” We match 50% of a participant’s contributions to the NDCP, up to 6% of the participant’s excess compensation. Due to the impact of the COVID-19 pandemic on the company’s operations, we suspended company matching contributions from June 5, 2020 until January 1, 2021. We also provide the same fixed and profit-sharing contributions with respect to such excess contributions on the same basis as described above with respect to the 401(k) Plan. All participant and Hexcel contributions are fully vested at all times.

Amounts credited to a participant’s account may be invested in a number of funds based upon the funds, other than the Hexcel stock fund, available under the 401(k) Plan.

See “Executive Compensation – Non-Qualified Deferred Compensation in 2020” on page 53 below for additional information.

Other Benefits for Named Executive Officers

Supplemental Retirement Benefits

We entered into a supplemental executive retirement agreement (“SERP”) with Mr. Stanage and an executive deferred compensation agreement (“EDCA”) with Mr. Hennemuth that provide additional retirement benefits. The SERP provides benefits to Mr. Stanage based on a formula relating to years of service (subject to a maximum accrual once he attains the age of 65) and specified percentages of annual compensation, subject to offset for contributions we have made to certain other retirement plans. The EDCA generally provides benefits to Mr. Hennemuth based on a formula related to salary and cash incentive awards he has earned subsequent to the effective date of the EDCA. These agreements are described in more detail under “Executive Compensation – Pension Benefits in 2020,” below. We initially entered into these agreements in 2006 (with respect to the EDCA) and 2009 (with respect to the SERP). We have not entered into similar agreements with more recently designated named executive officers, and we would consider several factors, including the competitive compensation environment for executive talent, before we enter into such an agreement in the future.

Supplemental Death Benefit

Under agreements with Messrs. Stanage and Hennemuth, and in accordance with our executive life insurance program for Mr. Winterlich, Ms. Lehman and Ms. Pritchett, if the named executive officer dies while employed by us, a death benefit will be provided equal to two times the sum of (i) the executive’s salary on the date of death and (ii) the average of the MICP awards paid to the executive in the three years (two years for Mr. Winterlich, Ms. Lehman and Ms. Pritchett) prior to death, up to a maximum of $1,500,000 for the named executive officer (other than Mr. Hennemuth, for whom there is no maximum death benefit). If the named executive officer’s death is accidental, an

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COMPENSATION DISCUSSION AND ANALYSIS

additional death benefit will be provided pursuant to our executive accidental death and dismemberment insurance program equal to two times the sum of (i) the executive’s salary on the date of death and (ii) the average of the MICP awards paid to the executive in the two years prior to death, up to a maximum of $1,000,000 for the named executive officer ($1,500,000 for Mr. Stanage). The named executive officers do not participate in our basic life insurance or accidental death and dismemberment insurance programs available to our U.S.-based employees. The death benefits provided under the SERP and the EDCA with Messrs. Stanage and Hennemuth are described in the discussions of each agreement under “Executive Compensation – Pension Benefits in 2020,” below.

Severance Arrangements, Including Change of Control Provisions

We have severance agreements with all of our named executive officers employed currently by the company other than Mr. Stanage, whose severance terms are governed by our Executive Severance Policy, coupled with certain terms set forth in his offer of employment letter. We refer to all of the foregoing documents collectively as the “Severance Arrangements.”

The Severance Arrangements generally provide payments and other benefits to a named executive officer if we terminate his or her employment for any reason other than disability or “cause” (as defined in the Severance Arrangement related to the named executive officer) or if he or she terminates employment for “good reason” (also as defined in such Severance Arrangement), except in circumstances related to a change in control, which are described in the next paragraph. Such payments and other benefits generally include a lump sum payment equal to the sum of (or, in the case of Mr. Stanage, equal to 1.5 times the sum of) annual base salary and, except for Ms. Pritchett, who is only eligible for a lump sum equal to base salary, average annual bonus (generally with respect to the last three annual bonus amounts paid) under the MICP, as well as continued participation in several company health, welfare and other plans, or provision of equivalent benefits (“Continued Participation Benefits”) for one year (or, in the case of Mr. Stanage, 1.5 years).

If we terminate the named executive officer for any reason other than disability or cause, or the named executive officer terminates employment for good reason within two years after a “Change in Control” or during the period of a “Potential Change in Control” (each as defined in the Severance Arrangement relating to the named executive officer), we generally will provide a lump sum payment equal to 1.5 to 3 times the sum of annual base salary and average annual bonus under the MICP, as well as Continued Participation Benefits for 1.5 to 3 years.

See “Executive Compensation—Potential Payments Upon Termination or Change in Control” below for additional information.

We believe that the Severance Arrangements promote management stability and encourage our named executive officers to focus their attention and energies on our business during potential periods of uncertainty. Absent such protections, there is an increased risk that executive officers will seek other employment opportunities if they become concerned about their employment security following or in anticipation of a change in control. We believe that the payments to be made under the Severance Arrangements provide some financial security to a named executive officer in the event that he or she is subject to a specified event of termination in the context of a change in control. Moreover, we believe the Severance Arrangements will facilitate a named executive officer’s support for a corporate transaction involving a change in control that is in the best interest of our stockholders, even though the transaction may have an effect on the named executive officer’s employment with us. We believe that these provisions, together with provisions calling for the lesser payments provided under the Severance Arrangements with respect to specified termination events outside of the context of a change in control, provide an important incentive for our named executive officers to remain with us.

Severance Arrangements we entered into with certain of our named executive officers through 2013 provided for a “modified gross-up.” Under the modified gross-up, subject to the exception described below, if a named executive officer becomes liable for payment of any excise tax under Section 4999 of the Internal Revenue Code with respect to any payment received in connection with a change in control, we will make an additional payment to the named executive officer. This additional payment was designed so that, after payment of all excise taxes and any other taxes payable in respect of the additional payment, the executive would retain the same amount as if no excise tax had been imposed. However, we will not make the tax gross-up payment if the payment received in connection with the change in control is less than 110% of the amount that would not be subject to the excise tax; in that case, the payment to the named executive officer will be reduced to the extent necessary to avoid imposition of the excise tax.

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COMPENSATION DISCUSSION AND ANALYSIS

Messrs. Stanage and Hennemuth previously entered into Severance Arrangements with us that provided for a modified gross-up. However, effective in 2014, Mr. Stanage relinquished his right to a modified gross-up. Mr. Hennemuth continues to have a Severance Arrangement that provides a modified gross-up.

We have determined that no newly hired or promoted executive will be eligible for tax gross-up payments in connection with our change in control arrangements. Accordingly, Severance Arrangements we entered into with our other named executive officers do not provide for such payments.

Severance Payments to Mr. Schneider

On May 1, 2020, in connection with a restructuring of roles and responsibilities among the executive team to align our operations with the decrease in customer demand, Mr. Schneider’s position was eliminated under circumstances that the board of directors determined constituted an involuntary termination. Therefore, he was eligible to receive severance benefits under the terms of his severance agreement, and corresponding treatment under the terms of his equity grant award agreements. Mr. Schneider received the standard severance compensation provided under his severance agreement, which was not modified or increased in connection with his termination of employment. Mr. Schneider also was provided additional time to exercise his vested stock options (from 90 days to 12 months after termination, but not beyond the original option expiration date) on the same terms as other participants in the COVID-19 related reduction-in-force. See “Executive Compensation—Potential Payments Upon Termination of Employment on December 31, 2020” below for additional information.

Accelerated Vesting of Equity Awards in Connection with a Change in Control

Our equity awards provide that they will vest upon a change in control. This is a so-called “single trigger” vesting provision, in contrast to the “double trigger” provision applicable in our Severance Arrangements, which generally require both a change in control as well as a specified employment termination event before payment is made.

In adopting the single trigger vesting provision for our equity awards, we considered, among other things, that because our equity awards represent a significant portion of total compensation, the single trigger would provide a strong incentive for executive retention and would provide executives with the same opportunity as stockholders to realize value in connection with the change in control. In this regard, we believe the provision will focus the attention of our executives in pursuing a transaction that is in the best interest of our stockholders.

Stock Ownership Guidelines

We maintain stock ownership guidelines for our executive officers, other officers and our directors to further align the interests of management and our directors with those of our stockholders. The ownership guidelines require stock ownership having a “target dollar value,” which consists of the value of common stock owned by the executive or director, and specified members of his or her immediate family, as described below, as a multiple of that executive’s base salary or the director’s annual cash retainer fee, as shown in the table below:

Target Dollar Value
Position	(as a multiple of base salary)(1)
Chief Executive Officer	6x salary
Executive Vice Presidents	3x salary
Other Executive Officers	2x salary
Other Officers	1x salary
Directors	5x annual cash retainer fee
(1)	Target Dollar Value generally is based on the number of (i) shares of common stock and (ii) shares underlying vested RSUs with respect to which delivery of the shares has been deferred, in each case owned by (a) the executive officer or director, (b) a parent, child or grandchild of the executive officer or director or (c) a trust or other entity established for the benefit of the executive officer or director, or any of such family members if the executive officer or director maintains the power to dispose of such shares. The value is computed on the last day of each quarter, based on the closing price per share of our common stock, as reported by the NYSE.

Until the target dollar value is achieved, an executive officer must retain 50%, and a director must retain 100%, of all net shares received under any of our incentive plans or programs. “Net shares” means all shares remaining after the sale of shares by the executive officer or director to pay any taxes due with respect to the shares received and, in the case of options, the exercise price.

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COMPENSATION DISCUSSION AND ANALYSIS

Once the executive or director holds the target dollar value as of the last day of a calendar quarter, he or she is deemed to be in compliance with the guidelines so long as he or she continues to hold at least the number of shares he or she held as of that date. If an executive officer is promoted, he or she must again achieve compliance with the guidelines, commencing with the last day of the calendar quarter in which the promotion occurred.

All of our named executive officers and directors, other than Ms. Lehman and Mr. Winterlich, who first became executive officers in 2017, Ms. Pritchett, who first became an executive officer in 2018, Ms. Suever, who first became a director in 2018, and Dr. Minus, who first became a director in 2020, were in compliance with the guidelines as of December 31, 2020.

Our Insider Trading Policy expressly states that our directors, officers and employees are prohibited from engaging in “short sales” or any hedging or monetization transactions, including through the use of financial instruments such as prepaid variable forwards, equity swaps, collars and exchange funds. In addition, the policy prohibits pledges of company securities.

Clawback Policy

The Hexcel Corporation Clawback Policy is designed to enable the board of directors to recover incentive compensation that is deemed received by an employee under specified circumstances that are inconsistent with the maintenance of a culture that emphasizes integrity and accountability and that reinforces our pay for performance philosophy. The policy is designed to prevent unjust enrichment based on erroneous determinations of performance or undesirable activities that may cause meaningful harm to the company or its stockholders. The policy applies to incentive-based compensation under awards granted during and after 2017.

Under the Clawback Policy, we may recover incentive-based compensation paid to an executive officer with respect to the three years preceding a year in which we are required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement under the securities laws. The compensation recoverable is the amount in excess of the amount that would have been payable to the executive officer under the restated financial statements. The clawback may be applied regardless of whether the executive officer was responsible for the error that led to the accounting restatement.

In addition, the policy provides for recovery, at the board’s discretion, from our current or former employees, including our executive officers, of incentive-based compensation under other specified circumstances, including:

■	a material error in the calculation of a performance measure on which incentive-based compensation was received by a current or former employee during the three fiscal years completed before the date on which the material error is discovered;

■	a current employee or former employee engaged in fraudulent or intentional misconduct that causes or might reasonably be expected to cause material reputational, financial or other harm to the company; and

■	a current or former employee has improperly or grossly negligently failed, including in a supervisory capacity, to identify, escalate, monitor or manage risks that caused or might reasonably be expected to cause material reputational, financial or other harm to the company.

These remedies are in addition to any other remedies available to us or imposed by law enforcement agencies, regulators or other authorities, other than amounts with respect to the same compensation that the Chief Executive Officer or Chief Financial Officer has paid to us under Section 304 of the Sarbanes-Oxley Act of 2002.

In addition to the remedies above, our equity grants to named executive officers also include a clawback provision in the event the named executive officer violates certain obligations to us, including confidentiality, non-competition and non-solicitation obligations.

Tax Considerations

Section 162(m) of the Internal Revenue Code (“Section 162(m)”) generally places a $1 million limitation on the deductibility of compensation paid by a publicly-held company to certain of its executive officers. For tax years beginning prior to January 1, 2018 (and specified pre-existing contractual arrangements as described below),

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COMPENSATION DISCUSSION AND ANALYSIS

certain compensation is exempt from this deduction limitation if it meets the requirements of “performance-based compensation” under Section 162(m). In setting compensation prior to 2018, we structured our annual incentive program and stock options in a manner intended to qualify for this exemption.

As part of the TCJA, the performance-based compensation exemption under Section 162(m) was eliminated for tax years commencing after December 31, 2017. The TCJA also expanded the number of executive officers who are subject to the deductibility limit. As a result, beginning in 2018, all compensation we pay to specified executive officers is subject to the deductibility limit, subject to payments under specified pre-existing contractual arrangements as described below. Nevertheless, as was the case in previous years, our principal consideration in authorizing compensation for our named executive officers is whether we believe such compensation is consistent with our compensation philosophy, described above under “Executive Compensation Overview – Our Compensation Philosophy and Principles.” Accordingly, we believe it is important to retain the flexibility to compensate executives in a manner designed to meet these objectives, even if such compensation is potentially not deductible for tax purposes.

The TCJA provides that its elimination of the performance-based compensation exemption under Section 162(m) does not apply with respect to compensation under a “written binding contract” that was in effect on November 2, 2017 and is not materially modified thereafter. To the extent applicable to existing plans and awards, the company may avail itself of the transition rule. However, due to uncertainties in the interpretation and implementation of the changes to Section 162(m) under the TCJA, including the scope of the regulatory relief for these pre-existing arrangements, we can offer no assurance regarding the extent to which, if any, compensation payable in 2020 and subsequent years under pre-existing arrangements with covered employees will be deductible.

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COMPENSATION COMMITTEE REPORT

The compensation committee has reviewed and discussed with management the Compensation Discussion and Analysis. Based on its review and discussions with management, the committee recommended to our board of directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2020. This report is provided by the following independent directors, who comprise the committee:

Guy C. Hachey, Chair

Thomas A. Gendron

Dr. Jeffrey A. Graves

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EXECUTIVE COMPENSATION

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)(2)	Option Awards ($)(2)(3)	Non-Equity Incentive Plan Compensation ($)(4)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)(5)	All Other Compensation ($)(6)	Total ($)
Nick L. Stanage	2020	801,263	2,762,839	1,657,509	205,940	2,365,446	160,941	7,953,938
Chairman, CEO and President	2019	1,016,236	2,499,999	1,499,996	1,291,636	2,367,166	147,887	8,822,920
	2018	986,637	2,034,891	1,220,948	1,027,878	918,365	157,843	6,346,562
Patrick J. Winterlich	2020	527,850	581,104	348,630	73,896	—	32,462	1,563,942
EVP and CFO	2019	497,250	481,669	289,021	442,403	—	29,012	1,739,355
	2018	425,000	371,826	223,113	287,797	—	28,209	1,335,945
Robert G. Hennemuth	2020	438,287	410,323	246,175	52,438	435,513	72,800	1,655,536
EVP, Human Resources and Communications	2019	439,639	398,343	239,053	335,269	354,275	80,830	1,847,409
	2018	426,834	386,751	232,078	266,806	229,298	82,785	1,624,552
Gail E. Lehman	2020	438,850	426,616	255,961	52,705	—	58,623	1,232,755
EVP, General Counsel and Secretary	2019	439,746	398,474	239,099	335,350	—	36,991	1,449,660
	2018	424,875	358,469	215,074	265,581	—	24,824	1,288,823
Colleen Pritchett	2020	375,807	1,165,720	138,910	37,635	—	31,218	1,749,290
President, Aerospace, Americas and Fibers
Brett Schneider(7)	2020	161,379	1,086,421	91,302	11,934	—	431,936	1,782,972
Former President, Industrial and Global Fibers

(1)	Includes the aggregate grant date fair value of RSUs and PSAs granted to the named executive officer during the years indicated, computed in accordance with FASB ASC Topic 718. These amounts do not correspond to the actual value that will be realized by the named executive officer. The amounts included for PSAs reflect the estimate of aggregate compensation cost to be recognized over the life of the PSAs, determined as of the grant date in accordance with FASB ASC Topic 718, but without giving effect to estimated forfeitures. The value of each PSA award at the grant date, assuming that (a) the target level of performance will be achieved and (b) the level of performance resulting in the maximum payout will be achieved, is as follows:
	2020		2019		2018
	Amount Included		Amount Included		Amount Included
	in Stock Awards		in Stock Awards		in Stock Awards
	Target	Maximum	Target	Maximum	Target	Maximum
Nick L. Stanage	2,762,839	5,525,678	2,499,999	4,999,999	2,034,891	4,069,782
Patrick J. Winterlich	348,662	697,324	288,988	577,977	223,123	446,246
Robert G. Hennemuth	246,194	492,387	239,032	478,064	232,051	464,102
Gail E. Lehman	255,985	511,969	239,097	478,195	215,081	430,163
Colleen Pritchett	138,867	277,734	—	—	—	—
Brett Schneider	91,332	182,665	—	—	—	—
(2)	For additional information regarding the assumptions made in calculating these amounts, see Note 12, “Stock-Based Compensation,” to the consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2020.

(3)	Includes the aggregate grant date fair value of all NQOs granted to the named executive officer during the year indicated, computed in accordance with FASB ASC Topic 718. These amounts do not necessarily correspond to the actual value that will be realized by the named executive officer.

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EXECUTIVE COMPENSATION

(4)	Reflects amounts earned under the MICP with respect to the indicated year.

(5)	For each year, represents the difference between the actuarial present value of the executive’s accumulated benefit under his applicable retirement plan arrangement, as of December 31 of the indicated year and December 31 of the prior year. See “Pension Benefits in 2020” on page 51 for information regarding the pension arrangements applicable to Messrs. Stanage and Hennemuth. The 2020 actuarial present value of executive pension benefits for Messrs. Stanage and Hennemuth was affected by decreasing discount rates. The present value for Mr. Hennemuth was further impacted by him attaining his earliest unreduced retirement age of 65 in 2020, resulting in a shift to the immediate lump sum conversion rate, which is significantly lower than the long-term rate.

These changes in present value do not directly relate to the final potential payout, and can vary significantly year-over-year based on: (a) changes in salary; (b) other one-time adjustments to salary; (c) actual age versus predicted age at retirement; (d) the discount rate used to determine present value of the benefit; and (e) other relevant factors. A decrease in the discount rate results in an increase in the present value of the accumulated benefit and an increase in the discount rate has the opposite effect. See Note 7, “Retirement and Other Postretirement Benefit Plans,” to the consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2020, and the pension benefits table under “Pension Benefits in 2020” on page 51 for a description of the interest rate and mortality assumptions.

(6)	The amounts for our named executive officers in the “All Other Compensation Column” for 2020 include the following:

Name	Hexcel Contributions to 401(k) Retirement Savings Plan ($)	Hexcel Contributions to Non-Qualified Deferred Compensation Plan ($)	Premiums for Life Insurance ($)	Premiums for Long-Term Disability Insurance ($)	Premiums for Accidental Death and Dismemberment Insurance ($)	Perquisites Allowance(a) ($)	Severance Payments(b) ($)
Nick L. Stanage	22,650	130,152	3,546	4,251	342	—	—
Patrick J. Winterlich	22,650	2,777	3,546	3,261	228	—	—
Robert G. Hennemuth	22,650	25,116	2,364	4,842	228	17,600	—
Gail E. Lehman	21,761	33,088	3,546	—	228	—	—
Colleen Pritchett	22,650	3,330	2,364	2,646	228	—	—
Brett Schneider	22,581	9,220	801	882	77	—	398,375
(a)	Mr. Hennemuth had a perquisites allowance that consisted of a car allowance of $12,000 and an additional amount of $5,600, which is intended to be used for reimbursement of club membership dues, expenses incurred for financial counseling and tax planning and preparation, and premiums for supplemental life and health insurance beyond the standard life and health insurance available to Mr. Hennemuth. The additional amount was used by Mr. Hennemuth for supplemental life insurance. The other named executive officers do not receive any perquisites.

(b)	Includes a lump sum payment of $370,000 representing Mr. Schneider’s annual base salary in effect as of his termination date (without giving effect to the temporary salary reduction) and benefits continuation costs of $28,375.

(7)	Mr. Schneider served as President, Industrial and Global Fibers, until May 1, 2020.

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EXECUTIVE COMPENSATION

Grants of Plan-Based Awards in 2020

			Estimated Future Payouts Under Non- Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock	All Other Option Awards: Number of Securities Underlying	Exercise or Base Price of Option	Grant Date Fair Value of Stock and Option
Name	Grant Date(3)	Approval Date(3)	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	or Units (#)(4)	Options (#)(5)	Awards ($/Sh)	Awards ($)(6)
Nick L. Stanage	—	—	533,524	1,067,048	2,134,096	—	—	—	—	—	—	—
	2/6/2020	1/21/2020	—	—	—	18,483	36,966	73,932	—	—	—	2,762,839
	2/6/2020	1/21/2020	—	—	—	—	—	—	—	70,293	74.74	1,657,509
Patrick J. Winterlich	—	—	191,442	382,883	765,766	—	—	—	—	—	—	—
	2/6/2020	1/21/2020	—	—	—	2,332	4,665	9,330	—	—	—	348,662
	2/6/2020	1/21/2020	—	—	—	—	—	—	3,110	—	—	232,441
	2/6/2020	1/21/2020	—	—	—	—	—	—	—	14,785	74.74	348,630
Robert G. Hennemuth	—	—	135,849	271,697	543,394	—	—	—	—	—	—	—
	2/6/2020	1/21/2020	—	—	—	1,647	3,294	6,588	—	—	—	246,194
	2/6/2020	1/21/2020	—	—	—	—	—	—	2,196	—	—	164,129
	2/6/2020	1/21/2020	—	—	—	—	—	—	—	10,440	74.74	246,175
Gail E. Lehman	—	—	136,541	273,082	546,164	—	—	—	—	—	—	—
	2/6/2020	1/21/2020	—	—	—	1,712	3,425	6,850	—	—	—	255,985
	2/6/2020	1/21/2020	—	—	—	—	—	—	2,283	—	—	170,631
	2/6/2020	1/21/2020	—	—	—	—	—	—	—	10,855	74.74	255,961
Colleen Pritchett	—	—	97,500	195,000	390,000	—	—	—	—	—	—	—
	2/6/2020	1/21/2020	—	—	—	929	1,858	3,716	—	—	—	138,867
	2/6/2020	1/21/2020	—	—	—	—	—	—	1,239	—	—	92,603
	2/6/2020	1/21/2020	—	—	—	—	—	—	12,500	—	—	934,250
	2/6/2020	1/21/2020	—	—	—	—	—	—	—	5,891	74.74	138,910
Brett Schneider	—	—	92,500	185,000	370,000	—	—	—	—	—	—	—
	2/6/2020	1/21/2020	—	—	—	611	1,222	2,444	—	—	—	91,332
	2/6/2020	1/21/2020	—	—	—	—	—	—	814	—	—	60,838
	2/6/2020	1/21/2020	—	—	—	—	—	—	12,500	—	—	934,250
	2/6/2020	1/21/2020	—	—	—	—	—	—	—	3,872	74.74	91,302
(1)	The amounts shown reflect the threshold, target and maximum payments the named executive officer was eligible to receive based on achievement with respect to performance goals under the MICP. The actual awards we paid for 2020 are shown in the “Non-Equity Incentive Plan Compensation” column in the Summary Compensation Table above. If the threshold performance for any financial measure under the MICP is not attained, no portion of the MICP award attributable to that measure is paid. More detail concerning the 2020 MICP financial performance measures is provided on pages 32-34.

(2)	Reflects the number of shares of our common stock underlying PSAs granted under our 2013 Incentive Stock Plan (the “2013 ISP”) for the 2020-2022 performance period; the PSAs will convert into shares of common stock after a three-year performance period based on the level of achievement with respect to specified performance measures. No PSAs will convert with respect to a financial measure if a threshold level of performance is not achieved. The terms of the PSAs are described in more detail on pages 36-39.

(3)	For our regular annual equity awards, the compensation committee approved a dollar value of the awards (as a percentage of salary) and the performance requirements for conversion of PSAs into shares of common stock at its meeting on January 21, 2020. In accordance with our equity grant policy, the grant date for the 2020 annual equity awards was February 6, 2020, the third trading day following the release of 2019 fourth-quarter and year-end earnings.

(4)	Reflects RSUs granted under the 2013 ISP. The RSUs granted on February 6, 2020 generally vest and convert into shares at the rate of one-third on each of the first three anniversaries of the grant date. The grant of 12,500 retention RSUs to each of Ms. Pritchett and Mr. Schneider vest as to 50% of the RSUs on the third anniversary of the grant date, and the remaining 50% of the RSUs vest ratably on each of the fourth, fifth and sixth anniversaries of the grant date. The terms of the retention RSUs are described in more detail on pages 35-36.

(5)	Reflects NQOs granted under the 2013 ISP, which will vest and become exercisable at the rate of one-third of the underlying shares on each of the first three anniversaries of the grant date. The terms of the NQOs are described in more detail on page 35.

(6)	Reflects the grant date fair value of PSAs, RSUs and NQOs granted to the named executive officers in 2020, computed in accordance with FASB ASC Topic 718. Generally, the grant date fair value is equal to the amount that we will expense in our financial statements over the award’s vesting schedule, but without giving effect to estimated forfeitures. For RSUs, fair value is calculated using the closing price of our common stock on the grant date. For PSAs, fair value is calculated using the target number of shares of common stock subject to the PSA award and the closing price of our common stock on the grant date. For NQOs, fair value is calculated using the applicable Black-Scholes derived value on the grant date. For additional information on the valuation assumptions used in calculating the fair value of these instruments, see Note 12, “Stock-Based Compensation,” to the consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2020. These amounts, computed in accordance with FASB ASC Topic 718, do not necessarily correspond to the actual value that will be realized by the named executive officers.

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EXECUTIVE COMPENSATION

Description of Plan-Based Awards

All NQOs, RSUs and PSAs granted to the named executive officers in fiscal year 2020 were granted under the 2013 ISP and are governed by the terms and conditions of the 2013 ISP and the applicable award agreements. See pages 34-39 for a discussion of NQOs, RSUs and PSAs.

Outstanding Equity Awards at 2020 Fiscal Year-End

The following table provides information on the holdings of outstanding stock options and unvested stock awards held by the named executive officers as of December 31, 2020:

Option Awards(1)							Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)
Nick L. Stanage	01/30/2012	46,562	—		25.03	01/30/2022	—	—	—	—
	01/28/2013	41,321	—		28.27	01/28/2023	—	—	—	—
	01/28/2014	34,912	—		43.01	01/28/2024	—	—	—	—
	01/27/2015	56,578	—		43.96	01/27/2025	—	—	—	—
	01/26/2016	64,812	—		41.71	01/26/2026	—	—	—	—
	01/30/2017	61,204	—		50.50	01/30/2027	—	—	—	—
	01/29/2018	33,415	16,706		68.15	01/29/2028	—	—	—	—
	01/28/2019	21,835	43,667		65.56	01/28/2029	—	—	38,463	1,865,071
	02/06/2020	—	70,293		74.74	02/06/2030	—	—	36,966	1,792,481
Patrick J. Winterlich	01/28/2014	2,345	—		43.01	01/28/2024	—	—	—	—
	01/27/2015	3,348	—		43.96	01/27/2025	—	—	—	—
	01/26/2016	3,413	—		41.71	01/26/2026	—	—	—	—
	01/30/2017	3,700	—		50.50	01/30/2027	—	—	—	—
	01/29/2018	6,107	3,052		68.15	01/29/2028	739	35,834	—	—
	01/28/2019	4,208	8,413		65.56	01/28/2029	1,975	95,768	4,446	215,587
	02/06/2020	—	14,785		74.74	02/06/2030	3,110	150,804	4,665	226,206
Robert G. Hennemuth	01/28/2014	10,263	—		43.01	01/28/2024	—	—	—	—
	01/27/2015	13,355	—		43.96	01/27/2025	—	—	—	—
	01/26/2016	13,533	—		41.71	01/26/2026	—	—	—	—
	01/30/2017	12,384	—		50.50	01/30/2027	—	—	—	—
	01/29/2018	6,352	3,175		68.15	01/29/2028	769	37,289	—	—
	01/28/2019	3,480	6,959		65.56	01/28/2029	1,633	79,184	3,677	178,298
	02/06/2020	—	10,440		74.74	02/06/2030	2,196	106,484	3,294	159,726
Gail E. Lehman	01/29/2018	5,887	2,942		68.15	01/29/2028	713	34,573	—	—
	01/28/2019	3,481	6,960		65.56	01/28/2029	1,634	79,233	3,678	178,346
	02/06/2020	10,855	—		74.74	02/06/2030	2,283	110,703	3,425	166,078
Colleen Pritchett	11/30/2018	—	—		—	—	1,337	64,831	—	—
	01/28/2019	1,843	3,683		65.56	01/28/2029	864	41,895	1,946	94,362
	02/06/2020	5,891	—		74.74	02/06/2030	1,239	60,079	1,858	90,094
	02/06/2020	—	—		—	—	12,500	606,125	—	—
Brett Schneider(5)	01/28/2014	2,534	—		43.01	05/01/2021	—	—	—	—
	01/27/2015	3,429	—		43.96	05/01/2021	—	—	—	—
	01/26/2016	3,501	—		41.71	05/01/2021	—	—	—	—
	01/30/2017	3,311	—		50.50	05/01/2021	—	—	—	—
	01/29/2018	1,965	—		68.15	05/01/2021	—	—	—	—
	01/28/2019	1,182	—		65.56	05/01/2021	—	—	571	27,688
	02/06/2020	—	—		—	—	12,500	606,125	108	5,237

(1)	All options listed in this table vest in equal increments on each of the first three anniversaries of the grant date and will expire on the tenth anniversary of the grant date.

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EXECUTIVE COMPENSATION

(2)	This column includes unvested RSUs granted on January 29, 2018, January 28, 2019 and February 6, 2020 under the 2013 ISP. No shares of Hexcel common stock underlying PSAs granted on January 29, 2018 are included as none were earned based on failure to attain threshold performance of the applicable performance criteria during the 2018-2020 performance period, as determined by the compensation committee in January 2021. The RSUs vest and convert into shares of Hexcel common stock at the rate of one-third per year on each of the first three anniversaries of the grant date, except for the grants of 12,500 retention RSUs to each of Ms. Pritchett and Mr. Schneider, which vest as to 50% of the RSUs on the third anniversary of the grant date, and the remaining 50% of the RSUs on each of the fourth, fifth and sixth anniversaries of the grant date. In addition, the amounts shown in the table for RSUs granted on January 29, 2018 and January 28, 2019 include dividend equivalents provided with respect to the RSUs, which vest at the same time and in the same proportion as the RSUs to which the dividend equivalents relate. For the RSUs granted on February 6, 2020, if and when cash dividends are declared on shares of our common stock, we provide dividend equivalents for each RSU then held by the grantee equal to the cash dividend that we pay to holders of our common stock, which vest at the same time as the underlying RSUs to which they relate and are paid in cash.

(3)	Market values were computed using a price of $48.49 per share, the closing price of Hexcel common stock on December 31, 2020, as reported by the NYSE.

(4)	This column reflects the shares that each named executive officer would receive based on the target award for the PSAs granted on January 28, 2019 and February 6, 2020. If the PSA awards were to pay out at maximum, the number of shares (and market value of such shares) outstanding as of December 31, 2020 with respect to unvested PSAs granted on January 28, 2019 and February 6, 2020, respectively, would be for Mr. Stanage: 76,266 shares ($3,698,138) and 73,932 shares ($3,584,963); for Mr. Winterlich: 8,816 shares ($427,488) and 9,330 shares ($452,412); for Mr. Hennemuth: 7,292 shares ($353,589) and 6,588 shares ($319,452); for Ms. Lehman: 7,294 shares ($353,686) and 6,850 shares ($332,157); for Ms. Pritchett: 3,860 shares ($187,171) and 3,716 shares ($180,189); and for Mr. Schneider: 1,142 shares ($55,376) and 216 shares ($10,474). Each such named executive officer will receive a number of shares of common stock based on the extent to which the performance criteria for the respective PSAs are attained. Any such shares into which the PSAs will convert will be received by the named executive officer in early 2022 for the PSAs granted in 2019 and early 2023 for the PSAs granted in 2020. The number of PSAs shown in the table include dividend equivalents provided with respect to PSAs granted in 2019, which are converted into shares of Hexcel common stock in the same proportion as the initially granted PSAs are converted into shares. For the PSAs granted in 2020, if and when cash dividends are declared on shares of our common stock, we provide dividend equivalents for PSAs then held by the grantee equal to the cash dividend that we pay to holders of our common stock which vest at the same time as the underlying PSAs to which they relate and are paid in cash.

(5)	Upon Mr. Schneider’s separation from the company on May 1, 2020, all unvested RSUs, except his retention RSUs, and unvested NQOs were forfeited automatically. Mr. Schneider’s outstanding vested options as of his separation date remain exercisable for 12 months following such date, his retention RSUs granted on February 6, 2020 continue to vest, and, pursuant to the terms of his PSAs issued in January 2019 and February 2020, he is entitled to a pro rata award of common stock based on the portion of the performance period for which he was employed, and also based on the extent to which the performance target is attained.

Option Exercises and Stock Vested in 2020

	Option Awards		Stock Awards(2)
	Number of Shares Acquired on Exercise	Value Realized on Exercise(1)	Number of Shares Acquired on Vesting	Value Realized on Vesting
Name	(#)	($)	(#)	($)(3)
Nick L. Stanage	—	—	27,838	2,141,577
Patrick J. Winterlich	—	—	1,999	150,681
Robert G. Hennemuth	—	—	4,683	356,304
Gail E. Lehman	—	—	4,530	344,597
Colleen Pritchett	—	—	904	49,685
Brett Schneider	4,536	41,767	1,246	94,689

(1)	The value realized is equal to the difference between the closing price per share of our common stock, as reported by the NYSE on the date of exercise, and the exercise price, multiplied by the number of shares underlying the options.

(2)	Reflects RSUs and PSAs that vested during 2020, including one-third of the RSUs granted in each of 2017, 2018 and 2019 and the PSAs granted in 2017. The RSUs vest in equal increments on the first three anniversaries of the grant date. The PSAs vested in 2020 based on the level of achievement with respect to specified performance measures for the 2017-2019 performance period. The number of shares acquired on vesting of the RSUs and PSAs include dividend equivalents that vested in the same proportion as the RSUs or PSAs to which they relate, as applicable.

(3)	The value realized is equal to the closing price per share of our common stock, as reported by the NYSE on the vesting date, multiplied by the number of RSUs or PSAs vested.

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Pension Benefits in 2020

Messrs. Stanage and Hennemuth participate in the following pension plans and arrangements:

Supplemental Executive Retirement Agreement with Mr. Stanage

We have entered into a SERP with Mr. Stanage. The SERP provides for a retirement benefit intended to supplement Mr. Stanage’s retirement income from our 401(k) Plan and NDCP (described on page 40). The SERP includes the following provisions:

■	Upon Mr. Stanage’s retirement on or after his 65th birthday, he will receive a lump sum equal to the actuarial present value of the “Normal Retirement Benefit,” subject to a reduction to reflect the additional actuarial cost of Mr. Stanage’s benefit election for his designated beneficiary in the event he dies before receiving any benefits under the SERP, as described below, versus the default election available under the SERP (the “Survivor Benefit Adjustment”). The SERP generally defines the “Normal Retirement Benefit” as a monthly benefit starting on the first of the month after his employment terminates and ending with the payment for the month in which his death occurs or, if later, after payment of 120 such payments (with any such payments after his death made to his beneficiary or his estate) in an amount equal to (a) the product of his “Final Average Pay” and the “Benefit Percentage” less (b) all contributions made by us for his account under our 401(k) Plan.

■	“Final Average Pay” generally equals Mr. Stanage’s average monthly compensation for the highest paid 36 months out of his final 60 months of employment, and includes salary and amounts earned under all management incentive or other bonus plans in which he participates. Any incentive pay or other bonus is deemed to be earned ratably over the period for which it was earned.

■	The “Benefit Percentage” is 7/30 of 1% for each month of service, but will not increase further once Mr. Stanage reaches age 65.

■	Contributions made by us for Mr. Stanage’s account under our 401(k) Plan are expressed as a monthly amount in the form of an actuarial equivalent 50% joint and survivor annuity with 120 months of guaranteed payments starting at the date Mr. Stanage attains age 65, and assuming that our contributions earn interest at the rate of 6% from the date of the contribution until the date it is actually paid to Mr. Stanage.

■	If Mr. Stanage’s employment terminates prior to age 65 (early retirement), he will receive a lump sum equal to the actuarial present value of the “Early Retirement Benefit,” subject to the Survivor Benefit Adjustment. The SERP generally defines the “Early Retirement Benefit” as a monthly benefit starting on the first day of the month after the month in which his employment terminates and ending with the payment for the month in which his death occurs or, if later, after the payment of 120 such payments (with any such payments after his death made to his beneficiary or his estate), in an amount equal to the product of his Final Average Pay and the Benefit Percentage less any contributions made by us for his account under our 401(k) Plan, and reduced by 1/4% per payment for each full calendar month by which the commencement of the Early Retirement Benefit precedes Mr. Stanage’s attainment of age 65.

■	Pursuant to his election, if Mr. Stanage dies before receiving any benefits under the SERP, his designated beneficiary will receive a lump sum equal to the lump sum Mr. Stanage would have received under the SERP had he terminated his employment on the day preceding his death (the “Survivor Benefit”). Mr. Stanage has several alternative Survivor Benefit elections under the SERP, subject to provisions addressing the timing and effectiveness of an election and, except in the case of the default election described below, the Survivor Benefit Adjustment. In lieu of Mr. Stanage’s current election, Mr. Stanage may elect for his designated beneficiary to receive any of the following, which will take effect twelve months after the date on which it is made:

■	A lump sum that is the actuarial equivalent to the “Pre-Retirement Survivor Benefit,” defined as a monthly benefit, starting on the first day of the month following the month in which he dies and ending with the month in which his designated beneficiary dies, that is equal to 50% of the monthly benefit Mr. Stanage would have received had he terminated employment on the day prior to his death and commenced receiving benefits in the form of a 50% joint and survivor annuity. As this is the default election under the SERP, no additional actuarial cost would accrue against Mr. Stanage’s benefit post-effectiveness of this election.

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■	A lump sum that is the actuarial equivalent to the Pre-Retirement Survivor Benefit, but in lieu of 50%, either 75% or 100% of the monthly benefit Mr. Stanage would have received had he terminated employment on the day prior to his death and commenced receiving benefits in the form of a corresponding 75% or 100% joint and survivor annuity.

■	Upon certain other types of termination, or permitted elections, the amount and form of benefit are different:

■	Termination for cause – no benefits are payable.

■	Termination without cause or by Mr. Stanage for good reason (i) within two years after a change in control (as defined in the SERP), (ii) during the period of a potential change in control, or (iii) at the request of a person who takes action to cause a change in control – a lump sum payment computed in the same manner as the “Early Retirement Benefit,” including the Survivor Benefit Adjustment, except that 24 months of service (or, if less, the number of months preceding Mr. Stanage’s 65th birthday) are added for purposes of computing the Benefit Percentage. A “potential change in control” exists during the period beginning at the time the company enters into an agreement that, if consummated, would result in a change in control and ending at the time such agreement results in a change in control or becomes of no further force or effect.

■	Termination without cause or by Mr. Stanage for good reason (in each case other than in connection with the events described in (i), (ii) and (iii) of the preceding paragraph) – a lump sum payment computed in the same manner as the “Early Retirement Benefit,” including the Survivor Benefit Adjustment, except that twelve months of service (or, if less, the number of months preceding Mr. Stanage’s 65th birthday) are added for purposes of computing the Benefit Percentage.

■	Termination due to disability – a lump sum payment computed in the same manner as the “Early Retirement Benefit,” including the Survivor Benefit Adjustment, but without any actuarial or other reduction to reflect commencement of payment before Mr. Stanage reaches age 65.

The enhanced benefits that would be payable if the termination events (other than termination for cause) occurred on December 31, 2020 are quantified in the table on page 60.

The SERP generally provides to Mr. Stanage the ability to irrevocably elect to receive, in lieu of a lump sum payment with regard to a benefit described above, a monthly payment of such benefit, which will take effect twelve months after the date on which such election is made. If he makes such an election, except with respect to the Survivor Benefit, the monthly benefit will start on the first of the month after the fifth anniversary of the date on which his employment terminates, and the amount of the monthly benefit will be actuarially adjusted to take into account that the first payment of the applicable benefit will not take place until the fifth anniversary of the date on which his employment terminates.

Retirement Agreement with Mr. Hennemuth

We have entered into an EDCA with Mr. Hennemuth. The EDCA is a non-qualified, unfunded supplemental pension plan that, in accordance with certain irrevocable elections made by Mr. Hennemuth, provides for a lump sum payment consisting of two components: (i) a consulting and retirement income payment component and (ii) an insurance benefits component.

Consulting and Retirement Income Payment

■	The consulting and retirement income component is based on the amount of Mr. Hennemuth’s accrued benefit under the EDCA, which is equal to 1.5% of Mr. Hennemuth’s aggregate salary and incentive cash bonuses earned while employed by us from March 20, 2006 until termination of his employment.

■	If Mr. Hennemuth retires or otherwise ceases to be employed by us on or after his 65th birthday, he will be entitled to receive, as part of his lump sum payment, the actuarial present value of monthly payments equal to 1/12 of his accrued benefit, commencing in the calendar month following his retirement and continuing until the later of completion of the 120th monthly payment or the payment for the month in which he dies.

■	Upon a change in control, Mr. Hennemuth will be entitled to receive, as part of his lump sum payment, the actuarial present value of monthly payments equal to 1/12 of his accrued benefit, commencing the month following the change in control and continuing until the later of completion of the 120th monthly payment or the payment for the month in which he dies.

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Insurance Benefits

■	The insurance benefits include (i) life insurance benefits and (ii) medical and dental insurance benefits. The insurance benefits are payable in a lump sum equal to the actuarial present value, determined as of the time of Mr. Hennemuth’s retirement or termination of employment, of the insurance benefits, calculated as set forth below, and payable commencing in the calendar month following his termination of employment and continuing until the later of completion of the 120th monthly payment or the payment for the month in which he dies.

■	Life insurance benefits – Until his 75th birthday, the life insurance benefit consists of the lesser of (i) the present value of Mr. Hennemuth’s accrued benefit and (ii) the amount of life insurance on Mr. Hennemuth in effect at the time of his retirement or other termination.

■	Medical and dental insurance benefits – These benefits are based on the assumed continuation of Mr. Hennemuth’s medical and dental insurance coverage in effect at the time his employment terminates from the time of termination of employment until he reaches age 75.

Notwithstanding the foregoing payment provisions, upon termination for cause, no benefits are payable.

The EDCA contains the following additional provisions:

■	Mr. Hennemuth is required to consult with us at our request for up to ten days a year for a period of ten years following his termination of employment.

■	Mr. Hennemuth has agreed in the EDCA not to solicit our employees and not to engage in any activity competitive with our business for ten years after termination of his employment with us (or, if earlier, at such time as he no longer receives any benefits under the EDCA), unless he can show that such actions were taken without the use of confidential information regarding Hexcel.

Pension Benefits Table

The table below shows the present value, as of December 31, 2020, of accumulated benefits payable to Messrs. Stanage and Hennemuth (the only named executive officers covered by defined benefit retirement arrangements) upon their retirement, as well as the number of years of service credited under their respective retirement arrangements.

		Number of	Present
		Years	Value of	Payments
		Credited	Accumulated	During Last
		Service	Benefit	Fiscal Year
Name	Plan Name	(#)	($)(1)	($)
Nick L. Stanage	Supplemental Executive Retirement Agreement	11.17	13,120,573	0
Robert G. Hennemuth	Executive Deferred Compensation Agreement	14.75	3,132,615	0

(1)	The present value of accumulated benefit was calculated using the same discount rate, lump sum conversion interest rate and mortality table assumptions as were used for financial reporting purposes at December 31, 2020, except that: (a) no pre-retirement decrements were assumed, (b) for Mr. Stanage, we assumed retirement at age 65, the normal retirement age under the relevant retirement arrangement, and (c) for Mr. Hennemuth, we assumed retirement as of December 31, 2020, since he is over age 65. See footnote 5 to the Summary Compensation Table on page 46 for a description of factors affecting the difference between the actuarial present value of the executive’s accumulated benefit under his SERP or EDCA, as applicable, as of December 31 of the current year and December 31 of the prior year.

Non-Qualified Deferred Compensation in 2020

Under the NDCP, eligible U.S. employees, including our named executive officers, may defer amounts of their cash compensation in excess of IRS limits applicable to our 401(k) Plan, referred to below as “excess compensation.” We match 50% of a participant’s contributions to the NDCP, up to 6% of the participant’s excess compensation. Due to the impact of the COVID-19 pandemic on the company’s operations, we suspended company matching contributions from June 5, 2020 until January 1, 2021. We also provide the same fixed and profit-sharing contributions with respect to such excess contributions on the same basis as provided under our 401(k) Plan. See “Compensation Discussion and Analysis—Ongoing and Post-Employment Arrangements—Hexcel Corporation 401(k) Retirement Savings Plan” for additional information. All participant and Hexcel contributions are fully vested at all times.

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Amounts credited to a participant’s account may be invested in a number of funds based upon the funds available under our 401(k) Plan, other than the Hexcel stock fund.

All of our NEOs participated in the NDCP in 2020.

	Executive	Company	Aggregate	Aggregate	Aggregate
	Contributions	Contributions	Earnings	Withdrawals /	Balance
	in Last Fiscal	in Last Fiscal	in Last Fiscal	Distributions	at Last Fiscal
Name	Year($)	Year($)(1)	Year($)(2)	($)	Year-End($)(3)
Nick L. Stanage	73,881	130,152	72,896	—	1,717,227
Patrick J. Winterlich	40,392	2,777	1,962	—	51,076
Robert G. Hennemuth	47,015	25,116	12,722	—	649,269
Gail E. Lehman	26,000	33,088	118	—	72,400
Colleen Pritchett	104,578	3,330	4,394	—	106,518
Brett Schneider	41,208	9,220	26,430	197,790	376,625

(1)	The amounts in this column are included in the “All Other Compensation” column in the Summary Compensation Table on page 46.

(2)	The aggregate annual earnings in 2020 are not reported in the Summary Compensation Table, as SEC rules provide that only above-market or preferential earnings be reported in that table.

(3)	For Messrs. Stanage and Hennemuth and Ms. Lehman, the amount in this column includes aggregate contributions, if any, by Messrs. Stanage and Hennemuth and Ms. Lehman, as applicable, and the company to the NDCP that were reported as compensation in the Summary Compensation Table in previous years: Mr. Stanage, $1,058,944; Mr. Hennemuth, $494,501; and Ms. Lehman $11,670.

Potential Payments Upon Termination or Change in Control

In this section, we describe payments and benefits that would be provided to our named executive officers upon several events of termination, including termination in connection with a change in control, assuming the termination event occurred on December 31, 2020. The information in this section does not include information related to:

■	distributions under the NDCP. See “Non-Qualified Deferred Compensation in 2020.”

■	RSUs, PSAs and shares underlying stock options that vested prior to the termination event.

■	short-term incentive payments that would not be increased due to the termination event.

■	distributions to Mr. Stanage under the SERP other than incremental payments payable to Mr. Stanage that are addressed below. See “Pension Benefits in 2020—Supplemental Executive Retirement Agreement with Mr. Stanage.”

■	distributions to Mr. Hennemuth under the EDCA. See “Pension Benefits in 2020—Retirement Agreement with Mr. Hennemuth.”

■	other payments and benefits provided on a non-discriminatory basis to salaried employees generally upon termination of employment, including under our 401(k) Plan.

We have severance agreements with all of our currently employed named executive officers other than Mr. Stanage, whose severance terms are governed by our Executive Severance Policy, coupled with certain terms set forth in his offer of employment letter. We refer to all of the documents collectively as the “Severance Arrangements.” The Severance Arrangements are described below.

The Severance Arrangements generally provide payments and other benefits to a named executive officer if we terminate his or her employment for any reason other than disability or “cause” (as defined in the Severance Arrangement related to the named executive officer) or if he or she terminates employment for “good reason” (also as defined in such Severance Arrangement). In circumstances related to a “change in control” or a “potential change in control” (each as defined in such Severance Arrangement) the payments are enhanced. With respect to the named executive officers, such payments and other benefits generally include a lump sum payment equal to the sum of, or a multiple of the sum of, annual base salary and average bonus under the MICP, as well as continued participation in all medical, dental, life insurance and other welfare and perquisite plans and programs in which the executive was participating on the date of termination (“Continued Participation Benefits”) for a specified period of time. These payments are further described below.

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Executive Severance Policy

The compensation committee maintains an Executive Severance Policy that applies to any executive employee of the company who has received an offer letter of employment from the company that expressly extends the provisions of the policy to such executive. Currently, Mr. Stanage is the only named executive officer subject to the policy.

As applied to Mr. Stanage, the policy provides that, among other things:

■	upon termination due to Mr. Stanage’s death, his legal representative will receive a pro rata portion of Mr. Stanage’s annual bonus, based on the portion of the year that elapsed prior to his death (the “pro-rata bonus”).

■	upon termination due to Mr. Stanage’s disability, he will receive the pro-rata bonus and disability benefits in accordance with the terms of the long-term disability program then in effect for senior executives of the company.

■	upon termination of Mr. Stanage by the company other than for disability or cause, or upon his resignation for good reason, other than in relation to a change in control, he will receive:

■	the pro-rata bonus;

■	a cash lump sum equal to one and one-half times the sum of his annual base salary and one and one-half times the average of the last three annual bonus amounts awarded to him for the last three plan years completed prior to the termination date; and

■	Continued Participation Benefits for one and one-half years following the termination date.

■	upon termination of Mr. Stanage by the company other than for disability or cause, or upon Mr. Stanage’s termination for good reason, in each case during a “potential change in control” (as defined in the policy) or within two years after a change in control, he will receive two and one-half times the lump sum payment described above and the Continued Participation Benefits for two and one-half years. He also will receive these benefits if, during a potential change in control, we terminate Mr. Stanage at the request of a person who takes any action designed to cause a change in control.

The compensation committee may amend or terminate the policy in its discretion, but no amendment or termination can adversely affect a covered executive’s vested rights and no amendment or termination can become effective as to an executive earlier than the later of one year after written notice is delivered to such executive or two years after the occurrence of a change in control.

The Executive Severance Policy does not provide for a tax gross-up with respect to excise taxes incurred under Section 280G and Section 4999 of the Internal Revenue Code in connection with a change in control.

Mr. Stanage has agreed that, in consideration for these payments, he will not compete with us in any capacity for a period of 18 months following the termination of his employment. This includes, for example, any situation in which Mr. Stanage is an employee of or consultant to, or owner of a business. If Mr. Stanage’s termination is in connection with a change in control for which Mr. Stanage receives enhanced severance payments, the period is extended to 30 months. However, this restriction would not apply if Mr. Stanage’s duties and responsibilities with a company that competes with us do not relate to the business segment of that company that competes with us. Mr. Stanage also agreed to customary terms regarding our ownership of, and the protection and confidentiality of, our trade secrets, proprietary information and processes, technologies, designs and inventions.

Severance Agreements

We have entered into executive severance agreements with each of Messrs. Winterlich and Hennemuth, Ms. Lehman and Ms. Pritchett that provide for us to make certain payments to the named executive officer upon termination of employment under specified circumstances. In particular:

■	if we terminate the executive for any reason other than for disability or cause, or if the executive terminates his or her employment for good reason, other than in relation to a change in control, the executive will receive:

■	a lump sum payment equal to the sum of the executive’s then current base salary and, except for Ms. Pritchett, who is only eligible for a lump sum equal to base salary, average MICP award over the prior three years;

■	Continued Participation Benefits for one year; and

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■	the executive may receive an MICP award prorated for the portion of the year during which the executive was employed prior to termination, if such award is payable under the terms of the MICP.

■	in the event that we terminate the executive for any reason other than for disability or cause, or if the executive terminates his or her employment for good reason, in each case during a period of a “potential change in control” (as defined in the executive severance agreement) or within two years after a change in control, or if, during a potential change in control, we terminate the executive at the request of a person who takes any action designed to cause a change in control, the executive will receive the same payments and benefits as described above except that:

■	for Mr. Hennemuth, the lump sum payment will be equal to three times the sum described above, for Mr. Winterlich and Ms. Lehman, the lump sum payment will be equal to two times the sum described above, and for Ms. Pritchett, the lump sum payment will be equal to one and one-half times the sum described above;

■	for Mr. Hennemuth, the period of Continued Participation Benefits will be three years instead of one, for Mr. Winterlich and Ms. Lehman, the period of Continued Participation Benefits will be two years instead of one and for Ms. Pritchett, the period of Continued Participation Benefits will be one and one-half years instead of one; and

■	Mr. Hennemuth also will be entitled to receive a gross-up payment for any excise tax incurred under Section 280G and Section 4999 of the Internal Revenue Code, but only if the total “parachute payments” exceed his untaxed safe harbor amount by 10% or more. We have agreed to reimburse Mr. Hennemuth for the excise tax as well as any income tax and excise tax payable by Mr. Hennemuth as a result of any reimbursements for the excise tax.

■	in the event of termination due to death or disability, the executive will receive an MICP award prorated for the portion of the year he or she was employed.

In consideration for these payments, the executive has agreed to a non-competition covenant for one year following termination of employment or, in the case of: (i) Mr. Hennemuth, three years following a termination in connection with a change in control, (ii) Mr. Winterlich and Ms. Lehman, two years following a termination in connection with a change in control, and (iii) Ms. Pritchett, one and one-half years following a termination in connection with a change in control. Each executive severance agreement annually renews automatically unless we notify the applicable executive of our intention not to renew, in which case the agreement will terminate one year following such notification.

We also entered into a severance agreement with Mr. Schneider on substantially the same terms as Ms. Pritchett, pursuant to which he was provided certain payments in connection with his termination on May 1, 2020. See “Potential Payments and Benefits Upon Termination of Employment on December 31, 2020—Severance Payments to Mr. Schneider.”

Retirement Agreement with Mr. Stanage

As described on pages 51-52, the SERP that we entered into with Mr. Stanage provides for enhanced benefits upon our termination of him without cause, termination by Mr. Stanage for good reason or our termination of him without cause, or termination by Mr. Stanage for good reason during a potential change in control or within two years following a change in control, and in connection with a potential change in control, if we terminate Mr. Stanage at the request of a person who takes any action designed to cause a change in control.

Equity Awards

Each of our named executive officers hold outstanding NQOs, RSUs and PSAs. Upon termination of employment of a named executive officer, the treatment of the equity award depends on the nature of the termination. The following is a description of the treatment of a named executive officer’s equity awards upon each different type of termination and upon a change in control under the terms of the applicable award agreement for grants issued as a part of our regular compensation program.

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NQOs

■	Voluntary departure or termination without cause – the named executive officer has 90 days to exercise the NQO to the extent vested; to the extent not vested, the NQO terminates.

■	Disability/Death – all NQOs immediately vest and remain exercisable for one year.

■	Eligible Retirement – any unvested NQOs continue to vest on the schedule set forth in the option agreement, and the named executive officer has five years from the date of retirement to exercise the NQOs (but in no event can the named executive officer exercise an NQO after the expiration of the ten-year term of the NQO).

■	Termination for Cause – all NQOs are forfeited.

■	Change in Control – all NQOs (including NQOs held by a named executive officer who retired prior to the change in control) immediately vest, and if the named executive officer is terminated without cause or terminates his or her employment for good reason within two years after the change in control, the NQOs, to the extent they remain outstanding following the change in control, remain exercisable for two years.

RSUs

■	Voluntary departure or termination with or without cause – all RSUs are forfeited.

■	Death – all RSUs immediately vest and convert to common stock.

■	Disability – all RSUs issued prior to February 2020 immediately vest and convert to common stock; RSUs issued in February 2020 or after continue to vest on the schedule set forth in the RSU agreement. If the named executive officer dies prior to the third anniversary of the grant date, all RSUs immediately vest and convert to common stock.

■	Eligible Retirement – all RSUs continue to vest on the schedule set forth in the RSU agreement. If the named executive officer dies prior to the third anniversary of the grant date, all RSUs immediately vest and convert to common stock.

■	Change in Control – all RSUs immediately vest and convert to common stock.

Unlike RSUs granted as part of our annual equity incentive compensation, the one-time retention RSU awards granted to Ms. Pritchett and Mr. Schneider in 2020 do not provide for continued vesting upon eligible retirement, and provide for continued vesting in the event of an involuntary termination other than for cause, and accelerated vesting only upon a qualifying termination of employment within two years following a change in control.

PSAs

■	Termination for cause – the entire award is forfeited.

■	Termination by the company without cause, or due to disability or death, or by the named executive officer for good reason – the named executive officer is entitled to a pro rata award of common stock based on the portion of the performance period for which he or she was employed, and also based on the extent to which the performance target is attained.

■	Eligible Retirement – the named executive officer is entitled to receive the full award of common stock for the performance period, in each case determined based on the actual level of attainment of the applicable performance goal.

■	Change in Control – the award is paid out immediately, based on target performance.

An employee generally qualifies for retirement if, upon termination of employment for any reason other than for cause, he or she is age 65 or age 55 with five or more years of service with us.

Our agreements relating to NQOs, RSUs and PSAs generally require that the employee comply with any obligation of confidentiality to us contained in any written agreement signed by the employee, and refrain from competing with us. The non-competition provision is substantially similar to that contained in the Severance Arrangements of our named executive officers described above. If the employee fails to comply with this requirement, then any outstanding equity grants are forfeited and the employee must deliver to the company the number of shares the employee received during the 180-day period immediately prior to the breach of the non-competition requirement,

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and if the employee sold any shares during this 180-day period, then the employee must deliver to the company the proceeds of such sales. These equity grants are also subject to the terms of the applicable plans under which they were issued, including terms that cover other possible grounds for forfeiture or recoupment of payments and gains, and terms under the plans providing for adjustments by the compensation committee upon specified events affecting the company.

Change in Control; Potential Change in Control; Good Reason; Cause

A “Change in Control” is generally defined in our plans and agreements to mean any of the following:

■	the acquisition by any person of 50% or more of our common stock;

■	the acquisition by any person of 40% or more of our common stock within a 12-month period;

■	a majority of the directors as of the date of the plan or agreement are replaced with persons who are not either (i) approved by the existing directors or (ii) approved by persons who were board-approved replacements of the existing directors; or

■	a merger of Hexcel or a sale of all or substantially all of the assets of Hexcel, unless (i) more than 50% of the stockholders of Hexcel prior to the transaction own the company resulting from the transaction in substantially the same proportion as they owned Hexcel prior to the transaction and (ii) the directors of Hexcel before the transaction comprise at least a majority of the directors of the company resulting from the transaction.

However, an event that does not constitute a change in the ownership of Hexcel, a change in the effective control of Hexcel, or a change in the ownership of a substantial portion of Hexcel’s assets, each as defined in Section 409A of the Internal Revenue Code, will not constitute a “Change in Control.”

A “Potential Change in Control,” as defined in the Severance Arrangements, exists during the period commencing at the time the company enters into an agreement that, if consummated, would result in a Change in Control and ends at the time such agreement either (i) results in a Change in Control or (ii) terminates, expires or otherwise becomes of no further force or effect.

“Good reason” generally is defined in our Executive Severance Policy (applicable to Mr. Stanage) and Mr. Hennemuth’s severance agreement to mean:

■	A 10% (in the case of Mr. Stanage) or a material (in the case of Mr. Hennemuth) reduction in the executive’s base salary;

■	A material diminution in the executive’s position, duties, responsibilities or authority;

■	Failure by us to continue any compensation plan in which the executive participates that is material to the executive’s total compensation, unless replaced with a plan of substantially equivalent value;

■	Failure by us to continue to provide the executive with the benefits enjoyed by the executive under our pension, savings, life insurance, medical, health, accident, and disability plans in which the executive was participating, except for across-the-board changes similarly affecting all executives, or failure by us to continue to provide the executive with at least 20 paid vacation days per year (or more if the executive is entitled to more under our vacation policy);

■	Failure to provide facilities or services which are reasonably necessary for the executive’s position;

■	Failure of any successor to Hexcel to assume our obligations under the relevant plan or agreement or failure by us to remain liable to the executive after such assumption;

■	Any termination by us of the executive’s employment that is not effected pursuant to a notice that complies with the applicable severance arrangement;

■	With respect to Mr. Hennemuth only, the relocation of his principal place of employment to a location more than 50 miles from his place of employment as of the date of his agreement; or

■	Willful failure to pay the executive any portion of his compensation within a specified number of days after such compensation is due.

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Mr. Winterlich’s, Ms. Lehman’s and Ms. Pritchett’s severance agreements generally define “good reason” as a 10% reduction in “Total Direct Compensation” (base salary, annual target under the MICP, and grant date value of an annual equity award under our incentive stock plan).

“Cause” is generally defined in our plans and agreements applicable to named executive officers to mean (i) the willful and continued failure by the named executive officer to substantially perform his or her duties after we have notified the executive in writing of the nonperformance or (ii) the willful engagement by the named executive officer in misconduct that materially harms us. Before we can terminate a named executive officer for cause, our board must give the named executive officer notice describing the reasons we intend to terminate the named executive for cause and must pass a resolution approved by at least two-thirds of the board determining that the named executive officer is guilty of the improper conduct, and must provide the named executive officer with the opportunity to be heard before the board with counsel present.

Potential Payments and Benefits Upon Termination of Employment on December 31, 2020

The table below describes the potential payments and benefits under the company’s compensation and benefit plans and arrangements to which the named executive officers would be entitled upon termination of employment or a change in control (including a “potential change in control”) on December 31, 2020, exclusive of items described in the introductory paragraph of this section. However, such payments generally would not be provided in connection with a termination for cause.

None of the payments or benefits reflected in the chart below would be payable solely in the event of a change in control without a subsequent termination, except for vesting and conversion of the equity awards (other than Ms. Pritchett’s retention RSU grant) for all named executive officers (and the related values) reflected below.

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	Cash Severance/ Payment at Death ($)(1)	Incremental Benefit under SERP ($)(2)	Benefits Continuation ($)(3)	Accelerated or Continued Vesting of Equity Awards (value based on 12/31/2020 share price) ($)(4)	Total Termination Benefits ($)
Nick L. Stanage
Voluntary retirement	—	—	—	—	—
Involuntary or good reason termination	3,716,108	1,375,663	24,049	—	5,115,820
Involuntary or good reason termination after change in control	4,645,135	2,751,325	40,081	—	7,436,541
Death	3,000,000	—	—	—	3,000,000
Disability	—	361,940	—	—	361,940
Patrick J. Winterlich
Voluntary retirement	—	—	—	—	—
Involuntary or good reason termination	815,007	—	16,032	380,628	1,211,667
Involuntary or good reason termination after change in control	1,630,014	—	32,065	885,702	2,547,781
Death	2,500,000	—	—	663,034	3,163,034
Disability	—	—	—	663,034	663,034
Robert G. Hennemuth
Voluntary retirement	—	—	—	—	—
Involuntary or good reason termination	671,000	—	11,216	—	682,216
Involuntary or good reason termination after change in control	2,012,999	—	33,647	—	2,046,646
Death	2,341,999	—	—	—	2,341,999
Disability	—	—	—	—	—
Gail E. Lehman
Voluntary retirement	—	—	—	—	—
Involuntary or good reason termination	673,015	—	15,432	500,129	1,188,576
Involuntary or good reason termination after change in control	1,346,031	—	30,865	724,647	2,101,543
Death	2,298,329	—	—	496,262	2,794,591
Disability	—	—	—	496,262	496,262
Colleen Pritchett
Voluntary retirement	—	—	—	—	—
Involuntary or good reason termination	390,000	—	16,011	696,865	1,102,876
Involuntary or good reason termination after change in control	808,047	—	24,017	957,457	1,789,521
Death	2,000,000	—	—	863,706	2,863,706
Disability	—	—	—	863,706	863,706

(1)	Involuntary or good reason termination, with or without a change in control. For all named executive officers, represents the lump sum cash payment that would have been paid to the executive under the Executive Severance Policy, in the case of Mr. Stanage, or an executive severance agreement, in the case of Ms. Lehman, Ms. Pritchett and Messrs. Winterlich and Hennemuth.

Death. Represents the death benefit (assuming accidental death of the named executive officer) that would have been paid under agreements with Messrs. Stanage and Hennemuth and our executive life insurance and accidental death and dismemberment insurance policies. The death benefit disclosed for Messrs. Stanage and Winterlich, Ms. Lehman and Ms. Pritchett would have been paid by the insurers under our executive life insurance and accidental death and dismemberment insurance policies. For Mr. Hennemuth’s death benefit, $2,000,000 would have been paid by our insurers, with the remainder paid by the company pursuant to our agreement with Mr. Hennemuth.

(2)	For Mr. Stanage, represents the difference between (a) the actual lump sum he would have received upon the indicated type of termination on December 31, 2020, and (b) the lump sum he would have received had he voluntarily terminated his employment on December 31, 2020. Mr. Hennemuth would not receive an enhancement to his EDCA benefits as a result of any type of termination of employment or a change in control.

60	HEXCEL CORPORATION | 2021 Proxy Statement

EXECUTIVE COMPENSATION

(3)	Represents Hexcel’s share of the value of welfare/medical benefits for (a) one and one-half years (in the case of Mr. Stanage) or one year (in the case of Ms. Lehman, Ms. Pritchett and Messrs. Winterlich and Hennemuth), upon involuntary or good reason termination without a change in control, and (b) three years (in the case of Mr. Hennemuth), two and one-half years (in the case of Mr. Stanage), two years (in the case of Ms. Lehman and Mr. Winterlich) or one and one-half years (in the case of Ms. Pritchett), in the event of involuntary or good reason termination following a change in control.

(4)	Reflects the value of equity awards that were unvested on December 31, 2020, and that would have vested as a result of the indicated type of termination of employment of the named executive officer. The value of annual equity awards is not included for Messrs. Stanage or Hennemuth because each of them was retirement eligible under the terms of the equity awards on December 31, 2020 and could have received the equity award immediately or in accordance with the schedule set forth in the applicable award agreement after retirement. For Ms. Pritchett, includes the value of her February 6, 2020 retention RSU grant that would have continued to vest as a result of the indicated type of termination of employment.

Severance Payments to Mr. Schneider

On May 1, 2020, in connection with a restructuring of roles and responsibilities among the senior management team to align our operations with the decrease in customer demand, Mr. Schneider’s position was eliminated under circumstances that the board determined constituted an involuntary termination. Therefore, he was eligible to receive severance benefits under the terms of his severance agreement, which included a lump sum payment equal to his base salary and benefits continuation for one year. Mr. Schneider also received a pro-rata 2020 MICP bonus payout based on his separation date from the company of May 1, 2020. In addition, his grant of retention RSUs on February 6, 2020 continues to vest in accordance with its terms, and his 2019 and 2020 PSAs are subject to continued vesting on a pro-rata basis based on his separation date from the company of May 1, 2020. He was also provided additional time to exercise his vested stock options (from 90 days to 12 months after termination) on the same terms as other participants in the related reduction-in-force. The following table quantifies the severance benefits provided to Mr. Schneider pursuant to his severance agreement.

Accelerated or
Continued
Vesting of
Equity Awards
		(value based	Non-Equity	Total
Cash	Benefits	on 12/31/2020	Incentive	Termination
Severance ($)	Continuation ($)	share price) ($)(1)	Compensation ($)	Benefits ($)
370,000	28,375	680,606	11,934	1,090,915

(1)	Includes the value of (a) Mr. Schneider’s retention RSUs granted on February 6, 2020, which continue to vest, and (b) his PSAs issued in January 2019 and February 2020 assuming the target level of performance will be achieved and pro-rated based on his separation date from the company of May 1, 2020.

HEXCEL CORPORATION | 2021 Proxy Statement	61

PROPOSAL 2—ADVISORY APPROVAL OF THE COMPANY’S 2020 EXECUTIVE COMPENSATION

We are seeking an advisory, non-binding stockholder vote with respect to compensation provided to our named executive officers for 2020 as required pursuant to Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The company’s executive compensation program and compensation paid to the named executive officers are described on pages 22-61 of this proxy statement. The compensation committee oversees the program and compensation awarded, adopting changes to the program and awarding compensation as appropriate to reflect the company’s circumstances and to promote our compensation philosophy, which is to deliver pay for performance that creates sustainable value for our stockholders. We currently hold our advisory stockholder vote with respect to named executive officer compensation every year, pursuant to the stockholders’ advisory approval of an annual frequency for such vote at the 2017 Annual Meeting of Stockholders, which was accepted by the board. We anticipate that stockholders will next have the opportunity to vote on the frequency of future votes on named executive officer compensation at the 2023 Annual Meeting of Stockholders.

This vote is not intended to address any specific item of compensation or any single compensation philosophy, policy or practice, but rather the overall compensation of our named executive officers as described in this proxy statement. This vote is advisory and non-binding. However, the compensation committee will review the voting results and take them into consideration when making future decisions regarding executive compensation, in conjunction with other factors such as feedback from stockholder outreach programs.

Accordingly, the board recommends that our stockholders vote in favor of the following resolution:

RESOLVED, that the stockholders approve, on an advisory, non-binding basis, the compensation of the company’s named executive officers, as disclosed under Securities and Exchange Commission rules, including the compensation discussion and analysis, and the compensation tables and related material included in the proxy statement for the 2021 Annual Meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ADVISORY APPROVAL OF THE COMPANY’S 2020 EXECUTIVE COMPENSATION.

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CEO PAY RATIO

As required by SEC regulations, we are providing the following pay ratio information with respect to our last completed fiscal year, as a reasonable estimate calculated in a manner consistent with SEC regulations.

In determining the CEO pay ratio for fiscal 2020, we identified the median employee from our global employee population as of December 31, 2020, based on total cash compensation (consisting of base pay—including all differentials, on-call, vacation, sick and overtime pay—and annual bonus or sales incentives), with the compensation paid to non-U.S. employees converted to U.S. dollars using the applicable exchange rate in effect on December 31, 2020. Once the median employee was identified, we calculated the median employee’s annual total compensation in the same manner as we calculate the amount set forth in the “Total” column in the Summary Compensation Table (i.e., including items such as the value of stock and option awards, as well as retirement and benefit plans, to the extent applicable).

For our 2020 fiscal year, our median employee’s annual total compensation was $58,172 calculated in the same manner that we calculated the annual total compensation of our CEO as reported in the Summary Compensation Table on page 46. Our CEO’s 2020 annual total compensation was $7,953,938. Therefore, our CEO to median employee pay ratio for fiscal 2020 was 137 to 1.

HEXCEL CORPORATION | 2021 Proxy Statement	63

EQUITY COMPENSATION PLAN INFORMATION

The following information is provided as of December 31, 2020. All numbers in columns (a) and (c) refer to shares of Hexcel common stock.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights (b)		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(a)) (c)
Equity compensation plans approved by security holders	2,287,393	(1)	$51.07	(2)	3,361,128	(3)
Equity compensation plans not approved by security holders	—		N/A		—
Total	2,287,393	(1)	$51.07	(2)	3,361,128	(3)

(1)	Includes 1,443,569 shares issuable upon the exercise of NQOs, 426,681 shares issuable upon the vesting and conversion of RSUs, and 417,143 shares issuable with respect to outstanding PSAs. With respect to PSAs for the 2018-2020 performance period, reflects 0 shares to be issued, based on the actual level of attainment of ROIC and Relative EPS Growth (the applicable performance measures during the 2018-2020 period). See “Compensation Discussion and Analysis–2020 Compensation–PSAs Granted in 2018 – No Payout” on pages 38-39 for additional information. With respect to PSAs for each of the 2019-2021 performance period and the 2020-2022, assumes that we will attain the maximum level of ROIC and Relative EPS Growth under the PSAs for the performance period, each of which would result in the PSAs converting into the maximum number of shares of our common stock that can be awarded under the PSAs in early 2022 and 2023, respectively. To the extent that the maximum level of the performance measures is not achieved, shares that are not issuable upon conversion of the PSAs will again become available for future issuance under the 2013 ISP.

(2)	Excludes the RSUs and PSAs referred to in note 1 above because they have no exercise price.

(3)	Includes: (a) 3,332,421 shares of common stock available for future issuance under the 2013 ISP and (b) 28,707 shares of common stock available for purchase under the ESPP. While the ESPP is currently suspended due to economic conditions resulting from the COVID-19 pandemic, on February 3, 2021 the board of directors approved reinstatement of the ESPP effective as of July 1, 2021.

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AUDIT COMMITTEE REPORT

The audit committee is responsible for assisting the board in its oversight of the integrity of the company’s financial statements, exposure to financial risk and mitigation of those risks, compliance with legal and regulatory requirements, independent registered public accounting firm’s qualifications, independence and performance, and internal audit function. We also appoint the company’s independent registered public accounting firm and submit our selection to the company’s stockholders for ratification. We operate under a written charter adopted and approved by the board of directors, which is available on the company’s website, www.hexcel.com.

Management is responsible for the financial reporting process, including the system of internal controls, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles in the United States. Our independent registered public accounting firm is responsible for performing an integrated audit of the company’s financial statements and internal control over financial reporting in accordance with the auditing standards of the Public Company Accounting Oversight Board (“PCAOB”). Our responsibility is to monitor and review these processes.

We held eight meetings in 2020, held numerous discussions with management and met in executive session, without management, with Ernst & Young LLP, our independent registered public accounting firm for 2020. We also met in executive session, without management present, with our internal auditors. We have reviewed and discussed the audited consolidated financial statements for the year ended December 31, 2020 with management and the independent registered public accounting firm. We discussed with the independent registered public accounting firm the matters required to be discussed pursuant to the applicable requirements of the PCAOB and the SEC.

Our independent registered public accounting firm also provided the written disclosures and letter required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the audit committee concerning independence, and we discussed with the independent registered public accounting firm its independence.

Based on our review and the discussions referred to above, the audit committee recommended to the board of directors that Hexcel’s audited consolidated financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2020 for filing with the SEC.

Jeffrey C. Campbell, Chair
Cynthia M. Egnotovich
Catherine A. Suever

The Members of the Audit Committee

HEXCEL CORPORATION | 2021 Proxy Statement	65

PROPOSAL 3—RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

General

We are asking stockholders to ratify the audit committee’s appointment of Ernst & Young LLP (“EY”) as our independent registered public accounting firm for 2021. Stockholder ratification of the appointment of EY is not required under our Certificate of Incorporation, Bylaws or otherwise, but is being submitted as a matter of good corporate practice. While the audit committee is not bound by the outcome of this vote, if the appointment of EY is not ratified by our stockholders, the audit committee will reconsider the appointment.

EY has audited our financial statements annually since 2016. A representative of EY is expected to attend the Annual Meeting. The representative will have an opportunity to make a statement if he or she desires to do so and will be available to answer appropriate questions from stockholders present online at the meeting.

Fees

The following table summarizes fees incurred for professional audit services rendered by EY for the audit of the company’s annual consolidated financial statements for fiscal 2019 and fiscal 2020 and for other services rendered by EY in fiscal 2019 and fiscal 2020. The audit committee pre-approves all audit and permissible non-audit services provided by our independent registered public accounting firm, which may include audit services, audit-related services, tax services and other services. All services provided by EY were pre-approved by the audit committee.

	Year Ended December 31,
	2020	2019
Audit fees(1)	$2,644,000	$2,645,000
Audit-related fees(2)	—	—
Tax fees(3)	162,000	202,000
All other fees	—	—
Total	$2,806,000	$2,847,000

(1)	Audit fees relate to professional services rendered in connection with the audit of our annual financial statements, review of the financial statements included in our Forms 10-Q and services provided in connection with foreign statutory and regulatory filings.

(2)	Audit-related fees comprise fees for assurance and related services reasonably related to the performance of the audit or review of our financial statements and not included in reported audit fees.

(3)	Tax fees are fees incurred for professional services rendered for tax planning, tax compliance and tax advice.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP.

66	HEXCEL CORPORATION | 2021 Proxy Statement

PROPOSAL 4—APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE EMPLOYEE STOCK PURCHASE PLAN

General

The board of directors is asking our stockholders to approve the amendment and restatement of the Hexcel Corporation 2016 Employee Stock Purchase Plan. Our stockholders initially approved the plan on May 5, 2016. The plan was subsequently amended and restated as of January 1, 2019. The board of directors suspended the plan in January 2020 when the company entered into the Merger Agreement. The Merger Agreement was subsequently terminated in April 2020, but the plan remained suspended due to economic conditions caused by the COVID-19 pandemic. On February 3, 2021, the board of directors, upon the recommendation of the compensation committee, approved the further amendment and restatement of the plan, subject to stockholder approval at the Annual Meeting, to increase the number of shares of our common stock reserved for sale under the plan by 300,000 shares.

The plan generally provides our eligible employees with the opportunity to use their payroll deductions to buy shares of our common stock at a discount on periodic purchase dates. The plan is a broad-based employee plan intended to allow our employees to participate in the long-term growth of the company. It is intended to qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”).

As of February 3, 2021, and excluding the proposed share increase, 28,707 shares remained available for sale under the plan. On February 3, 2021, the board approved reinstatement of the plan effective as of July 1, 2021. Based on historical participation rates, recent changes in our stock price, and our projected recruiting and retention needs, we anticipate that the company will not be able to offer the plan to participants beyond the July 1, 2021 offering period unless we reserve more shares for sale under the plan.

In order to maintain the flexibility to keep pace with our competitors and effectively attract, motivate and retain high-caliber employees, we are asking our stockholders to authorize an additional 300,000 shares for sale under the amended and restated plan (referred to herein as the “amended plan”). We estimate that, with the share increase made by the amended plan, we will have sufficient shares to cover plan purchases through 2024.

We are submitting the amended plan to our stockholders pursuant to the requirements of Section 423 of the Code. The following description of the amended plan is not intended to be complete and is qualified in its entirety by the complete text of the amended plan, a copy of which is included as Annex B to this proxy statement. Unless otherwise indicated, the following describes the provisions of the amended plan that are intended to meet the requirements of Section 423 of the Code. The company may also grant rights to purchase Hexcel common stock under the plan that are not intended to meet the requirements of Section 423 of the Code, pursuant to rules, procedures or sub-plans adopted by the company and designed to achieve tax, securities law or other objectives in one or more foreign jurisdictions (the “Non-423 Component”).

Description of the Principal Features of the Plan

Authorized Shares

Under the amended plan, there will be 550,000 shares of our common stock authorized for issuance plus the number of shares reserved but unissued under the 2009 Employee Stock Purchase Plan upon its termination on June 30, 2016, and a total of 328,707 shares remaining available for issuance.

Purpose

The amended plan is designed to encourage the purchase by our employees of shares of our common stock at up to a 15% discount.

HEXCEL CORPORATION | 2021 Proxy Statement	67

PROPOSAL 4—Approval of the Amendment And Restatement of the Employee Stock Purchase Plan

Administration

The amended plan will be administered by the compensation committee of our board of directors or its authorized delegate. The committee or its authorized delegate may interpret and construe the amended plan, may make such rules and regulations and establish such procedures for the administration of the amended plan as it deems appropriate, and has the authority to exercise all the powers and authorities necessary or advisable in the administration of the amended plan. To the extent permitted by applicable law, the compensation committee in its discretion may delegate any or all of its powers under the plan to one or more officers or employees of the company.

Eligibility and Participation

Generally, all employees of the company or its designated subsidiaries who have been employed at least six months and work at least 20 hours per week and more than five months in a calendar year (except certain “highly compensated employees”) will be eligible to participate in the amended plan. As of March 15, 2021, approximately 3,985 employees, excluding our named executive officers, who, as described below, are not eligible to participate in the amended plan, will be eligible to participate in the amended plan effective with its reinstatement on July 1, 2021.

The compensation committee previously determined by resolution adopted on October 30, 2018, in accordance with the terms of the plan, that any “highly compensated employee” of the company or any of its subsidiaries who has been appointed as (i) an officer for purposes of Section 16(a) of the Exchange Act or (ii) a corporate officer of the company and a member of the Hexcel Leadership Team, shall be excluded from participation in the plan. Highly compensated employees are determined in accordance with Section 414(q) of the Code, and excluded highly compensated employees also may be determined by reference to other permissible bases for exclusion, as described in applicable U.S. Treasury Regulations. Employees will be eligible for the Non-423 Component, even if they have been employed less than six months, to the extent the company deems advisable to comply with applicable law in one or more foreign jurisdictions.

The compensation committee may also designate subsidiaries from time to time in its sole discretion to participate in the amended plan. Any subsidiaries of the company may be designated to participate, including corporations or other entities which become subsidiaries after the effective date of the amended plan. Only U.S. subsidiaries may participate in the portion of the plan that is intended to meet the requirements of Section 423 of the Code.

Purchase of Shares

Each eligible employee who elects to participate in an offering period will be granted options to purchase our common stock through regular payroll deductions during the offering period in an amount equal to either (i) a whole percentage from 1% to 10% of the employee’s cash compensation for each payroll period, or (ii) a dollar amount that is not less than $15.00 and not more than $1,000.00 for each payroll period. The compensation committee may from time to time establish such other minimum and/or maximum payroll deduction amounts before an offering period begins. The compensation committee sets the length of the offering period, provided no offering period may last longer than 27 months. The initial offering period under the amended plan will commence on July 1, 2021 and will be for the length of a calendar quarter. Unless the compensation committee provides otherwise, each subsequent calendar quarter shall be a separate offering period. The purchases are made at the end of the offering period. The compensation committee sets the purchase price of a share of our common stock for each offering period, provided the purchase price may not be less than 85% of the lower of the fair market value of a share of our common stock on the first and last business day in the calendar quarter. No employee shall be permitted to purchase common stock with a value greater than $25,000 in any calendar year. Unless the compensation committee provides otherwise, no employee shall be permitted to purchase more than 2,500 shares of our common stock in any offering period. The market value of a share of our common stock as of March 15, 2021 was $61.10.

Dividends

If we pay cash dividends on shares of our common stock, we will also pay cash dividends on any shares held by participants in the amended plan. Unless otherwise determined by the compensation committee, these cash dividends will automatically be paid in cash unless a participant elects to have the amounts reinvested in shares of our common stock at the current market price. If we pay non-cash dividends on shares of our common stock, we will also pay those non-cash dividends on any shares held by participants in the amended plan.

68	HEXCEL CORPORATION | 2021 Proxy Statement

PROPOSAL 4—Approval of the Amendment And Restatement of the Employee Stock Purchase Plan

Withdrawal and Termination of Employment

An employee may, preceding the termination of an offering period, withdraw all payroll deductions then credited to his or her account by giving written notice to his or her employer not less than twenty days before termination of the offering period. Upon receipt of such notice of withdrawal, all payroll deductions credited to the employee’s account will be paid to him or her, without any earned interest credited, and no further payroll deductions will be made for such employee during that offering period. Partial withdrawals of payroll deductions are not permitted.

If an employee’s employment is terminated for any reason prior to the termination date of any offering period in which he or she is participating, no option will be granted to such employee and the payroll deductions credited to his or her account will be returned to the employee. If an employee dies before the termination date of any purchase period in which he or she was participating, the payroll deductions credited to the participant’s account will be paid to the participant’s beneficiary.

Adjustments, Amendment and Termination

The number of shares of stock covered by each unexercised option under the amended plan and the number of shares which have been authorized for issuance under the amended plan but which have not yet been issued and are not subject of an unexercised option, as well as the price per share of common stock covered by each option under the amended plan for which the exercise price has been determined but which has not yet been exercised, shall be proportionately adjusted for any increase or decrease in the number of issued shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of company common stock, or any other increase or decrease in the number of shares of company common stock effected without receipt of consideration by the company. Such adjustments shall be made by the company, whose determination in that respect shall be final, binding and conclusive. In the event of a proposed sale of all or substantially all of the assets of the company, or the merger of the company with or into another corporation, each option under the amended plan shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the compensation committee determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, to shorten the offering period then in progress.

The amended plan will automatically terminate on May 5, 2026, unless it is terminated earlier by action of the board or the compensation committee, or by the purchase of all shares of our common stock which are subject to the amended plan. The compensation committee may from time to time amend or terminate the amended plan, but no such amendment or termination may adversely affect the rights of any participant. No amendment to the amended plan which requires stockholder approval under applicable law, rule or regulation shall become effective unless it is approved by the requisite vote of our stockholders.

Federal Income Tax Consequences

The following discussion is a brief summary of certain United States federal income tax consequences under current federal income tax laws relating to awards under the amended plan. This summary is not intended to be exhaustive and, among other things, does not describe state, local or foreign income and other tax consequences, or the tax treatment of any purchases under the Non-423 Component of the amended plan. ACCORDINGLY, PARTICIPANTS IN THE AMENDED PLAN SHOULD CONSULT THEIR RESPECTIVE TAX ADVISORS IN DETERMINING THE TAX CONSEQUENCES OF SUCH PARTICIPATION.

The amended plan is intended to qualify as an “employee stock purchase plan” within the meaning of Section 423 of the Code. Under a plan which so qualifies, an eligible employee recognizes no taxable income upon either the grant or the exercise of the option. The employee does not recognize taxable income until there is a sale or other disposition of the shares acquired under the amended plan or in the event the participant should die while still owning the purchased shares.

If a participant sells or otherwise disposes of the purchased shares within two years after his or her entry date into the offering period in which such shares were acquired or within one year after the actual purchase date of those shares, then the participant will recognize ordinary income in the year of sale or disposition equal to the amount by which the closing selling price of the shares on the purchase date exceeded the purchase price paid for those shares, and we will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal in amount to such excess. The participant also will recognize a capital gain to the extent the amount realized upon the sale of the shares exceeds the sum of the aggregate purchase price for those shares and the ordinary income recognized in connection with their acquisition.

HEXCEL CORPORATION | 2021 Proxy Statement	69

PROPOSAL 4—Approval of the Amendment And Restatement of the Employee Stock Purchase Plan

If a participant sells or disposes of the purchased shares more than two years after his or her entry date into the offering period in which the shares were acquired and more than one year after the actual purchase date of those shares, the participant will recognize ordinary income in the year of sale or disposition equal to the lower of (i) the amount by which the closing selling price of the shares on the sale or disposition date exceeded the purchase price paid for those shares or (ii) 15% of the closing selling price of the shares on the participant’s entry date into that offering period. Any additional gain upon the disposition will be taxed as a long-term capital gain. The company will not be entitled to an income tax deduction with respect to such disposition.

Plan Benefits

Since the amount of benefits to be received by each employee in the amended plan is determined by his or her elections, the amount of future benefits to be allocated to any individual or group of individuals under the amended plan in any particular year is not determinable.

Registration with the SEC

The company intends to file a Registration Statement on Form S-8 relating to the issuance of additional shares under the amended plan with the SEC pursuant to the Securities Act of 1933, as amended, after approval of the amended plan by our stockholders.

Vote Required

Approval of the amended plan requires the favorable vote of a majority of the shares present in person (virtually) or represented by proxy and entitled to vote on the matter at the Annual Meeting once a quorum is present. Abstentions will be counted and will have the same effect as a vote against the proposal. Under applicable NYSE rules, brokers are not permitted to vote shares held for a customer without specific instructions from the customer. Broker non-votes will have no effect on the outcome of the vote.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE EMPLOYEE STOCK PURCHASE PLAN TO INCREASE THE NUMBER OF SHARES RESERVED FOR ISSUANCE UNDER THE PLAN.

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CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Review and Approval of Related Person Transactions

We have adopted a written policy that requires the review and pre-approval of all potential transactions valued at greater than $10,000 in which we and any of our directors, executive officers, stockholders owning greater than 5% of any class of our securities or any of their immediate family members participates or otherwise has an interest. The audit committee is responsible for evaluating and authorizing any transaction with a value greater than $120,000, although any member of the audit committee who is a related person with respect to a transaction under review may not participate in the deliberations or vote respecting approval or ratification of the transaction in question. The Chief Financial Officer is responsible for evaluating and authorizing any transaction with a value between $10,000 and $120,000, unless the Chief Financial Officer is a related person with respect to the transaction under review, in which case the General Counsel will be responsible for such evaluation and possible authorization.

The factors to be considered in determining whether or not to authorize a transaction brought to the attention of the audit committee or the Chief Financial Officer under this policy include the following:

■	the terms of the transaction, and whether the terms are no less favorable to us than would be obtained if the transaction were entered into with a party other than a related person;

■	the benefits to us;

■	the availability of other sources for the product or service that is the subject of the transaction;

■	the timing of the transaction;

■	the potential impact of the transaction on a director’s independence; and

■	any other factors deemed relevant.

Merger Agreement

On January 12, 2020, we announced that we had entered into the Merger Agreement with Woodward and Merger Sub. Mr. Gendron, the current Chairman of the Board, Chief Executive Officer and President of Woodward, is a member of our board of directors. In response to the impact of the COVID-19 pandemic, on April 5, 2020, Hexcel and Woodward entered into an agreement to terminate the Merger Agreement. Mr. Gendron did not participate in the negotiations of the Merger Agreement or the termination agreement in his capacity as a member of our board of directors. No termination fees were paid in connection with the termination of the Merger Agreement. In 2020, the company reimbursed Woodward approximately $392,000 for its portion of certain Merger expenses paid directly by Woodward.

Compensation Committee Interlocks and Insider Participation

The compensation committee members that served during fiscal year 2020, and those that currently serve, have no interlocking relationships required to be disclosed under SEC rules and regulations.

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DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who beneficially own more than ten percent of a class of our equity securities registered under the Exchange Act, to file with the SEC initial reports of ownership and reports of changes in ownership of Hexcel common stock. Based solely on a review of the copies of such reports filed and representations from our directors and executive officers, for the year ended December 31, 2020, we believe that all persons subject to these reporting requirements complied with all applicable Section 16(a) filing requirements.

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OTHER MATTERS

As of the date of this proxy statement, the board of directors does not know of any other matters to be presented for consideration by the stockholders at the Annual Meeting. However, if any other matters not known are properly brought before the Annual Meeting, proxies will be voted at the discretion of the proxy holders in accordance with their judgment on such matters.

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STOCKHOLDER PROPOSALS

Stockholder proposals intended for inclusion in our proxy statement and form of proxy for the 2022 Annual Meeting of Stockholders must be submitted in writing to us at Hexcel Corporation, Attention: Corporate Secretary, Two Stamford Plaza, 281 Tresser Boulevard, Stamford, Connecticut 06901, must be received by us no later than November 25, 2021 and must comply in all other respects with SEC regulations relating to such inclusion.

Our Bylaws require that proposals of stockholders, other than proposals submitted for inclusion in our proxy statement and form of proxy, and nominations for the election of directors at the 2022 Annual Meeting of Stockholders be received by us not later than January 10, 2022, and must be accompanied by additional information specified in our Bylaws, a copy of which may be obtained upon request to our Corporate Secretary at the address provided above.

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ANNUAL REPORT

We will mail, without charge, upon written request from any stockholder, a copy of our Annual Report to Stockholders containing the company’s audited consolidated financial statements for the year ended December 31, 2020. Requests should be addressed to Hexcel Corporation, Attention: Vice President, Investor Relations, Two Stamford Plaza, 281 Tresser Boulevard, Stamford, Connecticut 06901, or by email to InvestorRelations@hexcel.com.

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ANNEX A

Reconciliation of GAAP Diluted EPS to Adjusted Diluted EPS:

	Year Ended December 31,
(In millions, except earnings per share)	2020	2019
GAAP net income	$31.7	$306.6
Restructuring expense(1)	32.1	—
Merger expense(1)	11.5	—
Tax benefits(2)	(54.7)	(3.0)
Adjusted net income (Non-GAAP)	$20.6	$303.6
Diluted Shares (GAAP)	84.0	85.8
Diluted Earnings per Share (GAAP)	$0.38	$3.57
Adjusted Diluted Earnings per Share (Non-GAAP)	$0.25	$3.54

(1)	The year ended December 31, 2020 includes severance and other costs related to global restructuring efforts as well as expenses related to the terminated Woodward, Inc. merger. The reconciliation to Non-GAAP Net Income shows these amounts net of tax.

(2)	The years ended December 31, 2020 and December 31, 2019 include a tax benefit primarily due to the release of a valuation allowance in a foreign jurisdiction.

We believe that adjusted net income and adjusted diluted net earnings per share, each of which is a non-GAAP financial measure, is meaningful to investors because it provides a view of Hexcel with respect to ongoing operating results exclusive of items that are not indicative of our underlying core performance or business trends. Special items represent significant charges or credits that are important to an understanding of Hexcel’s overall operating results in the periods presented. This non-GAAP measure is not presented in accordance with U.S. generally accepted accounting principles (“GAAP”) and should not be viewed as an alternative to GAAP measures of performance.

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ANNEX B

HEXCEL CORPORATION

2016 EMPLOYEE STOCK PURCHASE PLAN

(As amended and restated effective February 3, 2021)

1.     Purpose. The Plan is intended to provide Employees of the Company and each Designated Subsidiary, with the opportunity to apply a portion of their compensation to the purchase of Common Stock of the Company in accordance with the terms of the Plan, to promote and increase the ownership of Common Stock by such Employees and to better align the interests of the Employees and the Company’s stockholders and to thereby increase overall stockholder value. The provisions of the Plan shall, accordingly, be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code. The Plan was originally adopted on May 5, 2016 and was amended and restated effective as of January 1, 2019, with such amended and restated terms applicable to Offering Periods commencing on or after April 1, 2019. The Plan is hereby amended and restated, as set forth herein, as of February 3, 2021, subject to the approval by the stockholders of the Company, to increase the maximum number of shares of Common Stock which shall be reserved for sale under the Plan.

The Company intends that the rights to purchase Common Stock of the Company granted under the Plan be considered options issued under an “employee stock purchase plan” as that term is defined in Section 423(b) of the Code (the “Section 423(b) Component”), although the Company makes no undertaking or representation to maintain such qualification. The provisions of the Section 423(b) Component shall be construed, administered and enforced in accordance with Section 423(b) of the Code. In addition, the Company may grant rights to purchase stock under the Plan that are not intended to meet the requirements of Section 423(b) of the Code, pursuant to rules, procedures or sub-plans adopted by the Company and designed to achieve tax, securities law or other objectives in one or more foreign jurisdictions (the “Non-423(b) Component”), provided that Employees who reside in the United States and are employed by the Company or a Subsidiary located in the United States will not be granted rights to purchase stock under the Non-423(b) Component. The Non-423(b) Component shall be administered as one or more separate sub-plans, distinct and apart from the Section 423(b) Component. However, except as otherwise provided herein, the Non-423(b) Component will be subject to the same terms, provisions and restrictions as in effect for the Section 423(b) Component.

2.     Definitions.

(a)     “Board” means the Board of Directors of the Company.

(b)     “Code” means the Internal Revenue Code of 1986, as amended.

(c)     “Committee” means the Compensation Committee of the Board or its authorized delegate.

(d)     “Common Stock” means the Common Stock, $0.01 par value, of the Company.

(e)     “Company” means Hexcel Corporation, a Delaware corporation.

(f)     “Compensation” means the base salary, straight time gross earnings, overtime, shift premium, cash bonuses and commissions paid to an Employee, including an Employee’s portion of any elective deferral contributed on the Employee’s behalf to a plan described in Section 401(k) of the Code, any amount excludable pursuant to Section 125 or 132(f) of the Code and any compensation deferral made under the Hexcel Nonqualified Deferred Compensation Plan. However, the Committee, in its sole discretion, may make one or more modifications to such definition with respect to Employees of a non-U.S. Designated Subsidiary which is eligible to participate in a Non-423(b) Component.

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ANNEX B

(g)     “Continuous Status as an Employee” means the absence of any interruption or termination of service as an Employee other than ordinary vacation and short-term disability absences. Continuous Status as an Employee shall not be considered interrupted in the case of a leave of absence agreed to in writing by the Company, provided that such leave is for a period of not more than 90 days or reemployment upon the expiration of such leave is guaranteed by contract or statute.

(h)     “Contributions” means all payroll deductions (or, where permitted by the Board or the Committee in the case of Participants in the Non-423(b) Component, contributions by means other than payroll deductions) credited to a Participant under the Plan.

(i)     “Designated Subsidiary” means a Subsidiary, if any, which has been designated by the Committee from time to time in its sole discretion as eligible to participate in the Plan and which is listed in Appendix A.

(j)     “Employee” means any employee of the Company or any Designated Subsidiary (as determined under Code Section 3401(c) and the regulations thereunder) who is customarily employed by the Company or any Designated Subsidiary for more than (20) hours per week and more than five months in a calendar year. Notwithstanding the foregoing, any employee who is a citizen or resident of a foreign jurisdiction (without regard to whether he or she is also a citizen or resident alien of the United States) shall be excluded from coverage under the Plan if the grant of an option under the Plan to such employee is prohibited under the laws of such jurisdiction or if compliance with the laws of the foreign jurisdiction would cause the Plan to violate the requirements of Code Section 423. Notwithstanding the foregoing, Employees of any non-U.S. Designated Subsidiary shall be eligible to be granted rights under the Non-423(b) Component even if such Employee’s customary employment with such non-U.S. Designated Subsidiary is less than twenty (20) hours per week and/or five (5) months per calendar year on the Offering Date, to the extent deemed advisable to comply with applicable law in one or more foreign jurisdictions, as determined by the Company.

(k)     “Enrollment Date” means the first business day of each Offering Period under the Plan.

(l)     “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(m)     “Exercise Date” means the last business day of each Offering Period of the Plan.

(n)     “Offering” means the offer for sale to eligible Employees of the Company and any Designated Subsidiary of shares of Common Stock at the price and subject to the other terms and conditions determined by the Committee in accordance with the terms of the Plan. The right to purchase shares of Common Stock pursuant to an Offering is sometimes referred to below as an option, and the commencement of an individual’s participation in an Offering is sometimes referred to as the granting of an option to such individual. One or more Offerings may be made under the Plan. Offerings may be consecutive or overlapping, and the terms of each Offering need not be identical provided the terms of the Plan and the Offering together satisfy the requirements of the Plan.

(o)     “Offering Date” means, with respect to an Offering, the date on which the Company completes the corporate action constituting an offer of stock for sale to an Employee, as determined under Section 1.421-1(c) of the U.S. Treasury Regulations, but without regard to the requirement that the minimum exercise price must be fixed or determinable in order for the corporate action to be considered complete. The Offering Date with respect to an Offering will be the same as the Enrollment Date for such Offering, provided the terms of the Offering designate, as of the Enrollment Date, a maximum number of shares of Common Stock or a formula for establishing the maximum number of shares of Common Stock that may be purchased by each Employee during the Offering. Unless the Committee specifies otherwise with respect to an Offering, the maximum number of shares of Common Stock that may be purchased by each Employee during an Offering shall be two thousand five hundred (2,500) shares, subject to the limitation described in Section 5(c) below. If the terms of an Offering do not designate, as of the Enrollment Date, a maximum number of shares of Common Stock or a formula for establishing the maximum number of shares of Common Stock that may be purchased by each Employee during the Offering, the Offering Date will be the same as the Exercise Date.

(p)     “Offering Period” means a period of up to twenty-seven (27) calendar months commencing on the Enrollment Date during which an Offering is made. The length of an Offering Period with respect to a particular Offering under the Plan shall be determined by the Committee in its discretion.

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ANNEX B

(q)     “Participant” means any Employee who is eligible to participate in an Offering pursuant to Section 3, who has delivered a Subscription Agreement to the Company with respect to such Offering, whose Continuous Status as an Employee has not terminated prior to the Exercise Date with respect to such Offering and who has not withdrawn pursuant to Section 10 hereof with respect to such Offering.

(r)     “Participation Termination Notice” has the meaning given thereto in Section 10 hereof.

(s)     “Plan” means this Employee Stock Purchase Plan.

(t)     “Plan Account” means, with respect to each Participant, an account established or utilized by the Service Provider to record the purchase of shares from Contributions made by such Participant under the Plan.

(u)     “Service Provider” means the provider of recordkeeping and administrative services selected by the Company, from time to time, to recordkeep and administer the Plan for the Participants under the Plan.

(v)     “Subsidiary” shall mean any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of granting an option, each of the corporations other than the last corporation in the unbroken chain owns shares possessing fifty percent (50%) or more of the total combined voting power of all classes of shares in one of the other corporations in such chain.

3.     Eligibility.

(a)     With respect to any Offering under the Plan, any Employee whose Continuous Status as an Employee has been uninterrupted for the six (6)-month period immediately prior to the Enrollment Date with respect to such Offering shall be eligible to participate in such Offering, subject to the requirements of Section 5(a). An otherwise eligible Employee who has acquired less than six (6) months of uninterrupted Continuous Status as an Employee as of any Enrollment Date shall not be eligible to participate until the start of the next available Offering, even if such person should acquire six (6) months of uninterrupted Continuous Status as an Employee during the course of the current Offering. Notwithstanding the foregoing sentence, Employees of any Designated Subsidiary shall be eligible to be granted rights under the Non-423(b) Component even if such Employee’s uninterrupted Continuous Status as an Employee on the Offering Date is less than six (6) months, to the extent deemed advisable to comply with applicable law in one or more foreign jurisdictions, as determined by the Company.

(b)     Notwithstanding Section 3(a) or any provision of the Plan to the contrary, no Employee shall be granted an option under the Plan to the extent that immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own stock and/or hold outstanding options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Subsidiary of the Company.

(c)     Notwithstanding Section 3(a) or any provision of the Plan to the contrary, the Committee may by resolution exclude from participation in the Plan, or from participation in an Offering Period, Employees who are “highly compensated employees” within the meaning of Section 414(q) of the Code, or only such Employees who are “highly compensated employees” and who also meet one or more of the characteristics specified in Section 1.423-2(e)(2)(ii) of the U.S. Treasury Regulations, as determined by the Committee in its discretion.

4.     Offering Periods; Terms Relating to Offerings.

(a)     The Plan shall be implemented by a series of consecutive Offering Periods. Unless otherwise determined by the Committee, each Offering Period shall be for a period of three (3) consecutive months and shall commence on the first day of each calendar quarter. The Committee shall have the power to change the duration and/or the frequency of Offering Periods with respect to future Offerings and shall use its reasonable efforts to announce such change at least fifteen (15) calendar days prior to the scheduled Enrollment Date of the first Offering Period to be affected. The Plan shall continue until terminated in accordance with Section 23 below.

(b)     The Committee shall set the terms and conditions of the Offering with respect to each Offering Period, consistent with the terms of the Plan. The terms and conditions of each Offering shall be communicated to the Employees eligible to participate in the Offering at least fifteen (15) calendar days in advance of the Enrollment Date with respect to the Offering. With respect to any Offering, options may be granted under the Offering only to eligible Employees and only to purchase Common Stock. With respect to any Offering, if any eligible Employee of the Company is granted an option under the Offering, then all eligible Employees of the Company shall be granted options under the same Offering, and if any eligible Employee of a Designated Subsidiary is granted an option

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ANNEX B

under the Offering, then all eligible Employees of such Designated Subsidiary shall be granted options under the same Offering. Except as otherwise specifically permitted under Section 1.423-2(f) of the U.S. Treasury Regulations and the Plan, all Employees granted options under any Offering shall have the same rights and privileges, and the provisions applying to any one option under an Offering (including without limitation the provisions relating to the method of payment for the Common Stock and the determination of the applicable exercise price) shall be the same as the provisions which apply to any other option granted under the same Offering. The Committee shall have the authority to designate which Subsidiaries shall be eligible to participate in the Plan and whether such Subsidiaries shall participate in the Section 423(b) Component or the Non-423(b) Component of the Plan, provided that only U.S. Subsidiaries may participate in the Section 423(b) Component of the Plan. The Committee shall have the authority to adopt rules, procedures or sub-plans relating to the operation and administration of the Plan to accommodate the specific requirements of local laws and procedures for jurisdictions outside the United States. Without limiting the generality of the foregoing, the Committee is specifically authorized to adopt rules, procedures or sub-plans, which for purposes of the Non-423(b) Component may be outside the scope of Section 423 of the Code, regarding, but not limited to, eligibility to participate, the definition of Compensation (as defined in Section 2(f)), handling of payroll deductions, making of Contributions to the Plan (including, without limitation, in forms other than payroll deductions), establishment of bank or trust accounts to hold Contributions, payment of interest, conversion of local currency, obligations to pay payroll tax, withholding procedures and handling of stock certificates, all of which may vary with local requirements.

5.     Participation.

(a)     An Employee who is eligible to participate in the Plan pursuant to Section 3 hereof may become a Participant by completing a subscription agreement in the form provided by the Company (a “Subscription Agreement”) and filing it with the appropriate representative of the Company or the Designated Subsidiary that employs such Employee in accordance with the terms of the Subscription Agreement not later than fifteen (15) calendar days prior to any Enrollment Date, unless a later time for filing Subscription Agreements is established by the Committee for all eligible Employees with respect to a given Offering. Each Subscription Agreement shall authorize the payroll deductions to be made by the Company (if the Company is the Employee’s employer) or Designated Subsidiary (if the Designated Subsidiary is the Employee’s employer) from the Employee’s Compensation as Contributions to the Plan as provided in Section 6(a). To the extent required by local law, the Board or the Committee, in its discretion, may permit Employees to contribute to the Plan by means other than payroll deductions, provided that Contributions other than payroll deductions will be permissible only for Employees participating in the Non-423(b) Component. Each Subscription Agreement shall constitute the Employee’s election to participate in the Plan for the current and all subsequent Offering Periods until such time as (i) the Company has received Participation Termination Notice from such Employee pursuant to Section 10, (ii) a new Subscription Agreement designating a different level of participation is delivered to the Company by such Employee or (iii) the termination of such Employee’s Continuous Status as an Employee.

(b)     Payroll deductions (or, where permitted by the Board or the Committee in the case of Participants in the Non-423(b) Component, Contributions by means other than payroll deductions) with respect to each Participant shall commence on the first payday following the first Enrollment Date following the Company’s receipt of the applicable Subscription Agreement and shall end on the last payday on or prior to the termination of such Participant’s Continuous Status as an Employee, unless sooner terminated by the Participant as provided in Section 10. To the extent that the Participant elects to have a percentage of his or her Compensation deducted, payroll deductions shall automatically be increased or decreased to reflect changes in Compensation during such Offering Period, but a Participant shall not otherwise be entitled to increase or decrease his or her contribution rate during an Offering Period.

The Contributions made for each Participant shall be credited to the Participant pursuant to the Plan and shall be deposited with the general funds of the Company, unless otherwise required by applicable law of any foreign jurisdiction in which the Non-423(b) Component is administered.

(c)     Notwithstanding the foregoing or any other provision of the Plan to the contrary, no Employee shall be granted an option under the Plan to the extent that such Employee’s right to purchase stock under all employee stock purchase plans of the Company and any Subsidiary of Company, including this Plan, accrues at a rate which exceeds twenty-five thousand dollars ($25,000) of the Fair Market Value of such stock for any calendar year in which such option would be outstanding at any time. For purposes of this limit, the Fair Market Value of the stock

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ANNEX B

shall equal the closing price of the stock as determined from the New York Stock Exchange Consolidated Tape on the Offering Date on which the option is granted. To the extent necessary to comply with the preceding sentence, the Committee may reduce or stop a Participant’s Contributions at any time during an Offering Period. The Participant’s Contributions shall recommence at the rate provided in such Participant’s Subscription Agreement at the beginning of the first Offering Period which is scheduled to end in the following calendar year, unless terminated earlier as provided in Section 10 hereof.

6.     Method of Payment of Contributions.

(a)     The Participant shall elect to have payroll deductions made on each payday during the Offering Period either (1) in a whole percentage amount of between one percent (1%) and not more than ten percent (10%) of such Participant’s Compensation on each such payday or (2) in a whole dollar amount (that shall be not less than $15.00 and not more $1,000.00) of such Participant’s Compensation on each such payday. The Committee may from time to time establish such other minimum and/or maximum payroll deduction amounts before an Offering Period begins and shall use its reasonable efforts to announce such change at least fifteen (15) calendar days prior to the scheduled Enrollment Date of the first Offering Period to be affected. All payroll deductions made with respect to a Participant shall be credited to the Participant pursuant to the Plan. A Participant may not make any additional payments outside of payroll deductions for purposes of participation in the Plan, unless such Participant is participating in the Non-423(b) Component and the Committee has approved such Contributions. Participants in the Non-423(b) Component that are permitted by the Committee to make Contributions by means other than payroll deduction, shall make the Contribution on each payday during the Offering Period in accordance with the limitations set forth by the Committee in its approval, which shall be credited to such Participant pursuant to the Plan. If the aggregate Contributions made by any Participant during an Offering Period are not sufficient to acquire one share of Common Stock in accordance with the provisions of the Plan, then such Contributions shall be refunded to the Participant as provided in Section 8.

(b)     A Participant may discontinue his or her participation in an Offering as provided in Section 10. A Participant may increase or decrease the rate of his or her Contributions for future Offerings by completing and filing with the Company a new Subscription Agreement no later than fifteen (15) calendar days prior to the Enrollment Date for the Offering for which such change will become effective. Subject to the prior sentence, the change in rate shall be effective as of the first pay period ending in the first new Offering Period following the date of filing of the new Subscription Agreement.

7.     Grant of Option. On the Enrollment Date with respect to each Offering, each Participant in such Offering shall be granted an option to purchase on the Exercise Date with respect to such Offering a number of shares of Common Stock determined by dividing such Participant’s Contributions accumulated during the Offering Period prior to such Exercise Date and not withdrawn pursuant to Section 10 hereof as of the Exercise Date by the applicable option exercise price for the Offering, as determined by the Committee. Unless otherwise determined by the Committee, the applicable option exercise price for each Offering shall be eighty-five percent (85%) of the closing price of the Common Stock as determined from the New York Stock Exchange Consolidated Tape on the Offering Date or the Exercise Date for that Offering, whichever is lower, or, if there were no sales of Common Stock on one or both of such dates, on the nearest date prior to either such date on which such closing price was recorded. The Committee shall have the power to change the option exercise price with respect to any Offering and shall use its reasonable efforts to announce such change at least fifteen (15) calendar days prior to the scheduled Enrollment Date of the first Offering Period to be affected. Notwithstanding the foregoing, the applicable option exercise price with respect to any Offering shall not be less than eighty-five percent (85%) of the closing price of the Common Stock as determined from the New York Stock Exchange Consolidated Tape on the Offering Date (if different than the Exercise Date) or the Exercise Date for that Offering, whichever is lower, or, if there were no sales of Common Stock on one or both of such dates, on the nearest date prior to either such date on which such closing price was recorded.

8.     Exercise of Option.

(a)     Unless a Participant withdraws from the Plan as provided in Section 10, a Participant’s Continuous Status as an Employee is terminated prior to the Exercise Date pursuant to Section 10, or the Participant’s Contributions during the Offering Period were insufficient to purchase at least one whole share of Common Stock, each Participant’s option for the purchase of shares for a particular Offering will be exercised automatically on the Exercise Date of the Offering Period with respect to such Offering and the maximum number of whole and fractional

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ANNEX B

shares subject to the option will be purchased for the Participant at the applicable exercise price described in Section 7 with the Participant’s Contributions during such Offering Period. The shares of Common Stock purchased upon exercise of an option hereunder shall be deemed to be transferred to the Participant’s Plan Account on the Exercise Date. Any Contribution amounts not applied to the purchase of Common Stock pursuant to this Section 8 due to the Participant’s Contribution amount being insufficient to purchase at least one whole share of Common Stock, shall be refunded on or promptly after the applicable Exercise Date. Participants will have no interest (including any interest in any ordinary or special dividends) or voting right in shares of Common Stock that are subject to any option until such option has been exercised.

(b)     As promptly as reasonably practicable following each Exercise Date, the Company shall cause the shares purchased by each Participant to be credited to such Participant’s Plan Account. The Company will deliver to the Service Provider or its nominee appropriate documentation or other evidence representing all of the full and fractional shares that are to be allocated to each Participant’s Plan Account. New fractional shares shall be added to fractional shares previously allocated to the Participant’s Plan Account to form new whole shares. Upon termination of the Plan, the Service Provider shall redeliver to the Company all shares (including fractional shares) of Common Stock and any other assets that have not been allocated to Participants’ Plan Accounts. The whole shares of Common Stock in each Participant’s Plan Account shall be voted in accordance with the Participant’s signed proxy instructions duly delivered by mail or otherwise, in accordance with the rules applicable to stock listed on the New York Stock Exchange.

9.     Transfer. Upon the written request of a Participant delivered to the Service Provider to electronically transfer any number of shares held in the Plan Account by the Participant at the time of such notice, the Service Provider will either (i) cause that number of shares (including fractional shares) to be transferred electronically to the brokerage account designated by the Participant, or (ii) cause the number of whole shares that the Participant has requested to be transferred to be transferred electronically to a brokerage account designated by the Participant and pay to the Participant in cash an amount equal to the value of any fractional shares Participant has requested to be transferred.

10.     Withdrawal; Termination of Employment.

(a)     A Participant may cease participation in any Offering by withdrawing all but not less than all the Contributions credited to such Participant under the Plan, which have not been applied to the purchase of Common Stock, prior to the Exercise Date of the Offering Period, by giving written notice to the Company (a “Participation Termination Notice”) not less than twenty (20) calendar days prior to the Exercise Date of the Offering Period. Any Participation Termination Notice delivered subsequent to the twentieth calendar day prior to any Exercise Date shall not be effective during the Offering Period during which it was delivered, but will be effective as of the first day of the immediately succeeding Offering Period. Upon the effectiveness of a Participant’s Participation Termination Notice, all of the Participant’s Contributions, which have not been applied to the purchase of Common Stock will be paid to the Participant, without interest, on the last pay period of the Offering Period, provided a Participant Termination Notice was delivered not less than twenty (20) calendar days prior to the Exercise Date of the Offering Period, and his or her outstanding option will automatically terminate. An Employee who terminates his or her participation in an Offering will not be again eligible to participate until the Enrollment Date for the first Offering Period following the expiration of the Offering Period during which the Participant’s Participation Termination Notice becomes effective.

(b)     Upon termination of a Participant’s Continuous Status as an Employee prior to the Exercise Date of the then current Offering Period for any reason, including retirement or death, such Participant’s Contributions which have not been applied to the purchase of Common Stock will be returned to him or her or, in the case of his or her death, to the executor or administrator of the estate of the Participant, without interest, and his or her outstanding option and future participation in the Plan will automatically terminate.

(c)     Other than as set forth in Section 10(a), a Participant’s withdrawal from an Offering under the Plan, whether voluntary or involuntary, will not affect his or her eligibility to participate in any Offering under the Plan in the future should he or she again qualify for participation in the Offering or in any offering under a similar plan which may hereafter be adopted by the Company.

11.     Interest. No interest shall accrue on the Contributions of a Participant in the Plan, except to the extent required by the laws of any applicable jurisdiction.

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ANNEX B

12.     Dividends. Each Plan Account shall be established with the following default dividend policy. Cash dividends, if any, paid with respect to the Common Stock held in a Participant’s Plan Account will be paid in cash unless the Participant directs the Service Provider otherwise in accordance with administrative procedures established by the Service Provider. The Committee shall have the right at any time or from time to time, upon written notice to the Service Provider, to change this default policy; provided that the Service Provider is technically capable to accommodate such new default dividend policy. Dividends paid with respect to shares of Common Stock in a form other than cash shall be credited to each Participant’s Plan Account as promptly as reasonably practicable following the dividend record date, and the Company shall deliver appropriate documentation to the Service Provider representing the shares of Common Stock or other property creditable with respect to any such dividend.

13.     Stock. The maximum number of shares of Common Stock which shall be reserved for sale under the Plan shall be five hundred and fifty thousand (550,000) shares plus the number of shares reserved but unissued under the Company’s 2009 Employee Stock Purchase Plan upon its termination effective as of June 30, 2016 (subject to approval by the Company’s stockholders of this Plan). The number of shares reserved under this Plan shall be subject to adjustment upon changes in capitalization of the Company as provided in Section 19. Such shares shall be reserved from the Company’s authorized but unissued shares and/or treasury shares that are not otherwise reserved for issuance under any other plan or with respect to any convertible security. If the total number of shares which would otherwise be subject to options granted pursuant to Section 7 hereof on the Enrollment Date of an Offering Period exceeds the number of shares then available under the Plan (after deduction of all shares for which options have been exercised or are then outstanding), the Committee shall make a pro rata allocation of the shares remaining available for option grants in as uniform a manner as shall be practicable and as it shall determine to be equitable. In such event, the Company shall give written notice of such reduction of the number of shares subject to the option to each Participant affected thereby and shall reduce or cease future withholdings and Contributions under the Plan, if necessary. Only the number of shares that are issued pursuant to exercised options shall reduce the number of shares available under the Plan. Shares that become subject to options which are later terminated shall again be available under the Plan. Any or all of such shares may be sold pursuant to grants made under the Section 423(b) Component or the Non-423(b) Component.

14.     Administration.

(a)     Except as otherwise determined by the Board, the Committee shall administer the Plan. The Committee shall have the authority in its discretion, subject to and not inconsistent with the express provisions of the Plan and the determinations of the Board, to administer the Plan and to exercise all powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including, without limitation, the authority to determine, from time to time, eligible Employees; to interpret and construe the Plan and the provisions of the Subscription Agreements; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of the Offerings and Subscription Agreements and to cancel or suspend the participation of any Employee or group of Employees, and to make all other determinations deemed necessary or advisable for the administration of the Plan. To the extent permitted by applicable law, the Committee in its discretion may delegate any or all of its powers under the Plan to one or more officers or employees of the Company.

(b)     Except to the extent otherwise determined by the Board, all decisions, determinations and interpretations of the Committee shall be final and binding on all persons, including, without limitation, the Company, the Participants (or any person claiming any rights under the Plan from or through any Participant) and any stockholder.

(c) No member of the Board or of the Committee shall be liable for any action or determination made in good faith, and the members of the Board or of the Committee shall be entitled to indemnification and reimbursement in the manner provided in the Company’s Certificate of Incorporation, or any applicable agreement, as each may be amended from time to time.

15.     Designation of Beneficiary.

(a)     A Participant may elect the designation of a beneficiary who is to receive any shares of Common Stock and cash, if any, from the Participant’s Plan Account in the event of such Participant’s death with the Service Provider. Participants in the Non-423(b) Component shall not be permitted to designate a beneficiary,

HEXCEL CORPORATION | 2021 Proxy Statement	B-7

ANNEX B

and shares of Common Stock and cash, if any, in the Participant’s Plan Account shall be distributed to the Participant’s estate.

(b)     In the event of the death of a Participant and in the absence of a beneficiary validly designated for the Plan Account, the Service Provider shall deliver such shares of Common Stock and/or cash to the executor or administrator of the estate of the Participant.

16.     Transferability. Neither a Participant’s Contributions nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 15 hereof) by the Participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with Section 10. No Contribution made under this Plan or amount representing a Participant’s Plan Account balance shall be subject to execution, attachment or process. A Participant’s option to purchase shares of Common Stock under the Plan may be exercised during the Participant’s lifetime only by the Participant.

17.     Use of Funds. The Participants’ rights with respect to such Participant’s Contributions under the Plan shall be those of general creditors of the Company or of the applicable Designated Subsidiary. All Contributions received or held by the Company or a Designated Subsidiary under the Plan may be used for any corporate purpose, and the Company or Designated Subsidiary, as applicable, shall not be obligated to segregate such Contributions.

18.     Reports and Fees of Plan Accounts. Plan Accounts will be maintained for each Participant. Statements of account will be given to Participants promptly following each Exercise Date, which statements will set forth the total amount of such Participant’s Contributions during the most recently completed Offering Period, the per share purchase price and the number of shares purchased on the most recent Exercise Date, and the total number of shares and fractional shares represented by such Participant’s Plan Account. The Company shall pay the annual and any extraordinary maintenance fees for each Plan Account. The Participant will be responsible for paying all transaction fees not paid by the Company pursuant to the preceding sentence.

19.     Adjustments Upon Changes in Capitalization.

(a)     The number of shares of Common Stock covered by each unexercised option under the Plan and the number of shares of Common Stock which have been authorized for issuance under the Plan but which have not yet been issued and are not subject of an unexercised option (collectively, the “Reserves”), as well as the price per share of Common Stock covered by each option under the Plan for which the exercise price has been determined but which has not yet been exercised, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration”. Such adjustments shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option.

(b)     In the event of the proposed dissolution or liquidation of the Company, the then current Offering Period will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Committee. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each option under the Plan shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Committee determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, to shorten the Offering Period then in progress by setting a new Exercise Date (the “New Exercise Date”). If the Committee shortens the Offering Period then in progress in lieu of assumption or substitution in the event of a merger or sale of assets, the Committee shall use its reasonable efforts to notify each Participant in writing, at least ten (10) days prior to the New Exercise Date, that the Exercise Date for his or her option has been changed to the New Exercise Date and that his or her option will be exercised automatically on the New Exercise Date, unless prior to such date he or she has withdrawn from the Offering Period as provided in Section 10. For

B-8	HEXCEL CORPORATION | 2021 Proxy Statement

ANNEX B

purposes of this Section 19, an option granted under the Plan shall be deemed to be assumed if, following the sale of assets or merger, the option confers the right to purchase, for each share of Common Stock subject to the option immediately prior to the sale of assets or merger, the consideration (whether stock, cash or other securities or property) received in the sale of assets or merger by holders of Common Stock for each share of Common Stock held on the effective date of the transaction (and if such holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock).

20.     Amendment or Termination.

(a)     The Committee may at any time terminate the Plan or from time to time make such modifications or amendments of the Plan as it may deem advisable; provided, however, that no amendments to the Plan which require stockholder approval under applicable law, rule, regulation or stock exchange listing requirement shall become effective unless the same shall be approved by the requisite vote of the Company’s stockholders.

The Committee or the Board may make any modification or amendment to the Plan that it deems necessary or advisable in order to implement the Plan in a manner consistent with any law or regulation applicable to the Company or any Designated Subsidiary. The Committee shall inform all Participants and Employees eligible to participate in the Plan, who would be affected thereby, of any such modification or amendment. Except as provided in Section 19, no such termination may affect options previously granted, nor may an amendment make any change in any option theretofore granted which adversely affects the rights of any Participant, except as necessary to comply with any laws or governmental regulations or to ensure that the Section 423(b) Component and/or rights granted under the Section 423(b) Component comply with the requirements of Section 423 of the Code.

(b)     Without stockholder consent and without regard to whether any Participant rights may be considered to have been adversely affected, the Committee shall be entitled to change the Offering Periods, limit the frequency and/or number of changes in the amounts withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of shares of Common Stock for each Participant properly correspond with amounts withheld from the Participant’s Compensation, and establish such other limitations or procedures as the Committee determines in its sole discretion advisable and consistent with the Plan.

21.     Notices. All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

22.     Conditions Upon Issuance of Shares.

(a)     Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended (the “Securities Act”), the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

(b)     If the issuance of any shares of Common Stock pursuant to the Plan is not so registered under the Securities Act, certificates for such shares shall bear a legend reciting the fact that such shares may only be transferred pursuant to an effective registration statement under the Securities Act or an opinion of counsel to the Company that such registration is not required. The Company may also issue “stop transfer” instructions with respect to such shares while they are subject to such restrictions.

(c)     The Company shall use its reasonable efforts to have the shares issued under the Plan listed on each securities exchange on which the Common Stock is then listed as promptly as possible. The Company shall not be obligated to issue or sell any shares under the Plan until they have been listed on each securities exchange on which the Common Stock is then listed.

HEXCEL CORPORATION | 2021 Proxy Statement	B-9

ANNEX B

(d)     The Company will promptly file with the Securities and Exchange Commission a registration statement on Form S-8 covering the issuance of the shares of Common Stock pursuant to this Plan, cause such registration statement to become effective, and keep such registration statement effective for the period that this Plan is in effect.

23.     Term of Plan. The Plan became effective upon its approval by the stockholders of the Company on May 5, 2016 and shall continue in effect until the earliest to occur of (i) purchase of all shares of Common Stock subject to the Plan, (ii) May 5, 2026, and (iii) the date the Plan is terminated pursuant to Section 20.

24.     No Employment Rights. Nothing in the Plan (or in any Subscription Agreement or other document related to this Plan) will confer upon any Employee or Participant any right to continue in the employ or other service of the Company or any Subsidiary, constitute any contract or agreement of employment or other service or effect an Employee’s status as an Employee at will, nor shall interfere in any way with the right of the Company or any Subsidiary to change such person’s compensation or other benefits or to terminate his or her employment or other service, with or without cause. Nothing contained in this Section 24, however, is intended to adversely affect any express independent right of any such person under a separate employment or service contract other than a Subscription Agreement.

25.     No Right to Assets of the Company. No Participant or other person will have any right, title or interest in any fund or in any specific asset (including shares of Common Stock) of the Company or any Subsidiary by reason of any option granted hereunder. Neither the provisions of the Plan (or of any Subscription Agreement or other document related to the Plan), nor the creation or adoption of the Plan, nor any action taken pursuant to the provisions of the Plan will create, or be construed to create, a trust of any kind or a fiduciary relationship between the Company or any Subsidiary and any Participant, beneficiary or other person. To the extent that a Participant, beneficiary or other person acquires a right to receive payment pursuant to the Plan, such right will be no greater than the right of any unsecured general creditor of the Company.

26.     Governing Law. To the extent that federal laws do not otherwise control, the Plan shall be construed in accordance with and governed by the laws of the State of Delaware.

27.     Savings Clause. This Plan is intended to comply in all aspects with applicable laws and regulations. In case any one or more of the provisions of this Plan shall be held invalid, illegal or unenforceable in any respect under applicable law and regulation, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and any invalid, illegal or unenforceable provision shall be deemed null and void; however, to the extent permissible by law, any provision which could be deemed null and void shall first be construed, interpreted or revised retroactively to permit this Plan to be construed in compliance with all applicable laws so as to foster the intent of this Plan.

28.     Taxes. Regardless of any action the Company and/or the Participant’s employer (the “Employer”) take with respect to any or all income tax (including U.S. federal, state and local tax and/or non-U.S. tax), social insurance, payroll tax, payment on account or other tax-related items related to the Participant’s participation in the Plan and legally applicable to the Participant (“Tax-Related Items”), the ultimate liability for all Tax-Related Items is and remains the Participant’s responsibility. The Company makes no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Plan, including the grant of rights to purchase Common Stock of the Company, the subsequent sale of any shares of Common Stock acquired at exercise and the receipt of any dividends. If required by applicable law, the Company reserves the right to withhold all applicable Tax-Related Items from any wages or other cash compensation paid to the Participant by the Company and/or the Employer. Alternatively, or in addition to the foregoing, the Company, at its discretion, may satisfy the obligations with regard to all Tax-Related Items by one or a combination of the following: (i) withholding otherwise deliverable shares of Common Stock; or (ii) withholding from the proceeds of the sale of shares of Common Stock acquired at purchase either through a voluntary sale or through a mandatory sale arranged by the Company (on the Participant’s behalf and at the Participant’s direction pursuant to this authorization). The Company may refuse to issue or deliver the shares or the proceeds of the sale of shares of Common Stock if the Participant fails to comply with his or her obligations in connection with the Tax-Related Items.

B-10	HEXCEL CORPORATION | 2021 Proxy Statement

ANNEX B

29.     Section 409A of the Code. The Section 423(b) Component is exempt from the application of Section 409A of the Code. The Non-423(b) Component is intended to be exempt from Section 409A of the Code under the short-term deferral exception and any ambiguities shall be construed and interpreted in accordance with such intent. In the case of a Participant who would otherwise be subject to Section 409A of the Code, to the extent an option to purchase shares of Common Stock or the payment, settlement or deferral thereof is subject to Section 409A of the Code, the option to purchase shares of Common Stock shall be granted, paid, exercised, settled or deferred in a manner that will comply with Section 409A of the Code, including the final regulations and other guidance issued with respect thereto. Notwithstanding the foregoing, the Company shall have no liability to a Participant or any other party if the option to purchase shares under the Plan that is intended to be exempt from or compliant with Section 409A of the Code is not so exempt or compliant or for any action taken by the Board or the Committee with respect thereto.

HEXCEL CORPORATION | 2021 Proxy Statement	B-11

HEXCEL CORPORATION
ATTN: KURT GODDARD
2 STAMFORD PLAZA
281 TRESSER BLVD., 16TH FLOOR
STAMFORD, CT 06901-3261

VOTE BY INTERNET
Before The Meeting - Go to www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Daylight Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/HXL2021

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Daylight Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D40711-Z79323                       KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

HEXCEL CORPORATION

The Board of Directors recommends you vote FOR each of the following nominees:

1.	Election of Directors

	Nominees:		For	Against	Abstain

	1a.	Nick L. Stanage	☐	☐	☐

	1b.	Jeffrey C. Campbell	☐	☐	☐

	1c.	Cynthia M. Egnotovich	☐	☐	☐

	1d.	Thomas A. Gendron	☐	☐	☐

	1e.	Dr. Jeffrey A. Graves	☐	☐	☐

	1f.	Guy C. Hachey	☐	☐	☐

	1g.	Dr. Marilyn L. Minus	☐	☐	☐

	1h.	Catherine A. Suever	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.		For	Against	Abstain

2.	Advisory non-binding vote to approve 2020 executive compensation.	☐	☐	☐

3.	Ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm for 2021.	☐	☐	☐

4.	Approval of the amendment and restatement of the 2016 Employee Stock Purchase Plan.	☐	☐	☐

NOTE: To transact such other business as may properly come before the Annual Meeting and any adjournments or postponements.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

D40712-Z79323

HEXCEL CORPORATION
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
Annual Meeting of Stockholders
May 10, 2021

The undersigned stockholder of Hexcel Corporation (Hexcel) hereby appoints Nick L. Stanage, Patrick J. Winterlich and Gail E. Lehman, and each of them, the lawful attorneys and proxies of the undersigned, each with powers of substitution, to vote all shares of common stock of Hexcel held of record by the undersigned on March 15, 2021 at the Annual Meeting of Stockholders to be held via live webcast at www.virtualshareholdermeeting.com/HXL2021, on May 10, 2021 at 10:30 a.m., Eastern Daylight Time, and at any and all adjournments or postponements thereof, with all the powers the undersigned would possess if personally present and voting upon the following matters.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR PROPOSALS 2, 3 AND 4.

IMPORTANT NOTICE TO PARTICIPANTS IN THE HEXCEL CORPORATION EMPLOYEE STOCK PURCHASE PLAN AND THE 401(K) RETIREMENT SAVINGS PLAN

If you hold shares through the Hexcel Corporation Employee Stock Purchase Plan or the 401(k) Retirement Savings Plan, this proxy covers all the shares for which you have the right to give voting instructions to the custodian or trustee of the applicable plan. The vote you submit via the Internet, telephone or proxy card will serve as your voting instructions to the custodian or trustee, as applicable. To allow sufficient time for voting by your custodian or trustee, your voting instructions must be received by 10:30 a.m., Eastern Daylight Time, on May 5, 2021.

All shares of common stock for which the trustee of the 401(k) Retirement Savings Plan has not received timely instructions will be voted by the trustee in the same proportion as the shares of common stock for which the trustee received timely instructions, unless inconsistent with applicable law. All shares of common stock for which the custodian of the Employee Stock Purchase Plan has not received timely instructions will be considered not present for quorum purposes, and those shares will not be voted by the custodian.

Continued and to be signed on reverse side